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                                                                   EXHIBIT 4(iv)
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                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

 (amending the Amended and Restated Credit Agreement dated as of August 3, 2000)

                                  by and among

                         AMERICAN GREETINGS CORPORATION,
                            as US Facility Borrower,

                  CARLTON CARDS (FRANCE) S.N.C., CARLTON CARDS
       LIMITED, UK GREETINGS LIMITED, and UKG SPECIALTY PRODUCTS LIMITED,
                            as UK Facility Borrowers,

                             CARLTON CARDS LIMITED,
                         as Canadian Facility Borrower,

                        JOHN SANDS (AUSTRALIA) LTD., JOHN
                        SANDS (N.Z.) LTD. and JOHN SANDS
                                 HOLDING CORP.,
                        as Australian Facility Borrowers,

                             BANK OF AMERICA, N.A.,
                         as Global Agent and as Lender,

                       BANC OF AMERICA SECURITIES LIMITED
                 (f/k/a BANK OF AMERICA INTERNATIONAL LIMITED),
                              as UK Facility Agent,

                               NATIONAL CITY BANK,
        as Global Co-Syndication Agent, US Facility Agent and as Lender,

                               BANK ONE, MICHIGAN,
                  as Global Co-Syndication Agent and as Lender,

                         BANK ONE, NA, AUSTRALIA BRANCH,
                   as Australian Facility Agent and as Lender,

                                BANK ONE CANADA,
                    as Canadian Facility Agent and as Lender,

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME

                                 April 30, 2001

                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager

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                       TABLE OF CONTENTS

                                                                         Page

                                    ARTICLE I
                              Definitions and Terms

 1.01       Definitions.....................................................3
 1.02       Rules of Interpretation........................................46
 1.03       Amendment and Restatement......................................47

                                   ARTICLE II
                                 The US Facility

 2.01       Advances.......................................................49
 2.02       Payment of Interest............................................52
 2.03       Payment of Principal...........................................52
 2.04       Manner of Payment..............................................52
 2.05       Evidence of Indebtedness.......................................53
 2.06       Pro Rata Payments..............................................53
 2.07       Reductions.....................................................54
 2.08       Conversions and Elections of Subsequent Interest Periods.......54
 2.09       Facility Fee...................................................55
 2.10       Deficiency Advances; Failure to Purchase Participations........55
 2.11       Use of Proceeds................................................56
 2.12       US Facility Extension..........................................56
 2.13       US Term Loan Option............................................56
 2.14       Participations.................................................57

                                   ARTICLE IIA
                          US Facility Letters of Credit

 2A.01      Letters of Credit..............................................58
 2A.02      Reimbursement and Participations...............................59
 2A.03      Governmental Action............................................63
 2A.04      Letter of Credit Facility Fees.................................63
 2A.05      Letter of Credit Fronting and Administrative Fees..............63

                                   ARTICLE III
                                 The UK Facility

 3.01       Advances.......................................................64
 3.02       Payment of Interest............................................68
 3.03       Payment of Principal...........................................68
 3.04       Manner of Payment..............................................69
 3.05       Evidence of Indebtedness.......................................70
 3.06       Pro Rata Payments..............................................70
 3.07       Reductions.....................................................70
 3.08       Conversions and Elections of Subsequent Interest Periods.......71
 3.09       Facility Fee...................................................71
 3.10       Deficiency Advances............................................71



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 3.11       Use of Proceeds................................................72
 3.12       One Loan.......................................................72
 3.13       Participations.................................................73

                                  ARTICLE IIIA
                                 Bank Guarantees

 3A.01      Bank Guarantees................................................74
 3A.02      Reimbursement and Participations...............................74
 3A.03      Governmental Action............................................77
 3A.04      Bank Guarantee Facility Fees...................................78
 3A.05      Bank Guarantee Fronting and Administrative Fees................78

                                   ARTICLE IV
                              The Canadian Facility

 4.01       Advances.......................................................79
 4.02       Payment of Interest............................................81
 4.03       Payment of Principal...........................................83
 4.04       Manner of Payment..............................................83
 4.05       Evidence of Indebtedness.......................................84
 4.06       Pro Rata Payments..............................................84
 4.07       Reductions.....................................................84
 4.08       Conversions and Elections of Subsequent Interest Periods.......85
 4.09       Facility Fee...................................................85
 4.10       Deficiency Advances............................................86
 4.11       Use of Proceeds................................................86
 4.12       Canadian Facility Extension....................................86
 4.13       Canadian Term Loan Option......................................87
 4.14       Participations.................................................88
 4.15       Maximum Rate of Return.........................................88

                                    ARTICLE V
                             The Australian Facility

 5.01       Advances.......................................................90
 5.02       Payment of Interest............................................93
 5.03       Payment of Principal...........................................93
 5.04       Manner of Payment..............................................93
 5.05       Evidence of Indebtedness.......................................94
 5.06       Pro Rata Payments..............................................95
 5.07       Reductions.....................................................95
 5.08       Conversions and Elections of Subsequent Interest Periods.......95
 5.09       Facility Fee...................................................96
 5.10       Deficiency Advances............................................96
 5.11       Use of Proceeds................................................97
 5.12       One Loan.......................................................97
 5.13       Swing Line.....................................................98
 5.14       Participations................................................100


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                                   ARTICLE VI
                            Changes in Circumstances

 6.01       Increased Cost and Reduced Return.............................101
 6.02       Limitation on Types of Loans..................................103
 6.03       Illegality....................................................103
 6.04       Treatment of Affected Loans...................................103
 6.05       Compensation..................................................104
 6.06       Taxes.........................................................104
 6.07       Replacement Lender............................................107
 6.08       Funding.......................................................108
 6.09       Economic and Monetary Union in the European Community.........108

                                   ARTICLE VII
                   Conditions to Closing and to Making Loans,

 7.01       Conditions of Closing.........................................110
 7.02       Conditions of Loans, Letters of Credit and Bank Guarantees....112

                                  ARTICLE VIII
                         Representations and Warranties

 8.01       Representations and Warranties as to Borrowers and
               Subsidiaries...............................................115
 8.02       Representations and Warranties of the Company.................116

                                   ARTICLE IX
                              Affirmative Covenants

 9.01       Financial Reports, Etc........................................121
 9.02       Debt Ratings..................................................122
 9.03       Maintain Properties...........................................122
 9.04       Existence, Qualification, Etc.................................122
 9.05       Regulations and Taxes.........................................122
 9.06       Insurance.....................................................122
 9.07       True Books....................................................123
 9.08       Right of Inspection...........................................123
 9.09       Observe all Laws..............................................123
 9.10       Covenants Extending to Subsidiaries...........................123
 9.11       Officer's Knowledge of Default................................123
 9.12       Suits or Other Proceedings....................................123
 9.13       Environmental Compliance......................................123
 9.14       Further Assurances............................................124
 9.15       Continued Operations..........................................124
 9.16       Use of Proceeds...............................................124
 9.17       Mandatory Prepayments and Commitment Reductions...............124
 9.18       Opinions of Foreign Counsel...................................125

                                    ARTICLE X
                               Negative Covenants

 10.01      Consolidated Funded Indebtedness to Consolidated
               Total Capitalization.......................................126
 10.02      Consolidated EBIT to Consolidated Interest Expense............126


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 10.03      Liens.........................................................126
 10.04      Transfer of Assets............................................127
 10.05      Merger or Consolidation.......................................128
 10.06      Transactions with Affiliates..................................128
 10.07      ERISA.........................................................128
 10.08      Acquisitions..................................................129
 10.09      Negative Pledge...............................................129
 10.10      Dissolution, Etc..............................................130
 10.11      Restrictive Agreements........................................130
 10.12      Subsidiary Indebtedness.......................................130
 10.13      Permitted Asset Securitizations...............................130

                                   ARTICLE XI
                       Events of Default and Acceleration

 11.01      Events of Default.............................................131
 11.02      Global Agent to Act...........................................134
 11.03      Cumulative Rights.............................................134
 11.04      No Waiver.....................................................134
 11.05      Allocation of Proceeds........................................134
 11.06      Judgment Currency.............................................135
 11.07      Funding and Payment of Participations; Conversion to
               US Dollars.................................................135

                                  ARTICLE XII
                                   The Agents

 12.01      Appointment, Powers, and Immunities...........................138
 12.02      Reliance by Agents............................................139
 12.03      Defaults......................................................139
 12.04      Rights as Lender..............................................140
 12.05      Indemnification...............................................141
 12.06      Non-Reliance on Agents and Other Lenders......................141
 12.07      Resignation of  an Agent......................................141
 12.08      Fees..........................................................142

                                  ARTICLE XIII
                                  Miscellaneous

 13.01      Assignments and Participations................................143
 13.02      Notices.......................................................145
 13.03      Right of Set-off; Adjustments.................................147
 13.04      Survival......................................................148
 13.05      Expenses......................................................148
 13.06      Amendments and Waivers........................................148
 13.07      Counterparts..................................................149
 13.08      Termination...................................................149
 13.09      Usury Savings Clause..........................................150
 13.10      Indemnification; Limitation of Liability......................151
 13.11      Agreement Controls............................................152
 13.12      Severability..................................................152
 13.13      Entire Agreement..............................................152


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 13.14      Governing Law; Waiver of Jury Trial...........................152
 13.15      Special Funding Option........................................153

 EXHIBIT A  Lenders' Commitments and Applicable Commitment
                Percentages...............................................A-1
 EXHIBIT B  Form of Assignment and Acceptance.............................B-1
 EXHIBIT C  Notice of Appointment (or Revocation) of Authorized
                Representative............................................C-1
 EXHIBIT D-1  Borrowing Notice (U.S. Facility Loans)....................D-1-1
 EXHIBIT D-2  Borrowing Notice (UK Facility Loans)......................D-2-1
 EXHIBIT D-3  Borrowing Notice (Canadian Facility Loans)................D-3-1
 EXHIBIT D-4  Borrowing Notice (Australian Facility Loans other
                than....................................................D-4-1
 EXHIBIT D-5  Form of Borrowing Notice - Australian Facility
                Swing Line Loans........................................D-5-1
 EXHIBIT E    Form of Guaranty Agreement..................................E-1
 EXHIBIT F    Form of LC Account Agreement................................F-1
 EXHIBIT G-1  Form of Opinion of US Counsel for Borrowers and
                Guarantor...............................................G-1-1
 EXHIBIT G-2  Form of Opinion of New York Counsel for Borrowers and
                Guarantor...............................................G-2-1
 EXHIBIT H    Form of Compliance Certificate..............................H-1
 EXHIBIT I    Form of Bank Guarantee Cash Account Agreement...............I-1

 SCHEDULE 1.01(a)  Authorized Representatives.............................S-1
 SCHEDULE 1.01(b)  Existing Letters of Credit.............................S-2
 SCHEDULE 1.01 (c)  Existing Bank Guarantees..............................S-7
 SCHEDULE 8.02(a)  Subsidiaries and Stockholders..........................S-9
 SCHEDULE 8.02(f)  Litigation............................................S-10
 SCHEDULE 10.03  Existing Liens..........................................S-11
 SCHEDULE 10.06  Transactions with Affiliates............................S-14



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                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 30, 2001 (the "Agreement"), is effective as an amendment to the Amended and Restated Credit Agreement dated as of August 3, 2000 by and among the Borrowers, the Agents and the Lenders, as amended by First Amendment to Amended and Restated Credit Agreement dated as of March 23, 2001 (the "Existing Credit Agreement") upon execution by the Borrowers and Required Lenders, and is made and effective by and among:

         AMERICAN GREETINGS CORPORATION, a corporation duly organized and existing under the laws of the State of Ohio (the "Company" and the "US Facility Borrower"); and

         CARLTON CARDS (FRANCE) S.N.C., a societe en nom collectif organized under the laws of France, registered with the Registry of Commerce and of Companies of La Courneuve under Number RCS B 387 702 954 ("Carlton France"); and CARLTON CARDS LIMITED (Registered No. 61412), UK GREETINGS LIMITED (Registered No. 3480710) and UKG SPECIALTY PRODUCTS LIMITED (Registered No. 3220599), each a corporation duly organized and existing under the laws of England and Wales (collectively, the "UK Subsidiaries" and, together with Carlton France, the "UK Facility Borrowers"); and

         CARLTON CARDS LIMITED, a corporation duly organized and existing under the laws of Ontario, Canada (the "Canadian Facility Borrower"); and

         JOHN SANDS (AUSTRALIA) LTD., JOHN SANDS HOLDING CORP. and JOHN SANDS (N.Z.) LTD., each a corporation duly organized and existing under the laws of Delaware and doing business in Australia (collectively, the "Australian Facility Borrowers"; the US Facility Borrower, the UK Facility Borrowers, the Canadian Facility Borrower and the Australian Facility Borrowers are sometimes referred to collectively as the "Borrowers" or individually as a "Borrower"); and

         BANK OF AMERICA, N.A., NATIONAL CITY BANK, BANK ONE, MICHIGAN, KEYBANK NATIONAL ASSOCIATION, ROYAL BANK OF CANADA, MELLON BANK, N.A., BARCLAYS BANK PLC and PNC BANK N.A., the lenders under the US Facility, and each other lender which may hereafter execute and deliver an instrument of assignment with respect to the US Facility under this Agreement pursuant to SECTION 13.01 (hereinafter such lenders may be referred to individually as a "US Facility Lender" or collectively as the "US Facility Lenders"); and

         BANK OF AMERICA CANADA, BANK ONE CANADA, ROYAL BANK OF CANADA and MELLON BANK, N.A., CANADA BRANCH, the lenders under the Canadian Facility, and each other lender which may hereafter execute and deliver an instrument of assignment with respect to the Canadian Facility under this Agreement pursuant to SECTION 13.01 (hereinafter such lenders may be referred to individually as a "Canadian Facility Lender" or collectively as the "Canadian Facility Lenders"); and

         BANK OF AMERICA, N.A., NATIONAL CITY BANK, PNC BANK, N.A., BARCLAYS BANK PLC and KEYBANK NATIONAL ASSOCIATION, the lenders under the UK Facility, and each other lender which may hereafter execute and deliver an instrument of assignment with respect to the UK Facility under this Agreement pursuant to
SECTION 13.01 (hereinafter such lenders may be referred to individually as a "UK Facility Lender" or collectively as the "UK Facility Lenders"); and

         BA AUSTRALIA LIMITED, BANK ONE, NA, AUSTRALIA BRANCH, and ROYAL BANK OF CANADA, the Lenders under the Australian Facility, and each other lender which may hereafter execute and deliver an instrument of assignment with respect to the Australian Facility under this Agreement pursuant to SECTION 13.01 (hereinafter such lenders may be referred to individually as an "Australian Facility Lender" or collectively as the "Australian Facility Lenders"; the US Facility Lenders, the Canadian Facility Lenders, the UK Facility Lenders and the Australian Facility Lenders are sometimes referred to collectively as the "Lenders" or individually as a "Lender"); and

         BANK ONE, MICHIGAN, in its capacity as global co-syndication agent for each of the Lenders; and

         NATIONAL CITY BANK, in its capacity as agent for the US Facility Lenders (the "US Facility Agent") and in its capacity as global co-syndication agent for each of the Lenders (together with Bank One, Michigan, the "Global Co-Syndication Agents"); and

         BANC OF AMERICA SECURITIES LIMITED (f/k/a BANK OF AMERICA INTERNATIONAL LIMITED), a limited liability company authorized in England as a credit institution under the Banking Act 1987 ("BASL"), in its capacity as agent for the UK Facility Lenders (the "UK Facility Agent"); and

         BANK ONE CANADA, in its capacity as agent for the Canadian Facility Lenders (the "Canadian Facility Agent"); and

         BANK ONE, NA, AUSTRALIA BRANCH, in its capacity as agent for the Australian Facility Lenders (the "Australian Facility Agent"); the US Facility Agent, the UK Facility Agent, the Canadian Facility Agent and the Australian Facility Agent are sometimes referred to collectively as the "Facility Agents" or individually as a "Facility Agent"); and

         BANK OF AMERICA, N.A., in its capacity as global administrative agent for each of the Lenders (the "Global Agent" and together with the Facility Agents and the Global Co-Syndication Agents, the "Agents").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Borrowers, the Agents and certain of the Lenders have entered into that certain Credit Agreement dated as of August 7, 1998, as amended by Amendment No. 1 to Credit Agreement dated as of August 5, 1999 (as so amended, the "Original Credit Agreement"),






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pursuant to which such Lenders have made available to the Borrowers revolving credit and term loan facilities, as evidenced under the US Facility (as hereinafter defined) by the promissory notes delivered in connection with the Original Credit Agreement (the "Original Notes"); and

         WHEREAS, (a) Bank of America, N.A. resigned as Australian Facility Agent under the Original Credit Agreement and was replaced by Bank One, NA, Australia Branch, (b) Bank of America Canada resigned as Canadian Facility Agent under the Original Credit Agreement and was replaced by Bank One Canada, and (c) the Original Credit Agreement was amended and restated by the Existing Credit Agreement; and

         WHEREAS, Camden Graphics Limited was merged into Hanson White Group Limited and Hanson White Group Limited changed its name to UKG Specialty Products Limited; and

         WHEREAS, the Borrowers have requested that the Lenders amend the Existing Credit Agreement; and

         WHEREAS, subject to the terms and conditions herein stated, the Agents and the Required Lenders are willing to amend the Existing Credit Agreement and the Agents and the Lenders are willing to continue to make certain credit facilities available to the Borrowers upon the terms and conditions set forth herein; and

         WHEREAS, the parties hereto agree that this Agreement is effective as a restatement of the Existing Credit Agreement concurrent with the effectiveness of the amendments thereto contained herein in order to facilitate the parties' understanding of the amendments contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, and intending to be legally bound, the parties hereto do hereby agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

                                    ARTICLE I

                              DEFINITIONS AND TERMS

         1.01 DEFINITIONS. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

         "ADVANCE" means a US Facility Advance, a UK Facility Advance, a Canadian Facility Advance or an Australian Facility Advance, as the case may be.

         "AFFECTED LOANS" shall have the meaning therefor set forth in SECTION 6.04.

         "AFFECTED TYPE" shall have the meaning therefor-set forth in SECTION 6.04.



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         "AFFILIATE" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding Voting Stock of the Company; or (iii) 10% or more of any class of the outstanding Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity or other ownership interest) of which is beneficially owned or held by the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Stock, by contract or otherwise.

         "AGGREGATE COMMITMENT" means, with respect to any Lender, its US Facility Commitment and, as applicable, the US Dollar Equivalent Amount of the sum of its UK Facility Commitment, its Canadian Facility Commitment and its Australian Facility Commitment.

         "AGGREGATE CREDIT EXPOSURE" shall have the meaning therefor set forth in the definition of "Credit Exposure."

         "AGGREGATE FACILITY CREDIT EXPOSURE" shall have the meaning therefor set forth in the definition of "Facility Credit Exposure."

         "APPLICABLE BANK GUARANTEE ISSUER" means, with respect to any Bank Guarantee, the Bank Guarantee Issuer which issued such Bank Guarantee and any successors thereto.

         "APPLICABLE BASE RATE" means (i) with respect to all matters involving the US Facility, including without limitation Reimbursement Obligations, the US Facility Base Rate, (ii) with respect to all matters involving the UK Facility, including without limitation Reimbursement Obligations, the UK Facility Base Rate, (iii) with respect to all matters involving the Canadian Facility, the Canadian Facility Base Rate, and (iv) with respect to all matters involving the Australian Facility, including without limitation the Australian Facility Swing Line Loans, the Australian Facility Base Rate or the Australian Facility Prime Rate, as the case may be.

         "APPLICABLE BASE RATE LOAN" means a Loan bearing interest at an Applicable Base Rate.

         "APPLICABLE BORROWERS" means (i) with respect to all matters involving the US Facility, the US Facility Borrower, (ii) with respect to all matters involving the UK Facility, the UK Facility Borrowers, (iii) with respect to all matters involving the Canadian Facility, the Canadian Facility Borrower, and
(iv) with respect to all matters involving the Australian Facility, the Australian Facility Borrowers.

         "APPLICABLE COMMITMENT PERCENTAGE" means, for each Lender, with respect to the Obligations hereunder arising in connection with each separate Facility and the Total Facilities, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Aggregate Commitment and the denominator of which shall be the Total Commitment, each as of the date of determination, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in EXHIBIT A attached hereto and incorporated herein by reference; provided that the Applicable Commitment Percentages of each Lender shall be





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

increased or decreased to reflect any assignments to or by such Lender effected in accordance with SECTION 13.01 hereof.

         "APPLICABLE CURRENCY" means (i) with respect to the US Facility, US Dollars, or, if the context requires, the applicable Letter of Credit Currency,
(ii) with respect to the UK Facility (including the Bank Guarantee Facility), British Pounds Sterling or, if the context requires either French Francs or euro, (iii) with respect to the Canadian Facility, Canadian Dollars and (iv) with respect to the Australian Facility, Australian Dollars or, if the context requires, New Zealand Dollars.

         "APPLICABLE FACILITY AGENT" means (i) with respect to all matters involving the US Facility, the US Facility Agent, (ii) with respect to all matters involving the UK Facility, the UK Facility Agent, (iii) with respect to all matters involving the Canadian Facility, the Canadian Facility Agent and
(iv) with respect to all matters involving the Australian Facility, the Australian Facility Agent.

         "APPLICABLE FACILITY COMMITMENT" means, with respect to any Lender and any Facility, the obligation of such Lender to incur Facility Credit Exposure as an Applicable Lender or Participant in such Facility, as applicable, up to an aggregate principal amount at any time outstanding equal to the product of such Lender's Applicable Commitment Percentage multiplied by the Applicable Total Facility Commitment, as the same may be increased or decreased from time to time pursuant to this Agreement.

         "APPLICABLE FACILITY LENDERS" means (i) with respect to all matters involving the US Facility, the US Facility Lenders, (ii) with respect to all matters involving the UK Facility, the UK Facility Lenders, (iii) with respect to all matters involving the Canadian Facility, the Canadian Facility Lenders and (iv) with respect to all matters involving the Australian Facility, the Australian Facility Lenders.

         "APPLICABLE FRONTING COMMITMENT" means, for any Lender, (i) with respect to the US Facility, such Lender's US Facility Fronting Commitment, if any, (ii) with respect to the UK Facility, such Lender's UK Facility Fronting Commitment, if any, (iii) with respect to the Canadian Facility, such Lender's Canadian Facility Fronting Commitment, if any, and (iv) with respect to the Australian Facility, such Lender's Australian Facility Fronting Commitment, if any.

         "APPLICABLE FRONTING PERCENTAGE" means (i) for each US Facility Lender, with respect to the Obligations hereunder arising in connection with the US Facility, a fraction (expressed as a percentage), the numerator of which shall be the amount of its US Facility Fronting Commitment and the denominator of which shall be the Total US Facility Commitment, each as of the date of determination, which Applicable Fronting Percentage for each US Facility Lender as of the Closing Date is as set forth in EXHIBIT A attached hereto and incorporated herein by this reference; (ii) for each UK Facility Lender, with respect to the Obligations hereunder arising in connection with the UK Facility, a fraction (expressed as a percentage), the numerator of which shall be the amount of its UK Facility Fronting Commitment and the denominator of which shall be the Total UK Facility Commitment, each as of the date of determination, which Applicable



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

Fronting Percentage for each UK Facility Lender as of the Closing Date is as set forth in EXHIBIT A attached hereto and incorporated herein by this reference;
(iii) for each Canadian Facility Lender, with respect to the Obligations hereunder arising in connection with the Canadian Facility, a fraction (expressed as a percentage), the numerator of which shall be the amount of its Canadian Facility Fronting Commitment and the denominator of which shall be the Total Canadian Facility Commitment, each as of the date of determination, which Applicable Fronting Percentage for each Canadian Facility Lender as of the Closing Date is as set forth in EXHIBIT A attached hereto and incorporated herein by this reference; and (iv) for each Australian Facility Lender, with respect to the Obligations hereunder arising in connection with the Australian Facility, a fraction (expressed as a percentage), the numerator of which shall be the amount of its Australian Facility Fronting Commitment and the denominator of which shall be the Total Australian Facility Commitment, each as of the date of determination, which Applicable Fronting Percentage for each Australian Facility Lender as of the Closing Date is as set forth in EXHIBIT A attached hereto and incorporated herein by this reference; provided that the Applicable Fronting Percentages of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with SECTION 13.01 hereof.

         "APPLICABLE LENDERS" means (i) with respect to all matters involving the US Facility, the US Facility Lenders, (ii) with respect to all matters involving the UK Facility, the UK Facility Lenders, (iii) with respect to all matters involving the Canadian Facility, the Canadian Facility Lenders, and (iv) with respect to all matters involving the Australian Facility, the Australian Facility Lenders.

         "APPLICABLE LENDING OFFICE" means, for each Lender and for each Type and Applicable Currency of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type and Applicable Currency of Loan on the signature pages hereof or in an Assignment and Acceptance, or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Applicable Facility Agent and the Applicable Borrowers by written notice in accordance with the terms hereof as the office by which its Loans of such Type and Applicable Currency are to be made and maintained.

         "APPLICABLE MARGIN" means (i) for purposes of calculating the applicable Facility Fee and the applicable interest rate for any Interest Period for each Fixed Rate Loan under each of the UK Facility, the Australian Facility, and the Canadian Facility Full Maturity Tranche, that percent per annum set forth below opposite the Applicable Debt Rating Level (as hereinafter defined) as determined from the rating assigned to each class of long term senior unsecured indebtedness of the Company (the "Rated Debt") by S&P and Moody's (the "Debt Rating"), which shall be effective on the Closing Date and is thereafter subject to change beginning on the effective date of a change in the Applicable Debt Rating Level (the "Debt Rating Date"), and which shall continue until, but not including, the immediate next Debt Rating Date:

              Applicable          Applicable Margin for    Applicable Margin for
         Debt Rating Level           Facility Fees           Fixed Rate Loans
         -----------------           -------------           ----------------

Level             S&P       Moody's

I        A or higher        A2 or higher          0.085%              0.915%
II       A-                 A3                    0.100%              0.900%
III      BBB+               Baa1                  0.125%              0.875%
IV       BBB                Baa2                  0.175%              0.825%
V        BBB-               Baa3                  0.250%              1.250%
VI       BB+                Ba1                   0.350%              1.650%
VII      BB or lower        Ba2 or lower          0.500%              2.00%


and (ii) for purposes of calculating the applicable Facility Fee and the applicable interest rate for any Interest Period for each Fixed Rate Loan under the US Facility and the Canadian Facility Renewable Tranche, that percent per annum set forth below opposite the Applicable Debt Rating Level, which shall be effective on the Closing Date and is thereafter subject to change on each Debt Rating Date, and which shall continue until, but not including, the immediate next Debt Rating Date:

       Applicable                         Applicable Margin for    Applicable Margin for
   Debt Rating Level                          Facility Fees          Fixed Rate Loans
   -----------------                          -------------          ----------------

Level           S&P         Moody's

I        A or higher        A2 or higher          0.070%                  0.930%
II       A-                 A3                    0.085%                  0.915%
III      BBB+               Baa1                  0.100%                  0.900%
IV       BBB                Baa2                  0.150%                  0.850%
V        BBB-               Baa3                  0.225%                  1.275%
VI       BB+                Ba1                   0.300%                  1.700%
VII      BB or lower        Ba2 or lower          0.450%                  2.050%


         The level for determining the Applicable Margin based on the Debt Ratings (the "APPLICABLE DEBT RATING LEVEL") shall be determined by reference to the level in the charts that contains the Debt Ratings assigned by both S&P and Moody's, subject to the following:

                  a. So long as neither Debt Rating is below BBB or Baa2, if the Debt Ratings assigned by S&P and Moody's differ by one rating level, the Applicable Debt Rating Level shall be determined by reference to the level in the charts above having the higher assigned Debt Rating without regard to the lower assigned Debt Rating.

                  b. So long as neither Debt Rating is below BBB or Baa2, if the Debt Ratings assigned by S&P and Moody's differ by more than one rating level, the Applicable Debt Rating Level shall be determined by reference to the Debt Rating which is one rating level lower than the higher assigned Debt Rating without regard to the lower assigned Debt Rating. By way of illustration under (i) above and not limitation, if S&P assigns a rating of A - (i.e., Level II) and Moody's assigns a rating of Baa1 (i.e., Level III), the

         Applicable Margin for Facility Fees will be 0.10% (i.e., Level II) and the Applicable Margin for Fixed Rate Loans will be 0.400% (i.e., Level
         II); if S&P assigns a rating of A (i.e., Level I) and Moody's assigns a rating of Baa2 (i.e., Level IV), the Applicable Margin for Facility Fees will be 0.10% (i.e., Level II) and the Applicable Margin for Fixed Rate Loans will be 0.400% (i.e., Level II).

                  c. If either Debt Rating is below BBB or Baa2 and the Debt Ratings assigned by S&P and Moody's differ by one or more rating levels, the Applicable Debt Rating Level shall be determined by reference to the level in the charts above having the lower assigned Debt Rating without regard to the higher assigned Debt Rating. By way of illustration under (i) above and not limitation, if S&P assigns a rating of BBB- (i.e., Level V) and Moody's assigns a rating of Baa1 (i.e., Level III), the Applicable Margin for Facility Fees will be 0.250% (i.e., Level V) and the Applicable Margin for Fixed Rate Loans will be 1.00% (i.e., Level V).

                  d. In the event that either S&P or Moody's (but not both) shall not make a Debt Rating of any class of Rated Debt, because it is no longer in the business of making Debt Ratings of senior long term unsecured indebtedness of any issuer or obligor, the Applicable Debt Rating Level shall be determined based on the Debt Rating provided by S&P or Moody's, whichever shall then maintain a current rating of the Rated Debt and the rating provided by a nationally recognized securities rating agency selected by the Borrower and approved by the Agent, which shall be substituted for either S&P or Moody's, as the case may be (the "Alternative Rating Agency"), of the Rated Debt and the Alternative Rating Agency's equivalent rating levels shall be substituted for the Debt Rating levels of either S&P or Moody's, whichever shall no longer then make the applicable Debt Rating.

                  e. In the event that no Alternative Rating Agency shall make a rating of each class of Rated Debt and (A) only one of S&P or Moody's shall then make a Debt Rating, the Applicable Debt Rating Level shall be determined by the Debt Rating which is one level lower than the Debt Rating assigned by S&P or Moody's, as applicable (e.g., if only Moody's provides a Debt Rating and such Debt Rating is Level III, the Applicable Debt Rating Level shall be at Level IV); or (B) neither S&P nor Moody's shall then make a Debt Rating, the Applicable Debt Rating Level shall be Level VII.

         The Global Agent shall notify each Facility Agent, within one (1) Business Day of the effectiveness of any change in the Applicable Margins, of such new Applicable Margin.

         "APPLICABLE RATE" means the applicable interest rate for any Fixed Rate Loan or Floating Rate Loan available in a specific Facility as selected by the Applicable Borrower or otherwise applicable hereunder.

         "APPLICABLE REFERENCE RATE" means

                  (i) for any Eurodollar Rate Loan made under the US Facility for any Interest Period therefor, the rate per annum determined by the US Facility Agent to appear on

         Telerate Page 3750 or other appropriate Telerate Page (or any successor page) as the London interbank offered rate for deposits in the Applicable Currency at approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Applicable Reference Rate" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum determined by the US Facility Agent to appear on Reuters Screen LIBO Page as the London interbank offered rate for deposits in the Applicable Currency at approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates; and

                  (ii) for any Offshore Rate Loan made in British Pounds Sterling under the UK Facility for any Interest Period therefor, the rate per annum equal to the sum of (a) LIBOR plus (b) the UK Facility Mandatory Cost, in each case on the first day of such Interest Period for a term comparable to such Interest Period; and

                  (iii) for any Offshore Rate Loan made in French Francs or euro under the UK Facility for any Interest Period therefor, the rate per annum equal to LIBOR as of two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period;

                  (iv) for any Offshore Rate Loan made in Australian Dollars under the Australian Facility for any Interest Period therefor, the rate per annum equal to the sum of (a) the Australian Bank Bill Swap Reference Rate plus (b) the additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) to the Australian Facility Lenders of complying with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the funding or maintenance of the Australian Facility Commitments or the Australian Facility Loans; and

                  (v) for any Offshore Rate Loan made in New Zealand Dollars under the Australian Facility for any Interest Period therefor, the rate per annum equal to the sum of (a) the New Zealand Bank Bill Reference Rate plus (b) the additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) to the Australian Facility Lenders of complying with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the funding or maintenance of the Australian Facility Commitments or the Australian Facility Loans.

         "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any Eurodollar Rate Loan the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained with respect thereto under regulations issued from time to time by the Board or other applicable banking regulator by the member banks of the Federal Reserve System against, "Eurocurrency liabilities" (as such term is defined in Regulation D). Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. An Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for pro ration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

         "APPLICABLE TERM LOAN TERMINATION DATE" means (i) with respect to the US Facility Term Loan Facility, the US Facility Term Loan Termination Date and
(ii) with respect to the Canadian Facility Term Loan Facility, the Canadian Facility Term Loan Termination Date.

         "APPLICABLE TOTAL FACILITY COMMITMENT" means (i) with respect to the US Facility, the Total US Facility Commitment, (ii) with respect to the UK Facility, the Total UK Facility Commitment, (iii) with respect to the Canadian Facility, the Total Canadian Facility Commitment and (iv) with respect to the Australian Facility, the Total Australian Facility Commitment.

         "APPLICATIONS AND AGREEMENTS FOR LETTERS OF CREDIT" means , collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the US Facility Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

         "ASSET DISPOSITION" means any voluntary disposition, whether by sale, lease or transfer, of (a) any or all of the assets (excluding assets sold pursuant to a Permitted Asset Securitization) of the Company or its Subsidiaries, or (b) any of the capital stock or securities and investments interchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, any of the capital stock of any Subsidiary.

         "ASSIGNMENT AND ACCEPTANCE" shall mean an Assignment and Acceptance substantially in the form of EXHIBIT B (with blanks appropriately filled in) delivered to the Global Agent and the Applicable Facility Agents in connection with an assignment of a Lender's interest in a specific Facility under this Agreement pursuant to SECTION 13.01.

         "AUSTRALIAN BANK BILL SWAP REFERENCE RATE" means (i) for any date of determination with respect to any Interest Period for an Offshore Rate Loan made in Australian Dollars under the Australian Facility, (a) the rate (expressed as a percentage yield per annum to maturity) determined by the Australian Facility Agent to be the rate (rounded upwards, if necessary, to the nearest 0.01%) quoted as the average bid rate on the Reuters Monitor System page "BBSY" at or about 10:00 A.M. (Sydney, Australia time) on the first day of such Interest Period for bank accepted bills having a term equal to (or no more than two (2) Business Days shorter or longer than) such Interest Period, or (b) if (x) for any reason there is no average bid rate displayed on the Reuters Monitor System screen BBSY page for bank accepted bills of that term or (y) the basis on which such rates are displayed on the Reuters Monitor System screen BBSY page is changed and in the opinion of Australian Facility Agent those rates cease to reflect the Australian Facility Lenders' cost of funding to the same extent as at the date of this Agreement, then the rate (expressed as a percentage yield per annum to maturity) determined by Australian Facility Agent to be the average of the bid rates quoted to Australian Facility Agent by three Australian banks selected by Australian Facility Agent at or about that time on that day for the purchase of bills accepted by such banks having a face value amount equal to the principal amount of such Australian Facility Loan and a term as described in clause (i)(a) of this definition; provided that such buying rates must be for bills of exchange which are accepted by an Australian bank selected by Australian Facility Agent and which have a term equivalent to the relevant Interest Period; or (ii) for any date of determination for purposes of determining the Australian Facility Base Rate for an Australian Facility Base Rate Loan made in Australian Dollars under the Australian Facility, or in the event the Australian Bank Bill Swap Reference Rate cannot be determined as described in clause (i) of this definition, the rate determined by Australian Facility Agent to be the arithmetic mean (rounded upwards to the nearest 1/16th of one percent) of the rates, as supplied to Australian Facility Agent at its request, quoted by the Australian Facility Lenders to leading banks in the Australian interbank market at or about 10:00 A.M. (Sydney, Australia time) on such date for the offering of overnight deposits in Australian Dollars.

         "AUSTRALIAN DOLLAR EQUIVALENT AMOUNT" means, (a) the amount denominated in Australian Dollars and (b) with respect to a specified amount of New Zealand Dollars, the amount of Australian Dollars into which such amount of New Zealand Dollars would be converted, based on the applicable Spot Rate of Exchange.

         "AUSTRALIAN DOLLAR FRONTING COMMITMENT" means, with respect to each Australian Facility Lender, at any date of determination, the obligation of such Lender to make Australian Facility Loans in Australian Dollars to the Australian Facility Borrowers and the obligation of such Lender to purchase Participations in Australian Facility Swing Line Loans on behalf of all the Lenders up to an aggregate principal amount at any one time outstanding equal to the product of such Lender's Applicable Fronting Percentage for the Australian Facility multiplied by the Total Australian Dollar Commitment as of such date, as such fronting commitment may be increased or decreased from time to time pursuant to this Agreement.

         "AUSTRALIAN DOLLAR OUTSTANDINGS" means, at any date of determination, that portion of the Australian Facility Outstandings representing the aggregate principal amount of all Australian Facility Loans outstanding in Australian Dollars.

         "AUSTRALIAN DOLLARS" or "AUS $" means the lawful currency of Australia.

         "AUSTRALIAN FACILITY" means the facility described in ARTICLE V hereof providing for Loans to the Australian Facility Borrowers by the Australian Facility Lenders in the aggregate principal amount of the Total Australian Facility Commitment.

         "AUSTRALIAN FACILITY ADVANCE" means a borrowing under the Australian Facility consisting of the aggregate principal amount of an Australian Facility Base Rate Loan or Offshore Rate Loan, or an Australian Facility Swing Line Loan, as the case may be.

         "AUSTRALIAN FACILITY AGENT" shall have the meaning therefor set forth in the introduction hereto.

         "AUSTRALIAN FACILITY BASE RATE" means, for any day, the rate per annum equal to the Australian Bank Bill Swap Reference Rate in effect on such day for one-day borrowings in Australian Dollars.

         "AUSTRALIAN FACILITY BASE RATE LOAN" means an Australian Facility Loan for which the rate of interest is determined by reference to the Australian Facility Base Rate.

         "AUSTRALIAN FACILITY BASE RATE REFUNDING LOAN" means an Australian Facility Base Rate Loan made to pay the Australian Facility Swing Line Lender in respect of Australian Facility Swing Line Outstandings.

         "AUSTRALIAN FACILITY BORROWERS" shall have the meaning therefor set forth in the introduction hereto.

         "AUSTRALIAN FACILITY COMMITMENT" means, with respect to any Lender, such Lender's Applicable Facility Commitment for the Australian Facility.

         "AUSTRALIAN FACILITY FRONTING COMMITMENT" means, with respect to each Australian Facility Lender, the obligation of such Lender to make Australian Facility Loans to the Australian Facility Borrowers and the obligation of such Lender to purchase Participations in Australian Facility Swing Line Loans on behalf of all the Lenders up to an aggregate principal amount at any one time outstanding equal to the product of such Lender's Applicable Fronting Percentage for the Australian Facility multiplied by the Total Australian Facility Commitment, as such fronting commitment may be increased or decreased from time to time pursuant to this Agreement, and shall consist of (but not be equal to the sum of the aggregate of) such Lender's Australian Dollar Fronting Commitment and its New Zealand Dollar Fronting Commitment.

         "AUSTRALIAN FACILITY LENDERS" means those Lenders identified in the introduction hereto with respect to their making Australian Facility Loans on behalf of all the Lenders (and including the Australian Facility Swing Line Lender).

         "AUSTRALIAN FACILITY LOANS" means any borrowing pursuant to an Australian Facility Advance under the Australian Facility in accordance with the terms of SECTION 5.01 or SECTION 5.13 hereof.

         "AUSTRALIAN FACILITY MAXIMUM AMOUNT" means, with respect to each Australian Facility Borrower, 95% of the amount by which the fair value of its assets (determined at the lesser of fair valuation and present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including without limitation Contingent Obligations, as of the Closing Date; provided, however, that if the calculation of Australian Facility Maximum Amount in the manner provided above as of the date payment is required of such Australian Facility Borrower pursuant to ARTICLE V would result in a greater positive number, then the Australian Facility Maximum Amount shall be such greater positive number.

         "AUSTRALIAN FACILITY NEW ZEALAND DOLLAR TRANCHE" means the facility described in ARTICLE V hereof providing for Loans funded in New Zealand Dollars to the Australian Facility Borrowers by the Australian Facility Lenders in an aggregate principal amount not to exceed the Total New Zealand Dollar Commitment.

         "AUSTRALIAN FACILITY OUTSTANDINGS" means, at any date of determination, the Australian Dollar Outstandings, specifically including all Australian Facility Swing Line Outstandings, plus the New Zealand Dollar Outstandings.

         "AUSTRALIAN FACILITY PRIME RATE" means the per annum rate of interest established from time to time by the Australian Facility Swing Line Lender as its prime rate, which rate may not be the lowest rate of interest charged by the Australian Facility Swing Line Lender to its customers. Any change in the Australian Facility Prime Rate shall be effective on the date of such change in the Australian Facility Prime Rate.

         "AUSTRALIAN FACILITY SWING LINE" means the revolving line of credit established by the Australian Facility Swing Line Lender in favor of the Australian Facility Borrowers pursuant to SECTION 5.13.

         "AUSTRALIAN FACILITY SWING LINE LENDER" means Bank One, NA, Australia Branch, in its capacity as lender to the Australian Facility Borrowers pursuant to SECTION 5.13.

         "AUSTRALIAN FACILITY SWING LINE LOANS" means loans made by the Australian Facility Swing Line Lender to the Australian Facility Borrowers pursuant to SECTION 5.13.

         "AUSTRALIAN FACILITY SWING LINE OUTSTANDINGS" means, as of any date of determination, the aggregate principal Australian Dollar Equivalent Amount of all Australian Facility Swing Line Loans then outstanding.

         "AUTHORIZED REPRESENTATIVE" means in the case of each of the Company and the US Facility Borrower, the UK Facility Borrowers, the Canadian Facility Borrower and the Australian Facility Borrowers, any of those persons listed as such on SCHEDULE 1.01(A) attached hereto, or any other person expressly designated by the Board of Directors (or the appropriate committee thereof) of the Company as an Authorized Representative for purposes of this Agreement, as set forth from time to time in a certificate in the form attached hereto as EXHIBIT C.

         "BANK OF AMERICA" means Bank of America, N.A., a national banking association.

         "BANK GUARANTEE" means (a) a guarantee of payment issued by the Applicable Bank Guarantee Issuer pursuant to ARTICLE IIIA hereof for the account of a UK Facility Borrower in favor of a Person advancing credit or securing an obligation on behalf of such UK Facility Borrower or any of its Subsidiaries and
(b) the Existing Bank Guarantees.

         "BANK GUARANTEE CASH ACCOUNT AGREEMENT" means the Bank Guarantee Cash Account Agreement in substantially the form of EXHIBIT I dated as of the date hereof between the UK Facility Borrowers and the UK Facility Agent, as amended, modified or supplemented from time to time.

         "BANK GUARANTEE COMMITMENT" means, with respect to each UK Facility Lender, the obligation of such UK Facility Lender to acquire Participations in respect of Bank Guarantees and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such UK Facility Lender's Applicable Fronting Percentage of the Total Bank Guarantee Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

         "BANK GUARANTEE FACILITY" means the facility described in ARTICLE IIIA hereof providing for the issuance by the Applicable Bank Guarantee Issuer for the account of a UK Facility Borrower of Bank Guarantees in an aggregate amount at any time outstanding not to exceed the Total Bank Guarantee Commitment minus outstanding Reimbursement Obligations arising from Bank Guarantees.

         "BANK GUARANTEE ISSUER" means Bank One, NA, London Branch or Barclays Bank Plc, as the case may be, as issuer of Bank Guarantees under ARTICLE IIIA and any successor thereto.

         "BANK GUARANTEE ISSUANCE AGREEMENTS" means, collectively, the applications for bank guarantee and/or similar documentation the Applicable Bank Guarantee Issuer shall require from time to time, executed by a UK Facility Borrower from time to time and delivered to the Applicable Bank Guarantee Issuer to support the issuance of Bank Guarantees.

         "BANK GUARANTEE OUTSTANDINGS" means, as of any date of determination, the aggregate Sterling Equivalent Amount of all Bank Guarantees plus the Sterling Equivalent Amount of all Reimbursement Obligations then outstanding arising from Bank Guarantees.

         "BANK ONE CANADA" means Bank One Canada, a bank under the Bank Act (Canada).

         "BASL" shall have the meaning therefor set forth in the introduction hereto.

         "BOARD" means the Board of Governors of the Federal Reserve System (or any successor body).

         "BORROWING NOTICE" means the request of the Authorized Representative of a Borrower to obtain an Advance or to elect a subsequent Interest Period for or Convert a Loan or Loans of any Type hereunder, as the obtaining of such Advance, such election or Conversion of such Loan or Loans shall be otherwise permitted herein. Any Borrowing Notice shall be binding on and irrevocable by a Borrower and shall be in writing and signed by the Authorized Representative of such Borrower in the form attached hereto as EXHIBIT D-1 for US Facility Loans, EXHIBIT D-2 for UK Facility Loans, EXHIBIT D-3 for Canadian Facility Loans, EXHIBIT D-4 for Australian

Facility Loans with EXHIBIT D-5 specifically for Australian Facility Swing Line Loans, as the case may be.

         "BRITISH POUNDS STERLING" and "GBP" means the lawful currency of the United Kingdom of Great Britain and Northern Ireland and is subject to SECTION 6.09.

         "BRITISH POUNDS STERLING FRONTING COMMITMENT" means, with respect to each UK Facility Lender, at any date of determination, the obligation of such Lender to make UK Facility Loans in British Pounds Sterling to the UK Facility Borrowers and the obligation of such Lender to purchase Participations in Bank Guarantees on behalf of all the Lenders up to an aggregate principal amount at any one time outstanding equal to the product of such Lender's Applicable Fronting Percentage for the UK Facility multiplied by the Total British Pounds Sterling Commitment as of such date, as such fronting commitment may be increased or decreased from time to time pursuant to this Agreement.

         "BRITISH POUNDS STERLING OUTSTANDINGS" means, at any date of determination, that portion of the UK Facility Outstandings representing the aggregate principal amount of the sum of all UK Facility Loans outstanding in British Pounds Sterling and the Bank Guarantee Outstandings.

         "BUSINESS DAY" means (i) with respect to all notices, determinations, fundings and payments in connection with US Facility Loans or Letters of Credit or not related to any particular Facility, or with respect to all notices, determinations, fundings and payments involving the Global Agent, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Ohio or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in connection with UK Facility Loans and all Bank Guarantees, any day on which banking institutions located in England are generally open for business, and which is a day on which dealings in the Applicable Currency are carried on, and with respect to notices, determinations, fundings and payments in or pertaining to euro, any day on which TARGET (Trans-European Automated Real-time gross settlement Express Transfer system) or any successor thereto is scheduled to be open for business; (iii) with respect to all notices, determinations, fundings and payments in connection with Canadian Facility Loans, any day, other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco and in Toronto, Canada are authorized or required by law to close; (iv) with respect to all notices, determinations, fundings and payments in connection with Australian Facility Loans, any day, excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Province of New South Wales, Australia or is a day on which banking institutions located in such Province are authorized or required by law or other governmental action to close, which is a day on which dealings in the Applicable Currency are carried on and on which commercial banks are open for business in, and on which dealings in Australian Dollars are carried on in, Hong Kong; and (v) with respect to all notices, determinations, fundings and payments in connection with any Eurodollar Rate Loan or Offshore Rate Loan, any day that is a Business Day described above for the applicable Facility and that is also a day for trading by and between banks in the Applicable Currency in the applicable interbank Eurodollar Rate market or Offshore Rate market, as applicable.

         "CANADIAN DOLLARS" or "CAN $" means the lawful currency of Canada.

         "CANADIAN FACILITY" means the facility described in ARTICLE IV hereof providing for Loans to the Canadian Facility Borrower by the Canadian Facility Lenders in the aggregate principal amount of the Total Canadian Facility Commitment.

         "CANADIAN FACILITY ADVANCE" means a borrowing under the Canadian Facility Full Maturity Tranche or the Canadian Facility Renewable Tranche consisting of the aggregate principal amount of a Canadian Facility Base Rate Loan or Canadian Facility BA Rate Loan, as the case may be.

         "CANADIAN FACILITY AGENT" shall have the meaning therefor set forth in the introduction hereto.

         "CANADIAN FACILITY BA RATE" means, for any Interest Period for a Canadian Facility BA Rate Loan, the rate of interest per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the market bid rate determined by the Canadian Facility Agent for banker's acceptances (with a tenor comparable to such Interest Period and in an amount comparable to the Canadian Facility BA Rate Loan of the Canadian Facility Agent for such Interest Period) accepted by the Canadian Facility Agent on the first day of such Interest Period.

         "CANADIAN FACILITY BA RATE LOAN" means a Canadian Facility Loan for which the rate of interest is determined by reference to the Canadian Facility Fixed BA Rate.

         "CANADIAN FACILITY BASE RATE" means, for any day, for Canadian Facility Loans made by Canadian Facilities Lenders, the higher of (i) 0.50% per annum above the average 30 day bankers' acceptance rate as quoted on Reuters Service Page CDOR determined at 10:00 A.M. (Toronto, Canada time) on such day and (ii) that annual rate of interest designated by the Canadian Facility Agent as its "prime rate" and established and announced by the Canadian Facility Agent from time to time at its offices in Toronto, Canada as the reference rate for demand loans in Canadian Dollars made in Canada (the "prime rate" and other rates referred to above are rates set by the Canadian Facility Agent based upon various factors including the Canadian Facility Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate). Any change in the reference rate announced by the Canadian Facility Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

         "CANADIAN FACILITY BASE RATE LOAN" means a Canadian Facility Loan for which the rate of interest is determined by reference to the Canadian Facility Base Rate.

         "CANADIAN FACILITY BORROWER" shall have the meaning therefor set forth in the introduction hereto.

         "CANADIAN FACILITY COMMITMENT" means, with respect to any Lender, such Lender's Applicable Facility Commitment for the Canadian Facility.

         "CANADIAN FACILITY FIXED BA RATE" means, for any Interest Period for any Canadian Facility BA Rate Loan, the rate of interest per annum equal to the sum of the BA Rate for such Loan plus the Applicable Margin.

         "CANADIAN FACILITY FRONTING COMMITMENT" means, with respect to each Canadian Facility Lender, the sum of its Canadian Facility Renewable Tranche Fronting Commitment and its Canadian Facility Full Maturity Tranche Fronting Commitment.

         "CANADIAN FACILITY FULL MATURITY TRANCHE" means the facility described in ARTICLE IV hereof providing for Canadian Facility Loans to the Canadian Facility Borrower by the Canadian Facility Lenders from the Closing Date until the Total Facility Termination Date in the aggregate principal amount of the Canadian Facility Full Maturity Tranche Commitment.

         "CANADIAN FACILITY FULL MATURITY TRANCHE COMMITMENT" means that portion of the Total Canadian Facility Commitment providing for Canadian Facility Loans to the Canadian Facility Borrower by the Canadian Facility Lenders in the aggregate principal amount equal to CAN $52, 500,000.

         "CANADIAN FACILITY FULL MATURITY TRANCHE OUTSTANDINGS" means, at any date of determination, that portion of the Canadian Facility Outstandings representing the aggregate principal amount of all Canadian Facility Loans outstanding under the Canadian Facility Full Maturity Tranche.

         "CANADIAN FACILITY FULL MATURITY TRANCHE FRONTING COMMITMENT" means, with respect to each Canadian Facility Lender, the obligation of such Lender to make or Continue Canadian Facility Loans to the Canadian Facility Borrower on behalf of all the Lenders up to an aggregate principal amount at any one time outstanding equal to the product of such Lender's Applicable Fronting Commitment for the Canadian Facility multiplied by the Canadian Facility Full Maturity Tranche Commitment, as such fronting commitment may be increased or decreased from time to time pursuant to this Agreement.

         "CANADIAN FACILITY LENDERS" means those Lenders identified in the introduction hereto with respect to their making Canadian Facility Loans on behalf of all the Lenders.

         "CANADIAN FACILITY LOANS" means any borrowing pursuant to a Canadian Facility Advance under the Canadian Facility in accordance with the terms of
SECTION 4.01 or 4.13.

         "CANADIAN FACILITY OUTSTANDINGS" means, at any date of determination, the aggregate principal amount of all Canadian Facility Loans then outstanding.

         "CANADIAN FACILITY RENEWABLE TRANCHE" means the facility described in
ARTICLE IV hereof providing for Canadian Facility Loans to the Canadian Facility Borrower by the Canadian Facility Lenders from the Closing Date until the Canadian Facility Renewable Tranche

Termination Date in the aggregate principal amount of the Canadian Facility Renewable Tranche Commitment.

         "CANADIAN FACILITY RENEWABLE TRANCHE COMMITMENT" means that portion of the Total Canadian Facility Commitment providing for Canadian Facility Loans to the Canadian Facility Borrower by the Canadian Facility Lenders in the aggregate principal amount equal to (i) as of the Closing Date, CAN $52,500,000, and (ii) as of any subsequent date of determination thereof, such amount set forth in (i) above as the same may be reduced from time to time pursuant to SECTION 4.12 hereof.

         "CANADIAN FACILITY RENEWABLE TRANCHE EXTENSION DATE" means August 2, 2001 and each date thereafter to which the Canadian Facility Renewable Tranche Termination Date has been extended, if any, pursuant to SECTION 4.12 hereof, but in no event later than the Total Facility Termination Date.

         "CANADIAN FACILITY RENEWABLE TRANCHE FRONTING COMMITMENT" means, with respect to each Canadian Facility Lender, the obligation of such Lender to make or Continue Canadian Facility Loans to the Canadian Facility Borrower on behalf of all the Lenders up to an aggregate principal amount at any one time outstanding equal to the product of such Lender's Applicable Fronting Commitment for the Canadian Facility multiplied by the Canadian Facility Renewable Tranche Commitment, as such fronting commitment may be increased or decreased from time to time pursuant to this Agreement.

         "CANADIAN FACILITY RENEWABLE TRANCHE OUTSTANDINGS" means, at any date of determination, that portion of the Canadian Facility Outstandings representing the aggregate principal amount of all Canadian Facility Loans outstanding under the Canadian Facility Renewable Tranche.

         "CANADIAN FACILITY RENEWABLE TRANCHE TERMINATION DATE" means the earlier of (i) August 2, 2001, or such later date as the Canadian Facility Borrower and the Lenders shall agree in writing pursuant to SECTION 4.12 hereof, or (ii) the Total Facility Termination Date.

         "CANADIAN FACILITY TERM LOAN" shall have the meaning therefor-set forth in SECTION 4.13.

         "CANADIAN FACILITY TERM LOAN FACILITY" means the facility described in
SECTION 4.13 hereof providing for the conversion of Canadian Facility Renewable Tranche Outstandings on each Canadian Facility Renewable Tranche Extension Date to Canadian Facility Term Loans.

         "CANADIAN FACILITY TERM LOAN OUTSTANDINGS" means, at any date of determination, that portion of the Canadian Facility Outstandings representing the aggregate principal amount of all Canadian Facility Loans outstanding under the Canadian Term Loan Facility.

         "CANADIAN FACILITY TERM LOAN TERMINATION DATE" means the earlier to occur of (i) August 3, 2003 and (ii) the Total Facility Termination Date.

         "CANADIAN OVERNIGHT RATE" means the rate of interest per annum determined by the Canadian Facility Agent at its head office in Toronto, Canada from time to time at which overnight deposits in Canadian Dollars, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Canadian Facility Agent to major banks in the Canadian interbank market. The Canadian Overnight Rate for any day which is not a Business Day shall be the Canadian Overnight Rate for the preceding Business Day.

         "CAPITAL LEASES" means all leases which have been or should be capitalized in accordance with Generally Accepted Accounting Principles as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

         "CHANGE OF CONTROL" means, at any time:

         (A)      with respect to the Company:

                           (i) any "person" or "group" (each as used in Sections
                  13(d)(3) and 14(d)(2) of the Exchange Act) either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Voting Stock of the Company (or securities convertible into or exchangeable for such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Company (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Company; or

                           (ii) during any period of up to 24 consecutive
                  months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason (other than the death, disability or retirement) to constitute a majority of the board of directors of the Company; and

                  (B) with respect to any Borrower other than the Company, such Borrower ceases for any reason to be a wholly owned Subsidiary of the Company.


         "CLOSING DATE" means the date as of which this Agreement is executed by the Borrowers, the Lenders and the Agents and on which the conditions set forth in SECTION 7.01 hereof have been satisfied.

         "CODE" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

         "COMMITMENT" means, for any Lender, any of the Australian Facility Commitment, Canadian Facility Commitment, UK Facility Commitment, the Bank Guarantee Commitment, US Facility Commitment and the Letter of Credit Commitment, as applicable.

         "COMPANY" shall have the meaning therefor set forth in the introduction hereto.

         "CONSISTENT BASIS" in reference to the application of Generally Accepted Accounting Principles means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Company referred to in SECTION 8.02(B)(I) hereof.

         "CONSOLIDATED EBIT" means, with respect to the Company and its Subsidiaries for the Four-Quarter Period ended on or immediately preceding the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income during such period, plus (ii) for any Four-Quarter Period that includes the first fiscal quarter of Fiscal Year 2001, $21,100,000 related to the change in accounting treatment for seasonal sales, plus (iii) for any Four-Quarter Period that includes the fourth fiscal quarter of Fiscal Year 2001, $32,600,000 related to the write-down of the Company's investment in Egreetings Network, Inc., plus (iv) to the extent any of the following reduce Consolidated Net Income during any Four-Quarter Period that includes the fiscal quarter such charges are recorded, the following pre-tax charges if they are recorded prior to the end of the Fiscal Year 2002: (a) up to $18,000,000 related to changes in contractual relationships with strategic partners of the Company's internet business, (b) up to $75,000,000 related to the implementation of scan-based trading at select retailers, and (c) up to $210,000,000 related to corporate restructuring charges; plus (v) Consolidated Interest Expense during such period, plus (vi) taxes paid on income during such period, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

         "CONSOLIDATED FUNDED INDEBTEDNESS" means all Indebtedness for Money Borrowed of the Company and its Subsidiaries, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to any period of computation thereof, the gross interest expense of the Company and its Subsidiaries, including without limitation (i) the amortization of debt discounts, (ii) the amortization of all reserves and fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense,
(iii) the portion of any liabilities incurred in connection with Capital Leases allocable to interest expense, and (iv) the portion of financing expenses incurred in connection with Permitted Asset Securitizations allocable to interest expense, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

         "CONSOLIDATED NET INCOME" means, with respect to any period of computation thereof, the gross revenues of the Company and its Subsidiaries less all operating and non-operating expenses thereof including taxes on income, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; but excluding as revenue:
(i) gains on the sale, conversion or other disposition of capital assets, (ii) gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Company or any Subsidiary, (iii) gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other gain or credit of an extraordinary nature as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

         "CONSOLIDATED SHAREHOLDERS' EQUITY" means, at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Company and its Subsidiaries (determined on a consolidated basis and excluding intercompany items among the Company and its Subsidiaries and any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment) minus (iv) the absolute value of any treasury stock, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

         "CONSOLIDATED TOTAL ASSETS" means, as of any date on which the amount thereof is to be determined, the net book value of all assets of the Company and its Subsidiaries as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

         "CONSOLIDATED TOTAL CAPITALIZATION" means the sum of Consolidated Shareholders' Equity and Consolidated Funded Indebtedness.

"CONTINGENT OBLIGATION" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the consolidated financial statements (including footnotes) of such Person in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                  (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

                  (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                  (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                  (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                  (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof.

With respect to Contingent Obligations (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can reasonably be expected to become an actual or matured liability.

         "CONTINUE", "CONTINUATION", "CONTINUANCE" and "CONTINUED" shall refer to the continuation pursuant to SECTIONS 2.08, 3.08, 4.08 or 5.08 hereof of a Fixed Rate Loan from one Interest Period to the next Interest Period.

         "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to SECTIONS 2.08, 3.08, 4.08 or 5.08 or ARTICLE VI of one Type of Loan into another Type of Loan.

         "CREDIT EXPOSURE" means, with respect to any Lender, the aggregate principal amount of all outstanding Loans, Letters of Credit, Bank Guarantees and Reimbursement Obligations under the Total Facilities owing to or issued by such Lender, to the extent no other Lender has funded and paid for a Participation in such Loans, Letters of Credit, Bank Guarantees or Reimbursement Obligations, plus all Participations funded and paid for by such Lender in all other Loans, Letters of Credit, Bank Guarantees and Reimbursement Obligations under the Total Facilities, and "Aggregate Credit Exposure" means the sum of all Credit Exposures of all Lenders in the Total Facilities.

         "DEBT OFFERING" means the incurrence of any Indebtedness for Money Borrowed permitted hereunder in connection with a public offering or private placement of debt securities of the Company or any Subsidiary (other than debt securities issued to the Company) or otherwise.

         "DEBT RATING" shall have the meaning therefor set forth in the definition of "Applicable Margin."

         "DEBT RATING DATE" shall have the meaning therefor set forth in the definition of "Applicable Margin."

         "DEFAULT" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

         "DEFAULT RATE" means (i) with respect to each Eurodollar Rate Loan, each Offshore Rate Loan and each Canadian Facility BA Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate, Offshore Rate or Canadian Facility Fixed BA Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above (A) in the case of US Facility Loans, Canadian Facility Loans or Australian Facility Loans, the Applicable Base Rate, and (B) in the case of UK Facility Loans, the Offshore Rate determined based on successive Interest Periods of one (1) month each;

and (ii) with respect to each Applicable Base Rate Loan and Reimbursement Obligation, at a rate of interest per annum which shall be two percent (2%) above the Applicable Base Rate.

         "ELIGIBLE ASSIGNEE" with respect to a specific Facility means (i) a Lender currently in such Facility; (ii) any other Lender, or an affiliate of any Lender, which, through its Applicable Lending Office, is capable of lending the Applicable Currency to the Applicable Borrowers without the imposition of any withholding or similar taxes; and (iii) any other Person which has and maintains an Investment Grade Rating and which, through its Applicable Lending Office, is capable of lending the Applicable Currency to the Applicable Borrowers without the imposition of any withholding or similar taxes and which is approved by the Applicable Facility Agent, the Global Agent, with respect to the US Facility, the Issuing Bank, with respect to the Australian Facility, the Australian Facility Swing Line Lender, and with respect to the Bank Guarantee Facility, the Bank Guarantee Issuers, and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 13.01, the Company, such approval not to be unreasonably withheld or delayed by the Company, the Applicable Facility Agent, the Global Agent, the Issuing Bank, the Australian Facility Swing Line Lender or the Bank Guarantee Issuers and such approval to be deemed given by the Company if no objection is received by the assigning Lender, the Applicable Facility Agent, the Global Agent, the Issuing Bank, the Australian Facility Swing Line Lender or the Bank Guarantee Issuers from the Company within two (2) Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Company; provided, however, that neither the Company nor an affiliate of the Company shall qualify as an Eligible Assignee; provided further, however, that the Company may withhold approval hereunder in its sole discretion if such assignment would give rise to the payment of any additional costs under ARTICLE VI.

         "EMPLOYEE BENEFIT PLAN" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of the Company, any of its ERISA Affiliates or any Subsidiary, (B) is assumed by the Company, any of its ERISA Affiliates or any Subsidiary, in connection with any acquisition of another Person or (C) has at any time been maintained for the employees of the Company, or any current or former ERISA Affiliate or any Subsidiary, or (ii) any plan, arrangement, understanding or scheme maintained by the Company or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

         "EMU LEGISLATION" means (a) a Treaty on European Union (the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1, 1993)), and (b) legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the euro, in each case as amended or supplemented from time to time.

         "ENVIRONMENTAL LAWS" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and

Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal or applicable state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "ERISA AFFILIATE", as applied to the Company, means any Person or trade or business which is a member of a group which is under common control with the Company, who, together with the Company, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

               "EURO" means the single official non-legacy currency denominated as the euro and constituting legal tender for the payment of public and private debts in the Participating Member States.

         "EURODOLLAR RATE" means, for the Interest Period for any Eurodollar Rate Loan, the rate of interest per annum determined pursuant to the following formula:

          Eurodollar  =      Applicable Reference Rate            +  Applicable
              Rate       --------------------------------------        Margin
                         1 - Applicable Reserve Requirement


         "EURODOLLAR RATE LOAN" means a US Facility Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

         "EURO EQUIVALENT AMOUNT" means, with respect to a specified amount of British Pounds Sterling, the amount of euro into which such amount of British Pounds Sterling would be converted, based on the applicable Spot Rate of Exchange.

         "EURO OUTSTANDINGS" means, at any date of determination, that portion of the UK Facility Outstandings representing the Sterling Equivalent Amount of the aggregate principal amount of all UK Facility Loans outstanding in euro under the UK Facility Alternative Currency Tranche.

         "EVENT OF DEFAULT" means any of the occurrences set forth as such in
SECTION 11.01 hereof and the expiration of any applicable notice or cure period.

         "EXISTING BANK GUARANTEES" means the bank guarantees described on
SCHEDULE 1.01(c).

         "EXISTING LETTERS OF CREDIT" means the letters of credit described on
SCHEDULE 1.01(b).

         "FACILITY" means any of the US Facility, UK Facility, Canadian Facility and Australian Facility, as the context may require.

         "FACILITY CREDIT EXPOSURE" means, with respect to any Lender and any Facility, the aggregate principal amount of all outstanding Loans, Letters of Credit, Bank Guarantees and Reimbursement Obligations under such Facility owing to or issued by such Lender, to the extent no other Lender has funded and paid for a Participation in such Loans, Letters of Credit, Bank Guarantees or Reimbursement Obligations, plus all Participations funded and paid for by such Lender in all other Loans, Letters of Credit, Bank Guarantees` and Reimbursement Obligations under such Facility, and "Aggregate Facility Credit Exposure" means the sum of all Facility Credit Exposures of all Lenders in a specific Facility.

         "FACILITY FEE" means that fee set forth in SECTIONS 2.09, 3.09, 4.09 and 5.09, respectively, payable in US Dollars for each separate Facility.

         "FACILITY PARTICIPATION AMOUNT" means, with respect to a Lender and a specific Facility, that amount of Participations of such Lender in such Facility as defined in SECTIONS 2.14, 3.13, 4.14 and 5.14, respectively.

         "FACILITY PARTICIPATION PAYMENT DATE" shall have the meaning therefor set forth in SECTION 11.07.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Applicable Facility Agent (in its individual capacity) on such day on such transactions as determined by the Applicable Facility Agent.

         "FISCAL YEAR" means the 12 month period of the Company commencing on March 1 of each calendar year and ending on the last day of February of the immediately following calendar year.

         "FIXED RATE LOAN" means any or all, as the context may require, of Eurodollar Rate Loans, Offshore Rate Loans and Canadian Facility BA Rate Loans.

         "FLOATING RATE LOAN" means any one or more, as the context may require, of US Facility Base Rate Loans, Canadian Facility Base Rate Loans, UK Facility Base Rate Loans, Australian Facility Base Rate Loans and Australian Facility Prime Rate Loans.

         "FOREIGN BENEFIT LAW" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning any pension, retirement, health care, death, disability or other employee benefit plan.

         "FOUR-QUARTER PERIOD" means a period of four full consecutive fiscal quarters of the Company and its Subsidiaries, taken together as one accounting period.

         "FRENCH FRANCS" means the official legacy currency of the Republic of France and is subject to SECTION 6.09.

         "FRENCH FRANC EQUIVALENT AMOUNT" means, with respect to a specified amount of British Pounds Sterling, the amount of French Francs into which such amount of British Pounds Sterling would be converted, based on the applicable Spot Rate of Exchange.

         "FRENCH FRANC OUTSTANDINGS" means, at any date of determination, that portion of the UK Facility Outstandings representing the Sterling Equivalent Amount of the aggregate principal amount of all UK Facility Loans outstanding in French Francs under the UK Facility Alternative Currency Tranche.

         "FUNDING BANK" means, (a) with respect to the UK Facility, (i) any banking institution located within France that is approved by the UK Facility Agent and is capable of making UK Facility Advances in French Francs to the UK Facility Borrowers, or (ii) any banking institution located within France that is approved by the UK Facility Agent and is capable of making UK Facility Advances in euro to the UK Facility Borrowers, and (b) with respect to the Letter of Credit Facility, any banking institution (which may include any Lender) approved by the Issuing Bank located in the country whose currency has been approved as a Letter of Credit Currency.

         "FURTHER TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to SECTION 6.06.

         "GAAP" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means those generally accepted principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the Accounting Principles Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended, subject to compliance at all times with SECTION 1.02 hereof.

         "GLOBAL AGENT" shall have the meaning therefor set forth in the introduction hereto.

         "GLOBAL CO-SYNDICATION AGENT" shall have the meaning therefor set forth in the introduction hereto.

         "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

         "GUARANTOR" means the Company in its capacity as a party to the Guaranty.

         "GUARANTY" means the unconditional Second Amended and Restated Guaranty Agreement in favor of the Lenders in substantially the form attached hereto as EXHIBIT E delivered to the Global Agent in accordance with ARTICLE VII hereof pursuant to which the Guarantor guarantees the payment and performance of all Obligations to the Lenders as more specifically set forth in such Guaranty.

         "HAZARDOUS MATERIAL" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law in effect on any date.

         "HEDGING OBLIGATIONS" means any and all obligations of the Company and its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

         "HONG KONG DOLLARS" or "HK $" means the lawful currency of Hong Kong.

         "INDEBTEDNESS" means, with respect to any Person, all Indebtedness for Money Borrowed of such Person, all indebtedness of such Person for the acquisition of property, including the deferred purchase price of such property, other than purchases of products and merchandise in the ordinary course of business so long as payment therefor is due within one year, indebtedness secured by any Lien on the property of such Person whether or not such indebted-ness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business); all Contingent Obligations of such Person, including the undrawn face amount of, and unpaid reimbursement obligations in respect of, all letters of credit issued for the account of such Person, obligations occurring under acceptance facilities and Hedging Obligations; all Capital Leases of such Person, and other items which in accordance with Generally Accepted Accounting Principles are classified as liabilities on a balance sheet; provided that in no event shall the term Indebtedness include capital stock, surplus and retained earnings, minority interest in the common stock of Subsidiaries, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations.

         "INDEBTEDNESS FOR MONEY BORROWED" means, for any Person, (i) all indebtedness, obligations and liabilities of such Person for money borrowed which are evidenced by bonds, debentures, notes or other similar instruments,
(ii) all Capital Leases which have been capitalized in accordance with Generally Accepted Accounting Principles and (iii) all amounts funded (as payment of a purchase price or otherwise) to the Company or any Subsidiary under Permitted Asset Securitizations; provided, however, the term "Indebtedness for Money Borrowed" shall specifically exclude payroll indebtedness and trade indebtedness incurred in the ordinary course of business (including trade indebtedness through financial intermediaries) provided such trade indebtedness has a maturity of less than one year.

         "INTEREST PERIOD" for each Fixed Rate Loan means a period commencing on the date such Fixed Rate Loan is made, Continued or Converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such Fixed Rate Loan and ending, at the Applicable Borrower's option, for any Fixed Rate Loan, on the date one, two, three or six months thereafter as notified to the Applicable Facility Agent in compliance with the provisions of such Facility as set forth in ARTICLES II, III, IV and V, respectively, by an Authorized Representative of such Borrower prior to the beginning of such Interest Period; provided, that,

                  (i) if the Authorized Representative of such Borrower fails to notify the Applicable Facility Agent of the length of an Interest Period in compliance with the provisions of such Facility as set forth in Article II, ARTICLE III, ARTICLE IV or ARTICLE V, respectively, the Fixed Rate Loan for which such Interest Period was to be determined shall be deemed to be (A) in the case of a US Facility Loan, Canadian Facility Loan or Australian Facility Loan, an Applicable Base Rate Loan or (B) in the case of a UK Facility Loan, an Offshore Rate Loan with an Interest Period of one month, in each case as of the first day thereof;

                  (ii) if an Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                  (iii) there shall not be more than (A) ten (10) Interest Periods in effect on any day in respect of US Facility Loans, (B) ten
         (10) Interest Periods in effect on any day in respect of UK Facility Loans, (C) ten (10) Interest Periods in effect on any Canadian Facility Loans and (D) four (4) Interest Periods in effect on any day in respect of Australian Facility Loans;

                  (iv) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (v) no Interest Period shall extend past the Total Facility Termination Date, the US Facility Revolving Credit Termination Date (for US Facility Loans under the US

         Facility Revolving Credit Facility) or the Canadian Facility Renewable Tranche Termination Date (for Canadian Facility Loans under the Canadian Facility Renewable Tranche).

         "INVESTMENT GRADE RATING" means a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's.

         "ISSUING BANK" means Bank of America as issuer of Letters of Credit under ARTICLE IIA and any successor thereto.

         "LC ACCOUNT AGREEMENT" means the LC Account Agreement in substantially the form attached hereto as EXHIBIT F dated as of the date hereof between the US Facility Borrower and the US Facility Agent, as amended, modified or supplemented from time to time.

         "LENDER AFFILIATE" means (i) with respect to the Total Facilities, an affiliate or agent of any Lender, which affiliate or agent is currently in the business of, and capable of, performing the duties of the Global Agent and which is approved to be a successor Global Agent by the Required Lenders under the Total Facilities, the Facility Agents and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 13.01, the Company, such approval not to be unreasonably withheld or delayed by the Company, the Required Lenders under the Total Facilities and the Facility Agents and such approval to be deemed given by the Company if no objection is received by the Required Lenders under the Total Facilities from the Company within two (2) Business Days after request for approval of the Lender Affiliate as successor Global Agent has been provided by the Required Lenders under the Total Facilities to the Company and (ii) with respect to a specific Facility, an affiliate or agent of any Lender currently in such Facility, which affiliate or agent is currently in the business of, and capable of, performing the duties of the Applicable Facility Agent and which is approved to be a successor Applicable Facility Agent by the Global Agent, the Required Lenders under the Applicable Facility and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 13.01, the Company, such approval not to be unreasonably withheld or delayed by the Company, the Required Lenders under the Applicable Facility or the Global Agent and such approval to be deemed given by the Company if no objection is received by the Global Agent from the Company within two (2) Business Days after request for approval of the Lender Affiliate as a successor Applicable Facility Agent has been provided by the Global Agent to the Company; provided, however, that neither the Company nor an affiliate of the Company shall qualify as a Lender Affiliate.

         "LENDERS" shall have the meaning therefor set forth in the introduction hereto.

         "LETTER OF CREDIT" means (a) a standby or commercial letter of credit issued by the Issuing Bank pursuant to ARTICLE IIA hereof for the account of the US Facility Borrower in favor of a Person advancing credit or securing an obligation on behalf of the US Facility Borrower or any of its Subsidiaries and
(b) the Existing Letters of Credit.

         "LETTER OF CREDIT COMMITMENT" means, with respect to each US Facility Lender, the obligation of such US Facility Lender to acquire Participations in respect of Letters of Credit and

Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such US Facility Lender's Applicable Fronting Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

         "LETTER OF CREDIT CURRENCY" means Australian Dollars, US Dollars, Hong Kong Dollars, Singapore Dollars, British Pounds Sterling and any other freely available currency notified to the US Facility Agent and Issuing Bank upon not less than ten (10) Business Days' prior written notice that in the opinion of the Required Lenders, in their sole discretion, is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and convertible into US Dollars in the United States currency market.

         "LETTER OF CREDIT FACILITY" means the facility described in ARTICLE IIA hereof providing for the issuance by the Issuing Bank for the account of the US Facility Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment minus outstanding Reimbursement Obligations arising from Letters of Credit.

         "LETTER OF CREDIT OUTSTANDINGS" means, as of any date of determination, the aggregate US Dollar Equivalent Amount available to be drawn under all Letters of Credit plus the US Dollar Equivalent Amount of Reimbursement Obligations then outstanding.

         "LIBOR" means, for any date of determination with respect to any Interest Period for an Offshore Rate Loan made under the UK Facility, (i) the rate per annum equal to the rate determined by the UK Facility Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750) for deposits (for delivery on the first day of such period) with a term equivalent to such period in the Applicable Currency, determined as of approximately 11:00 A.M. (London, England time) on such date of determination, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate determined by the UK Facility Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in the Applicable Currency, determined as of approximately 11:00 A.M. (London, England time) on such date of determination, or (iii) in the event the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by Bank of America, N.A. for deposits (for delivery on the first day of the relevant period) in the Applicable Currency of amounts in Same Day Funds comparable to the principal amount of the UK Facility Loan of such UK Facility Agent for which LIBOR is then being determined with maturities comparable to such period as of approximately 11:00 A.M. (London, England time) on such date of determination.

         "LIEN" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

         "LOAN" or "LOANS" means any of the Fixed Rate Loans or Floating Rate Loans, as the context may require.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranty, the LC Account Agreement, the Bank Guarantee Cash Account Agreement and all other instruments and documents heretofore or hereafter executed or delivered to and in favor of any Lenders or any Agents or the Issuing Bank or the Bank Guarantee Issuer in connection with the Loans made, and Letters of Credit and Bank Guarantees issued, under this Agreement, as the same may be amended, modified or supplemented from time to time.

         "LOAN PARTIES" means, collectively, each Borrower and the Guarantor.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, assets, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries on a consolidated basis or (ii) the ability of any of the Loan Parties to perform their obligations and pay all amounts due hereunder or (iii) the ability of any Agent or any Lender to enforce any of their rights or to collect any of the Outstandings then due and payable.

         "MOODY'S" means Moody's Investors Services, Inc.

         "MULTIEMPLOYER PLAN" means an employee pension benefit plan covered by Title IV of ERISA and in respect of which the Company or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is also a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NATIONAL CITY BANK" means National City Bank, a national banking association.

         "NET PROCEEDS" (a) from any Debt Offering means cash payments received by the Company or any Subsidiary therefrom as and when received, net of (i) all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and (ii) all taxes required to be paid or accrued as a consequence of such issuance; and
(b) from any Asset Disposition or Permitted Asset Securitization means cash payments received by the Company or any Subsidiary therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition or Permitted Asset Securitization) as and when received, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such disposition, and
(iii) all amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

         "NEW ZEALAND BANK BILL REFERENCE RATE" means (i) for any date of determination with respect to any Interest Period for an Offshore Rate Loan made in New Zealand Dollars under the Australian Facility, (a) the rate (expressed as a percentage yield per annum to maturity) determined by the Australian Facility Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest 0.01%) of the bid rates on the page entitled "BKBM" (or such supplemental or other page of the Reuters Monitor System for displaying quotations of New Zealand Bank Bills) on the Reuters Monitor Money Rates Service at or about 10:00 A.M. (Sydney, Australia time) on the first day of such Interest Period for bank accepted bills having a term equal to (or no more than two (2) Business Days shorter or longer than) such Interest Period, or (b) if
(x) for any reason there is no average bid rate displayed on the Reuters Monitor System screen page entitled BKBM for bank accepted bills of that term or (y) the basis on which such rates are displayed on the Reuters Monitor System screen page entitled BKBM is changed and in the opinion of Australian Facility Agent those rates cease to reflect the Australian Facility Lenders' cost of funding to the same extent as at the date of this Agreement, then the rate (expressed as a percentage yield per annum to maturity) determined by Australian Facility Agent to be the average of the bid rates quoted to Australian Facility Agent by three banks selected by Australian Facility Agent at or about that time on that day for the purchase of bills accepted by such banks having a face value amount equal to the principal amount of such Australian Facility Loan and a term as described in clause (i)(a) of this definition; provided that such buying rates must be for bills of exchange which are accepted by a bank selected by Australian Facility Agent and which have a term equivalent to the relevant Interest Period; or (ii) for any date of determination for purposes of determining the Australian Facility Base Rate for an Offshore Rate Loan made in New Zealand Dollars under the Australian Facility, or in the event the New Zealand Bank Bill Reference Rate cannot be determined as described in clause (i) of this definition, the rate determined by Australian Facility Agent to be the arithmetic mean (rounded upwards to the nearest 1/16th of one percent) of the rates, as supplied to Australian Facility Agent at its request, quoted by the Australian Facility Lenders to leading banks in the New Zealand interbank market at or about 10:00 A.M. (Sydney, Australia time) on such date for the offering of overnight deposits in New Zealand Dollars.

         "NEW ZEALAND DOLLAR EQUIVALENT AMOUNT" means, with respect to a specified amount of Australian Dollars, the amount of New Zealand Dollars into which such amount of Australian Dollars would be converted, based on the applicable Spot Rate of Exchange.

         "NEW ZEALAND DOLLAR FRONTING COMMITMENT" means, with respect to each Australian Facility Lender, the obligation of such Lender to make Australian Facility Loans in New Zealand Dollars to the Australian Facility Borrowers on behalf of all the Lenders up to an aggregate principal amount at any one time outstanding equal to the product of the Lender's Applicable Fronting Percentage for the Australian Facility multiplied by the Total New Zealand Dollar Commitment, as such fronting commitment may be increased or decreased from time to time pursuant to this Agreement.

         "NEW ZEALAND DOLLAR OUTSTANDINGS" means, at any date of determination, that portion of the Australian Facility Outstandings representing the Australian Dollar Equivalent Amount of the aggregate principal amount of all Australian Facility Loans outstanding in New Zealand Dollars under the Australian Facility New Zealand Dollar Tranche.

         "NEW ZEALAND DOLLARS" or "NZ $" means the lawful currency of New
Zealand.

         "NON-AUSTRALIAN LENDER" shall have the meaning therefor set forth in
SECTION 6.06(i).

         "NON-CANADIAN LENDER" shall have the meaning therefor set forth in
SECTION 6.06(H).

         "NOTES" means, collectively, any promissory notes that may be issued by an Applicable Borrower and delivered to an Applicable Lender in a Facility at the request of such Lender.

         "OBLIGATIONS" means the obligations, liabilities and Indebtedness of the Borrowers with respect to (i) the principal and interest on the Loans as evidenced by the Notes or on the records of the Applicable Facility Agents, (ii) the Reimbursement Obligations, (iii) all liabilities of any Borrower to any Lender or any affiliate of a Lender which arise under a Swap Agreement, and (iv) the payment and performance of all other fees, indemnities, expenses, obligations, liabilities and Indebtedness of the Borrowers to the Lenders or the Agents or the Issuing Bank or the Bank Guarantee Issuers, under this Agreement, under any one or more of the other Loan Documents or with respect to the Loans.

         "OFFSHORE CURRENCY" means (a) with respect to any Loan, any of British Pounds Sterling, French Francs, euro, Canadian Dollars, Australian Dollars and New Zealand Dollars, and (b) with respect to any Letter of Credit, any Letter of Credit Currency other than US Dollars and (c) with respect to any Bank Guarantee, British Pounds Sterling.

         "OFFSHORE RATE" means, for the Interest Period for any Offshore Rate Loan, the rate of interest per annum determined pursuant to the following formula:

         Offshore Rate = Applicable Reference Rate + Applicable Margin

         "OFFSHORE RATE LOAN" means a UK Facility Loan or Australian Facility Loan for which the rate of interest is determined by reference to the Offshore Rate.

         "OPERATING DOCUMENTS" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

         "ORGANIZATIONAL ACTION" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

         "ORGANIZATIONAL DOCUMENTS" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

         "OTHER TAXES" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "OUTSTANDINGS" means, collectively, the US Facility Outstandings, the UK Facility Outstandings, the Canadian Facility Outstandings and the Australian Facility Outstandings, and individually any of the foregoing as the context may require.

         "PARTICIPATING MEMBER STATE" means each country which from time to time becomes a Participating Member State as described in EMU Legislation.

         "PARTICIPATION" means (a) with respect to any Facility the principal amount purchased and funded by each Lender (other than the Applicable Facility Lenders) in the Loans and Outstandings under such Facility, (b) with respect to the Letter of Credit Facility, the extension of credit represented by the participation of each US Facility Lender (other than the Issuing Bank) in the liability of the Issuing Bank in respect of each Letter of Credit issued by, and each Reimbursement Obligation owing to, the Issuing Bank, (c) with respect to the Bank Guarantee Facility, the extension of credit represented by the participation of each UK Facility Lender (other than the Applicable Bank Guarantee Issuer) in the liability of the Applicable Bank Guarantee Issuer in respect of Bank Guarantees issued by, and each Reimbursement Obligation owing to, the Applicable Bank Guarantee Issuer, and (d) with respect to the Australian Facility Swing Line, the extension of credit represented by the participation of each Australian Facility Lender (other than the Australian Facility Swing Line Lender) in the liability of the Australian Facility Swing Line Lender in respect of Australian Facility Swing Line Loans made by the Australian Facility Swing Line Lender, and in any case in accordance with the terms of SECTIONS 2.14, 2A.02(c), 3.13, 3A.02(c), 4.14, 5.13, 5.14 and 11.07, as applicable, and
"Participate" and "Participant" shall have correlative meanings.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

         "PENSION PLAN" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Company or any of its ERISA Affiliates or is assumed by the Company or any of its ERISA Affiliates in connection with any acquisition or (ii) has at any time been maintained for the employees of the Company or any current or former ERISA Affiliate.

         "PERMITTED ACQUISITION" means the acquisition by the Company or a Subsidiary of a controlling equity interest in or all or substantially all of the assets of any Person, which satisfies each of the following: (i) such Person is in the same or similar line or lines of business as that engaged in by the Company and its Subsidiaries; and (ii) no Default or Event of Default has occurred and is continuing at the time of, or is created or results from, such transaction.

         "PERMITTED ASSET SECURITIZATIONS" means limited recourse sales and assignments of assets of the Company or any of its Subsidiaries to one or more special purpose entities the proceeds of which shall be made available to the Company or its Subsidiaries at such rates of advance, and the obligations secured by such assets shall be issued by such special purpose entities in such amount or amounts, bear such rates of interest, and be subject to such other terms and conditions, all as shall be reasonably acceptable to the Global Agent.

         "PERSON" means an individual, limited liability company, partnership, corporation, trust, unincorporated organization, association, joint venture or other entity or a government or agency or political subdivision thereof.

         "PRINCIPAL OFFICE" means, as the context may require, (i) the principal office of the US Facility Agent located at 1900 East Ninth Street, Cleveland Ohio 44114, (ii) the principal office of the UK Facility Agent located at 1 Alie Street, London E1 8DE, England, (iii) the principal office of the Canadian Facility Agent located at 161 Bay Street, STE 4240, Toronto, Ontario M5J 2S1 Canada, and (iv) the principal office of the Australian Facility Agent located at 90 Collins Street 19th Floor, STE-NMELB-1, Melbourne, Australia or such other office and address as any such Facility Agent may from time to time designate.

         "RATE ADJUSTMENT PAYMENT" shall have the meaning therefor set forth in
SECTION 2A.01(c).

         "RATED DEBT" shall have the meaning therefor set forth in the definition of "Applicable Margin."

         "REGISTER" shall have the meaning therefor set forth in SECTION
13.01(b).

         "REGULATION D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

         "REGULATORY CHANGE" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations), English laws or regulations, Canadian federal or provincial laws or regulations, Australian federal or provincial laws or regulations, or other foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state, English, Canadian federal or provincial, Australian federal or provincial or other foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, whether or not having the force of law, whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the Closing Date.

         "REIMBURSEMENT OBLIGATION" means at any time, as applicable, (a) the obligation of the US Facility Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the US Facility Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of US Facility Loans pursuant to SECTION 2.01(b)(vi)) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit or (b) the obligation of the UK Facility Borrowers with respect to any Bank Guarantee to reimburse the Applicable Bank Guarantee Issuer and the UK Facility Lenders to the extent of their respective Participations (including by the receipt by the Applicable Bank Guarantee Issuer of proceeds of UK Facility Loans pursuant to
SECTION 3.01(b)(vii)) for amounts theretofore paid by the Applicable Bank Guarantee Issuer pursuant to a Bank Guarantee.

         "REQUIRED FRONTING LENDERS" shall have the meaning therefor set forth IN SECTION 11.07(a).

         "REQUIRED LENDERS" means, as of any date, (i) at all times other than following the occurrence and during the continuation of an Event of Default, (A) with respect to the Total Facilities, Lenders on such date, without distinction or preference as between any of the Facilities, having Aggregate Commitments under the Total Facilities aggregating more than 50% of the Total Commitment on such date, and (B) with respect to any specific Facility, Lenders on such date having an Applicable Facility Commitment aggregating more than 50% of the Applicable Total Facility Commitment on such date and (ii) at all times following the occurrence and during the continuation of an Event of Default, (A) with respect to the Total Facilities, Lenders on such date, without distinction or preference as between any of the Facilities, having Credit Exposures aggregating more than 50% of the Aggregate Credit Exposure on such date, and (B) with respect to any specific Facility, Lenders on such date having Facility Credit Exposures aggregating more than 50% of the Aggregate Facility Credit Exposure on such date. For purposes of determining the vote of the Required Lenders above, (i) Bank of America shall be deemed to have the Aggregate Commitment, Applicable Facility Commitments, Credit Exposure and Facility Credit Exposure of Bank of America Canada, BA Australia Limited and of each branch of Bank of America designated as a Lender hereunder, (ii) Mellon Bank, N.A. shall be deemed to have the Aggregate Commitment, Applicable Facility Commitments, Credit Exposure and Facility Credit Exposure of Mellon Bank, N.A., Canada Branch and each branch of Mellon Bank, N.A. designated as a Lender hereunder, and (iii) Bank One, Michigan shall be deemed to have the Aggregate Commitment, Applicable Facility Commitments, Credit Exposure and Facility Credit Exposure of Bank One Canada, Bank One, Michigan, Bank One, NA, Australia Branch, and each branch of Bank One, NA designated as a Lender hereunder.

         "RESTRICTED LENDER" shall have the meaning therefor set forth in
SECTION 6.07.

         "SAME DAY FUNDS" means (i) with respect to disbursements and payments in US Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Applicable Facility Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in such Offshore Currency.

         "SCHEDULE II BANK" means a bank listed on Schedule II to the Bank Act (Canada).

         "SCHEDULE III BANK" means a bank listed on Schedule III to the Bank Act (Canada) that is not subject to the restrictions and requirements referred to in subsection 524(2) of the Bank Act (Canada).

         "SCHEDULE II TO SCHEDULE III ASSIGNMENT" means an assignment by a Lender that is a Schedule II Bank to an affiliate of such Lender that is a
Schedule III Bank.

         "SINGAPORE DOLLARS" or "SNG $" means the lawful currency of Singapore.

         "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill Companies, Inc.

         "SOLVENT" means, when used with respect to any Person, that at the time of determination:

                  (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including, without limitation, Contingent Obligations; and

                  (ii) it is then able and expects to be able to pay its debts as they mature; and

                  (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         "SPOT RATE OF EXCHANGE" means (i) in determining the Sterling Equivalent Amount of a specified amount of French Francs as of any date under the UK Facility, the spot exchange rate determined by the UK Facility Agent in accordance with its usual procedures for the purchase by the UK Facility Agent of British Pounds Sterling with French Francs at approximately 11:00 A.M. (London, England time) on the Business Day that is three (3) Business Days prior to such date; (ii) in determining the Sterling Equivalent Amount of a specified amount of euro as of any date under the UK Facility, the spot exchange rate determined by the UK Facility Agent in accordance with its usual procedures for the purchase by the UK Facility Agent of British Pounds Sterling with euro at approximately 11:00 A.M. (London, England time) on the Business Day that is three (3) Business Days prior to such date; (iii) in determining the Australian Dollar Equivalent Amount of a specified amount of New Zealand Dollars as of any date under the Australian Facility, the rate quoted by the Australian Facility Agent in accordance with its customary procedures as the spot rate for the purchase by such Australian Facility Agent of Australian Dollars with New Zealand Dollars at approximately 11:00 A.M. (Sydney, Australia time), on such date as of which the foreign computation is made, for delivery two (2) Business Days later; (iv) in determining the French Franc Equivalent Amount of a specified amount of British Pounds Sterling as of any date under the UK Facility, the spot exchange rate determined by the UK Facility Agent in accordance with its usual procedures for the purchase by the UK Facility Agent of French Francs with British Pounds Sterling at approximately 11:00 A.M. (London, England time) on the Business Day that is three (3) Business Days prior to such date; (v) in determining the euro Equivalent Amount of a specified amount of British Pounds Sterling as of any date under the UK Facility, the spot exchange rate determined by the UK Facility Agent in accordance with its usual procedures for the purchase by the UK Facility Agent of euro with British Pounds Sterling at approximately 11:00 A.M. (London, England time) on the Business Day that is three (3) Business Days prior to such date; (vi) in determining the New Zealand Dollar Equivalent Amount of a specified amount of Australian Dollars as of any date under the Australian Facility, the rate quoted by the Australian Facility Agent in accordance with its customary procedures as the spot rate for the purchase by such Australian Facility Agent of New Zealand Dollars with Australian Dollars at approximately 11:00 A.M. (Sydney, Australia time), on such date as of which the foreign computation is made, for delivery two (2) Business Days later; and (vii) in determining the US Dollar Equivalent Amount of a specified amount of any Applicable Currency as of any date, the spot rate of exchange determined by the Global Agent in accordance with its usual procedures for the purchase by the Global Agent of US Dollars with such Applicable Currency at approximately 11:00 A.M. (Charlotte, North Carolina time) on the Business Day that is two (2) Business Days prior to such date.

         "STERLING EQUIVALENT AMOUNT" means, (i) the amount denominated in British Pounds Sterling, (ii) with respect to a specified amount of French Francs, the amount of British Pounds Sterling into which such amount of French Francs would be converted, based on the applicable Spot Rate of Exchange, and
(iii) with respect to a specified amount of euro, the amount of British Pounds Sterling into which such amount of euro would be converted, based on the applicable Spot Rate of Exchange.

         "SUBSEQUENT PARTICIPANT" means each country that adopts the euro as its lawful currency after January 1, 1999.

         "SUBSIDIARY" means any Person in which more than 50% of its outstanding voting stock or rights or more than 50% of all equity interest is owned directly or indirectly by the Company.

         "SUBSTITUTE BASE RATE LOANS" shall have the meaning therefor set forth in SECTION 6.04.

         "SWAP AGREEMENT" means one or more agreements with respect to Indebtedness evidenced by the Notes or Obligations under any Facility between one or more Borrowers and one or more Lenders, on terms mutually acceptable to such Borrower or Borrowers and such Lender or Lenders, which agreements create Hedging Obligations.

         "TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or such Agent, as the case may be, is organized or maintains a lending office.

         "TERMINATION EVENT" means: (i) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under
Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan; or
(vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or
Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in such Employee Benefit Plan's termination or the revocation of the Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

         "TERM LOAN PREMIUM" means that percent per annum set forth opposite the applicable period at the time of determination set forth in the table below:

--------------------------------------------  -------------------------------
Period                                                   Term Loan Premium
--------------------------------------------  -------------------------------
August 2, 2001 through February 1, 2001                        0.50%
--------------------------------------------  -------------------------------
February 2, 2002 through August 1,2002                         1.00%
--------------------------------------------  -------------------------------
August 2, 2002 through February 1, 2003                        1.25%
--------------------------------------------  -------------------------------
February 2, 2003 through the Applicable                        1.50%
Term Loan Termination Date
--------------------------------------------  -------------------------------


         "TOTAL AUSTRALIAN DOLLAR COMMITMENT" means, as of any date of determination thereof, an amount equal to the Total Australian Facility Commitment (as the same may be reduced from time to time pursuant to this Agreement) less the New Zealand Dollar Outstandings as of such date.

         "TOTAL AUSTRALIAN FACILITY COMMITMENT" means an amount equal to AUS $100,000,000 inclusive of the Total New Zealand Dollar Commitment, each as reduced from time to time in accordance with SECTION 5.07.

         "TOTAL BANK GUARANTEE COMMITMENT" means an amount not to exceed GBP 7,000,000.

         "TOTAL BRITISH POUNDS STERLING COMMITMENT" means, as of any date of determination thereof, an amount equal to the Total UK Facility Commitment (as the same may be reduced from time to time pursuant to this Agreement) less the French Franc Outstandings and the euro Outstandings as of such date.

         "TOTAL CANADIAN FACILITY COMMITMENT" means an amount equal to CAN $105,000,000, as reduced from time to time in accordance with SECTION 4.07,
SECTION 4.12 or SECTION 4.13.

         "TOTAL COMMITMENT" means, at any time of determination, the Total US Facility Commitment, plus the aggregate US Dollar Equivalent Amount of each of the Total UK Facility Commitment, the Total Canadian Facility Commitment and the Total Australian Facility Commitment.

         "TOTAL FACILITIES" means, in the aggregate, all of the US Facility, the UK Facility, the Canadian Facility and the Australian Facility.

         "TOTAL FACILITY TERMINATION DATE" means the earliest to occur of (i) August 3, 2005, or (ii) the date of termination of the Lenders' obligations pursuant to SECTION 11.01 upon the occurrence of an Event of Default, or (iii) such date as the Borrowers may voluntarily permanently terminate all the Total Facilities by termination of all Commitments and payment in full of all Obligations.

         "TOTAL FACILITY REPAYMENT DATE" means such date as all of the following shall have occurred: (a) the Borrowers shall have permanently terminated each Facility by payment in full of all Outstandings together with all accrued and unpaid interest thereon, (b) all Swap Agreements shall have been terminated, expired or cash collateralized, (c) all Commitments shall have terminated or expired and (d) the Borrowers shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of the Borrowers or the Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement).

         "TOTAL LETTER OF CREDIT COMMITMENT" means the US Dollar Equivalent Amount of US $40,000,000.

         "TOTAL NEW ZEALAND DOLLAR COMMITMENT" means, at any date of determination, an amount equal to the New Zealand Dollar Equivalent Amount of AUS $10,000,000 (as reduced from time to time in accordance with SECTION 5.07) as at such date.

         "TOTAL UK ALTERNATIVE CURRENCY COMMITMENT" means, at any date of determination, an amount equal to the French Franc Equivalent Amount and the euro Equivalent Amount in the sum of (pound)16,750,000 (as reduced from time to time in accordance with SECTION 3.07) as at such date.

         "TOTAL UK FACILITY COMMITMENT" means an amount equal to (pound)33,500,000 inclusive of the Total UK Alternative Currency Commitment and the Total Bank Guarantee Commitment, each as reduced from time to time in accordance with SECTION 3.07.

         "TOTAL US FACILITY COMMITMENT" means an amount equal to US $550,000,000 inclusive of the Total Letter of Credit Commitment, as reduced from time to time in accordance with SECTION 2.07, SECTION 2.12 or SECTION 2.13.

         "TOTAL US FACILITY REVOLVING CREDIT COMMITMENT" means, as of any date of determination thereof, an amount equal to the Total US Facility Commitment (as the same may be reduced from time to time pursuant to this Agreement) less the amount of US Facility Term Loan Outstandings as of such date.

         "TYPE" means any type of Loan (i.e., an Applicable Base Rate Loan, Eurodollar Rate Loan, Offshore Rate Loan, Canadian Facility BA Rate Loan or, for purposes of ARTICLE VI only, a UK Facility Alternative Rate Loan) or any type of Letter of Credit or Bank Guarantee issued hereunder.

         "UK FACILITY" means the facilities described in ARTICLES III and IIIA hereof providing for Loans to the UK Facility Borrowers by the UK Facility Lenders in the aggregate principal amount of the Total UK Facility Commitment and for Bank Guarantees on behalf of the UK Facility Borrowers by the Applicable Bank Guarantee Issuer in the aggregate principal amount of the Total Bank Guarantee Commitment, respectively.

         "UK FACILITY ADVANCE" means a borrowing under the UK Facility consisting of the aggregate principal amount of an Offshore Rate Loan or a UK Facility Base Rate Loan.

         "UK FACILITY AGENT" shall have the meaning therefor set forth in the introduction hereto.

         "UK FACILITY ALTERNATIVE CURRENCY FRONTING COMMITMENT" means, with respect to each UK Facility Lender, the obligation of such Lender to make UK Facility Loans in French Francs or in euro to the UK Facility Borrowers on behalf of all the Lenders up to an aggregate principal amount at any one time outstanding equal to the product of such Lender's Applicable Fronting Percentage for the UK Facility multiplied by the Total UK Alternative Currency Commitment, as such fronting commitment may be increased or decreased from time to time pursuant to this Agreement.

         "UK FACILITY ALTERNATIVE CURRENCY TRANCHE" means the facility described in ARTICLE III hereof providing for Loans funded in French Francs or in euro to the UK Facility Borrowers by the UK Facility Lenders in an aggregate principal amount at any time outstanding not to exceed the Total UK Alternative Currency Commitment.

         "UK FACILITY ALTERNATIVE RATE" means such rate of interest per annum determined by the UK Facility Agent and the UK Facility Borrowers as an alternative basis (i) for determining the rates of interest from time to time applicable to Loans under the UK Facility and/or (ii) upon which Loans may be maintained under the UK Facility, in each case pursuant to SECTION 6.02 or
SECTION 6.04, which rate of interest shall be determined within thirty (30) days of notification to the UK Facility Borrowers in accordance with the provisions of SECTION 6.02 or SECTION 6.04, as applicable. If no such alternative basis is agreed upon by the UK Facility Agent and the UK Facility Borrowers, each UK Facility Lender shall certify a reasonable alternative basis for maintaining Loans under the UK Facility that reflects such UK Facility Lender's cost of funds (a "substitute basis"), which substitute basis may (without limitation) include alternative Interest Periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds including the UK Facility Mandatory Cost, if any, to such UK Facility Lender and the Applicable Margin.

         "UK FACILITY ALTERNATIVE RATE LOAN" means a UK Facility Loan for which the rate of interest is determined by reference to the UK Facility Alternative Rate, solely for purposes of ARTICLE VI.

         "UK FACILITY BASE RATE" means for any day of determination thereof the sum of (a) the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by Bank of America, N.A. for deposits (for delivery on such day) in British Pounds Sterling of amounts in Same Day Funds comparable to the principal amount of the UK Facility Loan for which the rate of interest is being determined for overnight borrowing as of approximately 1:00 P.M. (London, England time) on such date of determination plus (b) the Applicable Margin for Offshore Rate Loans plus (c) the UK Facility Mandatory Cost. The UK Facility Base Rate for any day which is not a Business Day shall be the UK Facility Base Rate for the preceding Business Day.

         "UK FACILITY BASE RATE LOAN" means a UK Facility Loan for which the rate of interest is determined by reference to the UK Facility Base Rate and includes without limitation all UK Facility Base Rate Refunding Loans.

         "UK FACILITY BASE RATE REFUNDING LOAN" means a UK Facility Base Rate Loan made pursuant to SECTION 3.01(B)(VII) hereof to satisfy Reimbursement Obligations arising from a drawing under a Bank Guarantee.

         "UK FACILITY BORROWERS" shall have the meaning therefor set forth in the introduction hereto.

         "UK FACILITY COMMITMENT" means, with respect to any Lender, such Lender's Applicable Facility Commitment for the UK Facility.

         "UK FACILITY FRONTING COMMITMENT" means, with respect to each UK Facility Lender, the obligation of such Lender to make Loans to the UK Facility Borrowers and the obligation of such Lender to purchase Participations in Bank Guarantees issued for the account of the UK Facility Borrowers on behalf of all the Lenders up to an aggregate principal amount at any one time outstanding equal to the product of such Lender's Applicable Fronting Percentage for the UK Facility multiplied by the Total UK Facility Commitment, as such fronting commitment may be increased or decreased from time to time pursuant to this Agreement, and shall consist of (but not be equal to the sum of the aggregate of) such Lender's British Pounds Sterling Fronting Commitment and its UK Facility Alternative Currency Fronting Commitment.

         "UK FACILITY LENDERS" means those Lenders identified in the introduction hereto with respect to their making UK Facility Loans on behalf of all the Lenders.

         "UK FACILITY LOANS" means any borrowing pursuant to a UK Facility Advance under the UK Facility in accordance with the terms of SECTION 3.01.

         "UK FACILITY MANDATORY COST" means a rate per annum determined by the UK Reference Bank and notified thereby to the UK Facility Agent calculated in accordance with the following formula:

                                                   BY + S(Y-Z) + (F X 0.01)
                                                   ------------------------
         UK Facility Mandatory Cost per annum   =       100 - (B+S)
         where on the day of application of the formula:

         B = The percentage of the UK Reference Bank's Eligible Liabilities (in excess of any stated minimum) by reference to which the Bank of England and/or the Financial Services Authority requires the UK Reference Bank to hold on a non-interest bearing deposit account in accordance with its cash ratio requirements;

         Y = The percentage rate per annum at which sterling deposits are offered by the UK Reference Bank to leading banks in the London interbank market at or about 11:00 A.M. (London, England time) on that day for the relevant period;

         F = The rate of charge payable by the UK Reference Bank to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for this purpose the figure at paragraph 2.02b or 2.03b shall be deemed to be zero) and expressed in British Pounds Sterling per (pound)1,000,000 of the Fee Base of the UK Reference Bank;

         S = The percentage of the UK Reference Bank's Eligible Liabilities which the Bank of England (or other relevant United Kingdom governmental authority or agency) requires the UK Reference Bank to place as a Special Deposit; and

         Z = The interest rate per annum payable by the Bank of England to the UK Reference Bank on Special Deposits.

                  (a) For the purposes of this definition:

                           (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS"
                  shall have the meanings given to them at the time of application of the above formula under or pursuant to the Bank of England Act 1998 or by the Bank of England (as appropriate);

                           (ii) "FEE BASE" has the meaning given to it in the
                  Fees Regulations;

                           (iii) "FEES REGULATIONS" means any regulations
                  governing the payment of fees for banking supervision;

         (b) In the application of the above formula, B, Y, S, and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15 and not as 0.5% x 15%. A negative result obtained from subtracting Z from Y is to be treated as zero.

         (c) (i) The above formula is applied on the first day of each relevant period comprised in the relevant Interest Period.

                  (ii) Each rate calculated in accordance with the above formula is, if necessary, rounded upward to four decimal places.

         (d) The UK Facility Agent may, from time to time, after consultation with the Company and the Lenders, determine and notify to the Company and the Lenders any amendments or variations which are required to be made to the formula set out above in order to comply with any requirements from time to time imposed by any applicable regulatory authority in relation to UK Facility Advances denominated in British Pounds Sterling (including, without limitation, any requirements relating to British Pounds Sterling primary liquidity) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the Borrowers, the Lenders, the Agents and the Company.

         "UK FACILITY MAXIMUM AMOUNT" means, with respect to each UK Facility Borrower, 95% of the amount by which the fair value of its assets (determined at the lesser of fair valuation and present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including without limitation Contingent Obligations, as of the Closing Date; provided, however, that if the calculation of UK Facility Maximum Amount in the manner provided above as of the date payment is required of such UK Facility Borrower pursuant to ARTICLE III would result in a greater positive number, then the UK Facility Maximum Amount shall be such greater positive number.

         "UK FACILITY OUTSTANDINGS" means, at any date of determination, the British Pounds Sterling Outstandings plus the French Franc Outstandings plus the euro Outstandings.

         "UK OVERNIGHT RATE" means, for any day, the rate of interest per annum at which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such date is being determined, would be offered for such day by the UK Facility Agents to major banks in the London or other applicable offshore interbank market. The UK Overnight Rate for any day which is not a Business Day shall be the UK Overnight Rate for the preceding Business Day.

         "UK QUALIFYING LENDER" shall have the meaning therefor set forth in
SECTION 6.06(g).

         "UK REFERENCE BANK" means Bank of America, N.A.

         "US DOLLAR EQUIVALENT AMOUNT" means, (a) the amount denominated in US Dollars and (b) with respect to a specified amount of any Applicable Currency other than US Dollars, the amount of US Dollars into which such amount of such other Applicable Currency would be converted, based on the applicable Spot Rate of Exchange.

         "US DOLLARS" or "US $" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

         "US FACILITY" means the facilities described in ARTICLES II and IIA hereof providing for Loans to the US Facility Borrower by the US Facility Lenders in the aggregate principal amount of the Total US Facility Commitment and for Letters of Credit on behalf of the US Facility

Borrower by the Issuing Bank in the aggregate US Dollar Equivalent Amount of the Total Letter of Credit Commitment, respectively.

         "US FACILITY ADVANCE" means a borrowing under the US Facility Revolving Credit Facility consisting of the aggregate principal amount of a US Facility Base Rate Loan or Eurodollar Rate Loan, as the case may be.

         "US FACILITY AGENT" shall have the meaning therefor set forth in the introduction hereto.

         "US FACILITY BASE RATE" means, for any day, the rate per annum equal to the higher of (i) the Federal Funds Effective Rate for such day plus one-half of one percent (.5%) and (ii) the US Prime Rate for such day. Any change in the US Facility Base Rate resulting from a change in the US Prime Rate or the Federal Funds Effective Rate shall become effective on the effective date of such change in the US Prime Rate or the Federal Funds Effective Rate.

         "US FACILITY BASE RATE LOAN" means a US Facility Loan for which the rate of interest is determined by reference to the US Facility Base Rate and includes without limitation all US Facility Base Rate Refunding Loans.

         "US FACILITY BASE RATE REFUNDING LOAN" means a US Facility Base Rate Loan made pursuant to SECTION 2.01(b)(vi) hereof to satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit.

         "US FACILITY BORROWER" shall have the meaning therefor set forth in the introduction hereto.

         "US FACILITY COMMITMENT" means, with respect to any Lender, such Lender's Applicable Facility Commitment for the US Facility.

         "US FACILITY FRONTING COMMITMENT" means, with respect to each US Facility Lender, the obligation of such Lender to make or continue US Facility Loans to the US Facility Borrower and the obligation of such Lender to purchase Participations in Letters of Credit issued for the account of the US Facility Borrower on behalf of all the Lenders up to an aggregate principal amount at any one time outstanding equal to the product of such Lender's Applicable Fronting Percentage for the US Facility multiplied by the Total US Facility Commitment, as such fronting commitment may be increased or decreased from time to time pursuant to this Agreement.

         "US FACILITY LENDERS" means those Lenders identified in the introduction hereto with respect to their making US Facility Loans on behalf of all the Lenders.

         "US FACILITY LOANS" means any borrowing pursuant to a US Facility Advance under the US Facility in accordance with the terms of SECTION 2.01 or
2.13 hereof.

         "US FACILITY OUTSTANDINGS" means, at any date of determination, the aggregate amount of all US Facility Revolving Credit Outstandings plus all Letter of Credit Outstandings plus all US Facility Term Loan Outstandings.

         "US FACILITY REVOLVING CREDIT EXTENSION DATE" means August 2, 2001 and each date thereafter, if any, to which the US Facility Revolving Credit Termination Date has been extended pursuant to SECTION 2.12 hereof, but in no event later than the Total Facility Termination Date.

         "US FACILITY REVOLVING CREDIT FACILITY" means that portion of the US Facility described in SECTION 2.01 hereof providing for US Facility Loans to the US Facility Borrower by the US Facility Lenders in the aggregate principal amount of the Total US Facility Revolving Credit Commitment.

         "US FACILITY REVOLVING CREDIT OUTSTANDINGS" means, at any date of determination, that portion of the US Facility Outstandings representing the aggregate principal amount of all US Facility Loans outstanding under the US Facility Revolving Credit Facility.

         "US FACILITY REVOLVING CREDIT TERMINATION DATE" means the earlier of
(i) August 2, 2001, or such later date as the US Facility Borrower and the Lenders shall agree in writing pursuant to SECTION 2.12 hereof, or (ii) the Total Facility Termination Date.

         "US FACILITY TERM LOAN" shall have the meaning therefor set forth in
SECTION 2.13.

         "US FACILITY TERM LOAN FACILITY" means the facility described in
SECTION 2.13 hereof providing for the conversion of US Facility Revolving Credit Outstandings on each US Facility Extension Date to US Facility Term Loans.

         "US FACILITY TERM LOAN OUTSTANDINGS" means, at any date of determination, that portion of the US Facility Outstandings representing the aggregate principal amount of all US Facility Loans outstanding under the US Term Loan Facility.

         "US FACILITY TERM LOAN TERMINATION DATE" means the earlier of (i) August 3, 2003 and (ii) the Total Facility Termination Date.

         "US PRIME RATE" means the per annum rate of interest established from time to time by the US Facility Agent as its prime rate, which rate may not be lowest rate charged by the US Facility Agent to its customers.

         "VOTING STOCK" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         1.02 RULES OF INTERPRETATION.

         (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

         (b) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

         (c) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

         (d) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

         (e) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

         (f) References to "including" means including without limiting the generality of any description preceding such term.

         (g) Any reference to an officer of any Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

(h) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

         1.03 AMENDMENT AND RESTATEMENT. The Borrowers, the Agents and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Existing Credit Agreement, except as otherwise provided herein, shall be superseded by this Agreement. Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, the Borrowers shall continue to be liable to the Agents and the Lenders with respect to agreements on the part of the Borrowers under the Existing Credit Agreement to indemnify and hold harmless the Agents and the Lenders from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which the Agents and the Lenders may be subject arising in connection with the Existing Credit Agreement.

All of the indebtedness, liabilities and obligations owing by the Borrowers under the Existing Credit Agreement shall still be owing under this Agreement, which is given in substitution for, and not payment or novation of, the Existing Credit Agreement. Upon the Closing Date, all amounts outstanding and owing by the Borrowers under the Existing Credit Agreement as of the Closing Date, shall constitute Advances hereunder accruing interest at the rates set forth herein without the incurrence by any Borrower of any obligation to the Lenders under SECTION 6.05 with respect thereto. The parties hereto agree that (a) all Existing Letters of Credit shall be deemed to have been issued by the Issuing Bank as Letters of Credit pursuant to this Agreement and (b) all Existing Bank Guarantees shall be deemed to have been issued by the Applicable Bank Guarantee Issuer as Bank Guarantees pursuant to this Agreement.



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




                                   ARTICLE II

                                 The US Facility

         2.01 ADVANCES.


         (a) COMMITMENT. Subject to the terms and conditions of this Agreement, each US Facility Lender severally agrees to make, on behalf of all the Lenders, US Facility Advances in US Dollars to the US Facility Borrower from time to time from the Closing Date until the US Facility Revolving Credit Termination Date, on a pro rata basis as to the total borrowing requested by the US Facility Borrower on any day determined by such US Facility Lender's Applicable Fronting Percentage for the US Facility, up to but not exceeding the US Facility Fronting Commitment of such US Facility Lender, and each Lender shall have a Participation in each such US Facility Advance pursuant to SECTION 2.14 equal in amount to its Applicable Commitment Percentage times such US Facility Advance; provided, however, that the US Facility Lenders will not be required and shall have no obligation to make any US Facility Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Lenders have accelerated the maturity of the Obligations as a result of an Event of Default; provided further, however, that immediately after giving effect to each such US Facility Advance, (x) the US Facility Outstandings shall not exceed the Total US Facility Commitment and (y) the US Facility Revolving Credit Outstandings plus Letter of Credit Outstandings shall not exceed the Total US Facility Revolving Credit Commitment. Within such limits, the US Facility Borrower may borrow, repay and reborrow US Facility Loans hereunder, on a Business Day, from the Closing Date until, but (as to borrowings and reborrowings) not including, the US Facility Revolving Credit Termination Date; provided, however, that (A) no Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the US Facility Revolving Credit Termination Date and (B) each Eurodollar Rate Loan may be repaid only on the last day of the Interest Period with respect thereto, unless such prepayment is accompanied by the additional payment, if any, due under SECTION 6.05. The US Facility Borrower agrees that if at any time the US Facility Outstandings shall exceed the Total US Facility Commitment or the US Facility Revolving Credit Outstandings plus Letter of Credit Outstandings shall exceed the Total US Facility Revolving Credit Commitment, the US Facility Borrower shall immediately repay a principal amount of the outstanding US Facility Loans such that, as a result of such reduction, the Total US Facility Commitment shall equal or exceed the US Facility Outstandings and the Total US Facility Revolving Credit Commitment shall equal or exceed the US Facility Revolving Credit Outstandings plus Letter of Credit Outstandings.

         (b) AMOUNTS, ADVANCES AND RATE SELECTION.

                  (i) The principal amount outstanding on any US Facility Loan shall be recorded in the US Facility Agent's records in US Dollars, based on the amount of any US Facility Advance as reduced from time to time by the amount of any principal payments with respect to such US Facility Loan. In the event a US Facility Loan is Continued or Converted pursuant to SECTION 2.08, such election shall be treated as a US





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

         Facility Advance for purposes of this SECTION 2.01. There shall be no more than ten (10) Eurodollar Rate Loans outstanding at any one time under the US Facility.

                  (ii) Other than US Facility Base Rate Refunding Loans, each US Facility Loan and each Continuation and Conversion under SECTION 2.08 shall be (A) in the case of Eurodollar Rate Loans, in an amount not less than US $10,000,000 and if greater in integral multiples of US $1,000,000, and (B) in the case of US Facility Base Rate Loans in an amount not less than US $5,000,000, and, if greater, an integral multiple of US $1,000,000.

                  (iii) For each US Facility Advance (other than US Facility Base Rate Refunding Loans) an Authorized Representative shall give the US Facility Agent (A) at least three (3) Business Days' irrevocable telefacsimile notice prior to 10:00 A.M. (New York, New York time) of each Eurodollar Rate Loan representing a borrowing or Continuation or Conversion hereunder and (B) irrevocable telefacsimile notice of each US Facility Base Rate Loan representing a borrowing or Continuation or Conversion hereunder prior to 10:00 A.M. (New York, New York time) on the day of such proposed US Facility Base Rate Loan. Each such notice shall be in the form of a Borrowing Notice in the form attached hereto as EXHIBIT D-1, which shall be effective upon receipt by the US Facility Agent, and shall specify the Type of Loan, amount of the US Facility Advance to be made, the date of borrowing and the Interest Period (if a Eurodollar Rate Loan) to be used in the computation of interest. Neither the US Facility Agent nor any US Facility Lender shall incur any liability to the US Facility Borrower in acting upon any notice referred to above which the US Facility Agent believes in good faith to have been given by an Authorized Representative of the US Facility Borrower or for otherwise acting in good faith, and upon funding of US Facility Loans by any US Facility Lender in accordance with this Agreement pursuant to any such notice, the US Facility Borrower shall have effected US Facility Loans hereunder. A Borrowing Notice for a Eurodollar Rate Loan shall be irrevocable, and the US Facility Borrower shall be bound to make a borrowing in accordance therewith, unless such US Facility Borrower pays to the US Facility Lenders such amounts as may be due under SECTION 6.05 for failure of a borrowing of a Eurodollar Rate Loan to occur on the date specified therefor in the related Borrowing Notice. The duration of the initial Interest Period for each US Facility Loan shall be as specified in the initial Borrowing Notice. The US Facility Borrower shall have the option to elect the duration of any subsequent Interest Periods and to Continue or Convert the US Facility Loans in accordance with SECTION
         2.08. If the US Facility Agent does not receive a notice of election of the duration of an Interest Period or of the Conversion of a Loan by the time prescribed hereby and by SECTION 2.08, the US Facility Borrower shall be deemed to have elected to Convert such Loan to or Continue such Loan as a US Facility Base Rate Loan until the US Facility Borrower notifies the US Facility Agent in accordance with
         SECTION 2.08.

                  (iv) Notice of receipt of each Borrowing Notice in respect of US Facility Loans, together with the amount of each US Facility Lender's portion of an Advance requested thereunder and the applicable interest rate, shall be provided by the US Facility Agent to each US Facility Lender by telefacsimile with reasonable promptness, but

         (provided the US Facility Agent shall have received such notice by 10:00 A.M. (New York, New York time), not later than 12:00 noon (New York, New York time) on the same day as the US Facility Agent's receipt of such notice from the US Facility Borrower.

                  (v) Each US Facility Lender shall, pursuant to the terms and subject to the conditions of this Agreement, not later than 12:00 noon (New York, New York time) on the date specified for such US Facility Advance, make the amount of the US Facility Advance or Advances to be made by it on such day available to the US Facility Borrower by depositing or transferring the proceeds thereof in US Dollars and in Same Day Funds to the US Facility Agent at its Principal Office. The amount so received by the US Facility Agent shall, subject to the terms of this Agreement, be made available to the US Facility Borrower by deposit of the proceeds to an account of such US Facility Borrower maintained at the Principal Office or otherwise as shall be directed in the applicable Borrowing Notice.

                  (vi) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank, and the US Facility Borrower shall not immediately fully reimburse the Issuing Bank on the same Business Day in respect of such drawing from other funds available to the US Facility Borrower, (A) provided that the conditions to making a US Facility Loan as herein provided shall then be satisfied, the US Dollar Equivalent Amount of the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the US Facility Agent without the requirement of notice to or from the US Facility Borrower from immediately available funds which shall be advanced as a US Facility Base Rate Refunding Loan in US Dollars to the US Facility Agent at its Principal Office by each US Facility Lender under the US Facility in a US Dollar Equivalent Amount equal to such US Facility Lender's Applicable Fronting Percentage of such Reimbursement Obligation, and (B) if the conditions to making a US Facility Loan as herein provided shall not then be satisfied, each of the US Facility Lenders shall fund by payment to the US Facility Agent (for the benefit of the Issuing Bank) at its Principal Office in immediately available funds in US Dollars the purchase from the Issuing Bank of its respective Participation in the related Reimbursement Obligation based on its respective Applicable Fronting Percentage of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the US Facility Borrower shall not immediately reimburse the Issuing Bank in respect thereof on the same Business Day, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the US Facility Agent and the US Facility Agent shall provide notice to each US Facility Lender by telephone or telefacsimile transmission. If notice to the US Facility Lenders of a drawing under any Letter of Credit is given by the US Facility Agent at or before 12:00 noon (New York, New York time) on any Business Day, each US Facility Lender shall either make a US Facility Base Rate Refunding Loan or fund the purchase of its Participation as specified above in the US Dollar Equivalent Amount of such US Facility Lender's Applicable Fronting Percentage of such drawing or payment and shall pay such amount to the US Facility Agent for the account of the Issuing Bank at the Principal Office in US Dollars and in immediately available funds before 4:00 P.M. (New York,

         New York time) on the same Business Day. If such notice to the US Facility Lenders is given by the Agent after 12:00 noon (New York, New York time) on any Business Day, each US Facility Lender shall either make such US Facility Base Rate Refunding Loan or fund such purchase before 12:00 noon (New York, New York time) on the next following Business Day.

         2.02 PAYMENT OF INTEREST.

         (a) The US Facility Borrower shall pay interest to the US Facility Agent for the account of each US Facility Lender on the outstanding and unpaid principal amount of each US Facility Loan made by such US Facility Lender for the period commencing on the date of such US Facility Loan until such Loan shall be paid, Continued or Converted, as the case may be, at the then applicable US Facility Base Rate for US Facility Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, such payments to be made in US Dollars; provided, however, that if any Event of Default shall have occurred and be continuing, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

         (b) Interest on each US Facility Loan shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed. Interest on each US Facility Loan shall be paid (i) quarterly in arrears on the last Business Day of each fiscal quarter, commencing September 30, 2000, for each US Facility Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if the Interest Period extends for more than three months, also at intervals of three months after the first day of the Interest Period and (iii) upon payment in full of the principal amount of each such Loan. Interest on amounts not paid when due shall be payable on demand.

         2.03 PAYMENT OF PRINCIPAL. Except as set forth in SECTION 2.13 with respect to US Facility Term Loans, the principal amount of each US Facility Loan shall be due and payable to the US Facility Agent for the benefit of each US Facility Lender in full on the US Facility Revolving Credit Termination Date. The principal amount of any US Facility Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the US Facility Borrower shall pay to the US Facility Agent for the account of the US Facility Lenders the additional amount, if any, required under SECTION 6.05. All prepayments of US Facility Loans made by the US Facility Borrower shall be in the amount of (i) US $10,000,000, or (ii) such greater amount which is an integral multiple of US $1,000,000, or (iii) the amount equal to all US Facility Outstandings, or (iv) such other amount as necessary to comply with SECTION 2.01(A) or 2.07.

         2.04 MANNER OF PAYMENT.

         (a) Each payment of principal (including any prepayment) and payment of interest and fees in respect of US Facility Loans, and any other amount required to be paid to the US Facility Lenders or the Issuing Bank with respect to the US Facility Loans, Letters of Credit or Reimbursement Obligations, shall be made to the US Facility Agent at its Principal Office, for the account of each US Facility Lender's or the Issuing Bank's Applicable Lending Office, respectively. Each such payment shall be made in US Dollars and in Same Day Funds before 12:00 noon (New York, New York time) on the date such payment is due. The US Facility Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the US Facility Borrower with the US Facility Agent. The US Facility Borrower shall give the US Facility Agent prior telephonic notice of any payment of principal, such notice to be given by not later than 11:00 A.M. (New York, New York time), on the date of such payment.

         (b) The US Facility Agent shall deem any payment by or on behalf of the US Facility Borrower hereunder that is not made both (i) in US Dollars and in Same Day Funds and (ii) prior to 12:00 noon (New York, New York time) to be a non-conforming payment. Any such payment shall not be deemed to be received by the US Facility Agent until the later of (x) the time such funds become available funds and (y) the next Business Day. The US Facility Agent shall give prompt telephonic notice to the applicable Authorized Representative and each of the US Facility Lenders (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of SECTION 11.01(A) and 11.01(B). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the Default Rate or the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

         (c) In the event that any payment hereunder or under the US Facility Loans becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless otherwise provided under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension.

         2.05 EVIDENCE OF INDEBTEDNESS. The US Facility Borrower hereby authorizes each US Facility Lender and the US Facility Agent to record, from time to time, in its records, the date and amount of each US Facility Loan; the interest rates payable by the US Facility Borrower in respect of each US Facility Loan and any Interest Period applicable thereto; the dates and amounts of all payments received by such US Facility Lender on account of principal, interest and fees; and the amount of all US Facility Loans which remain payable by the US Facility Borrower to such US Facility Lender. All amounts and other information so recorded shall be prima facie evidence thereof. The failure to record, or any error in recording, any such amount or other information shall not limit or impair the obligations of the US Facility Borrower hereunder or under any Loan Document.

         2.06 PRO RATA PAYMENTS . Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the US Facility Loans and Reimbursement Obligations as to which the US Facility Lenders have funded their respective Participations which remain outstanding shall be made to the US Facility Agent for the account of the US Facility Lenders pro rata based on their Applicable Fronting Percentages for the US Facility, (b) all payments to be made by the US Facility Borrower for the account of each of the US Facility Lenders on account of principal, interest and fees shall be made without diminution, set-off, recoupment, counterclaim or, except as set forth in SECTION 6.06(a) hereof, deduction, and
(c) the US Facility Agent will promptly distribute payments received to the US Facility Lenders and to the Issuing Bank, as applicable. Notwithstanding the foregoing, in the event any US Facility Lender shall not be able to make an Eurodollar Rate Loan under the circumstances provided in SECTION 6.01 or 6.03, interest shall be allocated to such US Facility Lender according to the interest rate payable to such US Facility Lender as set forth in SECTION 6.04.

         2.07 REDUCTIONS. The US Facility Borrower shall, by notice from an Authorized Representative, have the right from time to time (but not more frequently than once during each fiscal quarter), upon not less than ten (10) Business Days' written notice to the US Facility Agent, effective upon receipt, to reduce the Total US Facility Commitment. The US Facility Agent shall give each US Facility Lender, within one (1) Business Day, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of US $10,000,000 or such greater amount which is in an integral multiple of US $1,000,000, or the entire remaining Total US Facility Commitment, and shall permanently reduce the Total US Facility Commitment. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under SECTION 6.05. Each such reduction of the Total US Facility Commitment shall be accompanied by payment of the principal amount of US Facility Loans to the extent that the US Facility Outstandings exceed the Total US Facility Commitment, or the US Facility Revolving Credit Outstandings plus Letter of Credit Outstandings exceed the Total US Facility Revolving Credit Commitment, after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

         2.08 CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS. Subject to the limitations set forth below and in ARTICLE VI hereof, the US Facility Borrower may:

         (a) upon notice to the US Facility Agent on or before 10:00 A.M. (New York, New York time) on any Business Day, Convert all or a part of Eurodollar Rate Loans to US Facility Base Rate Loans under the US Facility on the last day of the Interest Period for such Eurodollar Rate Loans; and

         (b) provided that no Default or Event of Default shall have occurred and be continuing, upon three (3) Business Days' notice to the US Facility Agent on or before 10:00 A.M. (New York, New York time):

                  (i) elect a subsequent Interest Period for all or a portion of Eurodollar Rate Loans under the US Facility to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

                  (ii) Convert US Facility Base Rate Loans to Eurodollar Rate Loans under the US Facility on any Business Day.

         Notice of any such Continuations or Conversions shall be effected by receipt of an appropriate Borrowing Notice and shall specify the effective date of such Continuation or Conversion and the Interest Period to be applicable to the US Facility Loan as Continued or

Converted. Each Continuation and Conversion pursuant to this SECTION 2.08 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in SECTIONS 2.01 and 2.03 and ARTICLE VI hereof. All such Continuations or Conversions of US Facility Loans shall be effected pro rata based on the Applicable Fronting Percentages of the US Facility Lenders for the US Facility.

         2.09 FACILITY FEE. For the period beginning on the Closing Date and ending on the Total Facility Termination Date, the Company agrees to pay to the US Facility Agent, and the US Facility Agent shall then pay to each Lender at its office in the United States so designated thereby based on such Lender's Applicable Commitment Percentage, a Facility Fee equal to the Applicable Margin for Facility Fees multiplied by the Total US Facility Commitment. Such payments of Facility Fees provided for in this SECTION 2.09 shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December beginning September 30, 2000 to and on the Total Facility Termination Date. Notwithstanding the foregoing, so long as any US Facility Lender fails to make available any portion of its US Facility Fronting Commitment when properly requested by the US Facility Borrower, such US Facility Lender shall not be entitled to receive payment of its pro rata share of such Facility Fee until such US Facility Lender shall make available such portion. Such Facility Fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         2.10 DEFICIENCY ADVANCES; FAILURE TO PURCHASE PARTICIPATIONS. No US Facility Lender shall be responsible for any default of any other US Facility Lender in respect to such other US Facility Lender's obligation to make any US Facility Loan hereunder or to fund its purchase of any Participation hereunder nor shall the US Facility Fronting Commitment or Letter of Credit Commitment of any US Facility Lender or the US Facility Commitment of any Lender be increased as a result of such default of any other US Facility Lender. Without limiting the generality of the foregoing, in the event any US Facility Lender shall fail to advance funds to the US Facility Borrower as herein provided, the US Facility Agent may in its discretion, but shall not be obligated to, make a US Facility Advance hereunder as a US Facility Lender of all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other US Facility Lender would have been entitled had it made such advance hereunder; provided that, upon payment to the US Facility Agent from such other US Facility Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the US Facility Agent by the US Facility Borrower on each US Facility Loan comprising the deficiency advance, at the interest rate per annum for overnight borrowing by the US Facility Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable US Facility Loan of the US Facility Agent in full payment of such deficiency advance and the US Facility Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other US Facility Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the US Facility Borrower thereon. In the event any US Facility Lender shall fail to fund its purchase of a Participation after notice from the US Facility Agent, such US Facility Lender shall pay to the Issuing Bank such amount on demand, together with interest at the Federal Funds Effective Rate on the amount so due from the date of such notice to the date such purchase price is received by the Issuing Bank.

         2.11 USE OF PROCEEDS. The proceeds of the US Facility Loans made pursuant to the US Facility hereunder shall be used by the US Facility Borrower to finance capital expenditures and Permitted Acquisitions and for other working capital and general corporate needs of the Company and its Subsidiaries, including commercial paper backup liquidity..

         2.12 US FACILITY EXTENSION.

         (a) With the unanimous consent of all Lenders under the Total Facilities, at each US Facility Revolving Credit Extension Date the US Facility Borrower can elect to extend the US Facility Revolving Credit Termination Date for an additional period of 364 days with respect to the Total US Facility Commitment as at such US Facility Revolving Credit Extension Date; provided, however, that in no event shall the US Facility Revolving Credit Termination Date be extended beyond the Total Facility Termination Date.

         (b) The US Facility Borrower shall notify the Lenders of its request for such an extension by delivering to the US Facility Agent and the Global Agent notice of such request signed by an Authorized Representative not more than sixty (60) days nor less than forty-five (45) days prior to the applicable US Facility Revolving Credit Extension Date. Notice of receipt of such request shall be provided by the US Facility Agent to the US Facility Lenders and to each other Facility Agent, who shall in turn provide notice of such request to the respective Lenders in each such Facility. The Global Agent shall notify the US Facility Borrower in writing not later than twenty-one (21) days prior to the applicable US Facility Revolving Credit Extension Date of the decision of the Lenders. Failure by any Lender to respond to a request for an extension shall constitute a refusal of such Lender to give its consent to such extension, and the US Facility Revolving Credit Termination Date shall not be extended. Failure by the Global Agent to give such notice to the US Facility Borrower as a result of not receiving the consent of all Lenders to such extension shall constitute refusal by the Lenders to extend the US Facility Revolving Credit Termination Date.

         (c) If on any US Facility Revolving Credit Extension Date the US Facility Borrower does not so elect to extend the US Facility Revolving Credit Termination Date then in effect, or if all Lenders under the Total Facilities do not unanimously consent to such extension, then as of such US Facility Revolving Credit Termination Date, (i) in addition to any reduction required under SECTION
2.13 hereof, the Total US Facility Commitment as at such date shall be permanently reduced to an amount equal to the US Facility Term Loan Outstandings, if any, (ii) the Total US Facility Revolving Credit Commitment shall be reduced to zero, and (iii) subject to the provisions of SECTION 2.13 hereof, all US Facility Revolving Credit Outstandings plus Letter of Credit Outstandings shall be due and payable in full; except for the undrawn portion of Letters of Credit that have been fully cash collateralized in a manner consistent with the terms OF SECTION 11.01(C).

         2.13 US TERM LOAN OPTION.

         (a) So long as no Default or Event of Default exists, at each US Facility Revolving Credit Extension Date occurring prior to the US Facility Term Loan Termination Date, the US

Facility Borrower may elect to convert any or all US Facility Revolving Credit Outstandings as of such US Facility Revolving Credit Extension Date into a term loan on such date in the original principal amount equal to such US Facility Revolving Credit Outstandings. US Facility Loans so converted by the US Facility Borrower in accordance with this SECTION 2.13 shall be referred to as the "US Facility Term Loans." Upon such conversion, the Total US Facility Commitment shall be reduced to the amount of the US Facility Term Loan Outstandings on such date. The US Facility Term Loans shall be repaid in equal quarterly installments based on a four (4) year amortization schedule on the first Business Day of each November, February, May, and August, commencing with the first such date after the most recent US Facility Revolving Credit Extension Date and continuing until and including a final payment of all US Facility Term Loan Outstandings on the US Facility Term Loan Termination Date. The US Facility Term Loans may be comprised of US Facility Base Rate Loans and Eurodollar Rate Loans as the US Facility Borrower may elect in accordance with the provisions of this ARTICLE
II. The US Facility Term Loans shall bear interest at a rate equal to (i) the same terms as the US Facility Loans prior to the conversion to US Facility Term Loans plus the Term Loan Premium then applicable until the initial Continuation or Conversion thereof pursuant to SECTION 2.08 hereof and (ii) the Applicable Rate for either US Facility Base Rate Loans or Eurodollar Rate Loans, as selected by the Borrower, plus the Term Loan Premium applicable from time to time, at all times after the initial Continuation or Conversion thereof. Amounts repaid or prepaid on the US Facility Term Loans may not be reborrowed, and the Total US Facility Commitment shall be permanently reduced by any such amounts.

         (b) If on any US Facility Revolving Credit Extension Date the US Facility Borrower does not so elect to convert all or a portion of US Facility Revolving Credit Outstandings as of such date to US Facility Term Loans as described in (a) above, then on the US Facility Revolving Credit Termination Date then in effect, (i) all US Facility Revolving Credit Outstandings as of such date which are not so converted shall be due and payable in full on the US Facility Revolving Credit Termination Date then in effect except for the undrawn portion of Letters of Credit that have been fully cash collateralized in a manner consistent with the terms of SECTION 11.01(C), and (ii) in addition to any reduction required under SECTION 2.12 hereof, the Total US Facility Commitment as at such US Facility Revolving Credit Extension Date shall be permanently reduced by an amount equal to the US Facility Revolving Credit Outstandings as at such date which are not so converted.

         2.14 PARTICIPATIONS. On the Closing Date and each day thereafter until the Total Facility Termination Date, each Lender (including a US Facility Lender if necessary) will be deemed to have absolutely, irrevocably and unconditionally purchased from each US Facility Lender a Participation in US Facility Outstandings owing to such US Facility Lender (including in such US Facility Outstandings all Participations of such US Facility Lender in Reimbursement Obligations) in an amount such that, after such purchase, each Lender will have a Facility Credit Exposure under the US Facility equal in amount to its Applicable Commitment Percentage multiplied by the US Facility Outstandings (referred to as the "Facility Participation Amount" for such Lender in the US Facility). Each such Participation of each Lender in the US Facility shall be funded in accordance with SECTION 11.07.






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                                   ARTICLE IIA

                          US Facility Letters of Credit

         2A.01 LETTERS OF CREDIT. (a) The Issuing Bank agrees, subject to the terms and conditions of this Agreement and in reliance upon the agreements of the other US Facility Lenders set forth in this ARTICLE IIA and in SECTION 2.01, upon request of the US Facility Borrower to issue from time to time for the account of the US Facility Borrower Letters of Credit in a Letter of Credit Currency upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Issuing Bank shall not be obligated to, and shall not, issue (or renew) any Letter of Credit if it has been notified by the US Facility Agent or has actual knowledge that a Default or Event of Default has occurred and is continuing, (ii) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (iii) no Letter of Credit shall be issued (or renewed) if, after giving effect thereto, either (A) the Letter of Credit Outstandings plus US Revolving Credit Facility Outstandings would exceed the Total US Facility Revolving Credit Commitment or (B) US Facility Outstandings would exceed the Total US Facility Commitment. No Letter of Credit shall have an expiry date (including all rights of the US Facility Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the seventh Business Day prior to the then applicable Total Facility Termination Date; provided that if any Letter of Credit is issued with an expiry date (including all rights of the US Facility Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment occurring later than the then applicable US Facility Revolving Credit Termination Date, then such Letter of Credit Outstandings shall be cash collateralized in a manner consistent with the requirements of SECTION 11.01(C) on or prior to the US Facility Revolving Credit Termination Date.

         (b) Each request for a Letter of Credit in an Offshore Currency shall constitute the US Borrower's request for a Letter of Credit of the US Dollar Equivalent Amount of the amount of the Offshore Currency specified in the request for a Letter of Credit. The stated amount available for drawing under any Letter of Credit issued in an Offshore Currency shall be recorded in the Issuing Bank's records in US Dollars as if the Letter of Credit had been issued in US Dollars in the US Dollar Equivalent Amount of such Letter of Credit, as such amount may be adjusted as provided in SECTION 2A.01(c), (d) or (e). For the purposes of determining the maximum amount of Letter of Credit Outstandings hereunder, it is intended by the parties that all Letters of Credit shall be the functional equivalent of Letters of Credit made and repaid in US Dollars and shall be included in such determination based on their US Dollar Equivalent Amount as determined from time to time as set forth herein. The US Facility Agent shall maintain records (based upon information furnished by the Issuing
Bank) sufficient to identify at any time the Spot Rate of Exchange with respect to each Letter of Credit issued in an Offshore Currency.

         (c) In the event a Letter of Credit issued in an Offshore Currency is for a term exceeding one (1) month, the US Dollar Equivalent Amount of the corresponding Letter of Credit Outstandings shall be recalculated as of the last Business Day of each calendar month and





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the US Facility Agent shall notify the US Facility Borrower and the US Facility
Lenders of the new Spot Rate of Exchange as of such Business Day for such Letter of Credit. The US Facility Agent shall apply such new Spot Rate of Exchange to determine the new US Dollar Equivalent Amount of such Letter of Credit as of such Business Day and shall adjust its record of the Letter of Credit Outstandings. In the event that such adjustment with respect to a Letter of Credit causes (x) the Letter of Credit Outstandings plus US Revolving Credit Facility Outstandings to exceed the Total US Facility Revolving Credit Commitment or (y) the US Facility Outstandings to exceed the Total US Facility Commitment, the US Facility Borrower shall immediately repay (a "Rate Adjustment Payment") the portion of US Facility Loans necessary to ensure that, giving effect to the new Spot Rate of Exchange for such Letter(s) of Credit, (A) the sum of Letter of Credit Outstandings plus US Revolving Credit Facility Outstandings does not exceed the Total US Facility Revolving Credit Commitment and (B) US Facility Outstandings do not exceed the Total US Facility Commitment; provided, however, the US Facility Borrower shall not be required to pay any additional compensation pursuant to SECTION 6.05 with respect to a Rate Adjustment Payment if such Rate Adjustment Payment is made immediately upon the effective date giving rise to such Rate Adjustment Payment and no notice of such Rate Adjustment Payment shall be required. In the event that such adjustment with respect to a Letter of Credit does not violate either of the foregoing clauses 2A.01(c)(x) or (y) but does cause the total US Dollar Equivalent Amount of Letter of Credit Outstandings to exceed the Total Letter of Credit Commitment, the US Facility Borrower shall immediately deposit US Dollars in cash (or other immediately available funds acceptable to the US Facility Agent) with the US Facility Agent, in the amount of the Letter of Credit Outstandings which cause such violation, as collateral security for the repayment of any future drawings or repayments under such Letters of Credit and such amounts shall be held by the US Facility Agent pursuant to the terms of the LC Account Agreement.

         (d) In the event that a Letter of Credit issued in an Offshore Currency is drawn upon, the Spot Rate of Exchange applicable to such Letter of Credit shall be adjusted to be the Spot Rate of Exchange for the date of such drawing and the amount of the corresponding Letter of Credit Outstandings shall be recalculated as of the date of such drawing only for the purposes of repayment of Reimbursement Obligations and determining the US Dollar Equivalent Amount of such Letter of Credit.

         (e) Without limiting the foregoing provisions of this SECTION 2A.01, in the event any Letter of Credit is issued in euro, the provisions in SECTION 6.09 applicable to the euro shall be applicable to such Letter of Credit.

         2A.02 REIMBURSEMENT AND PARTICIPATIONS.

         (a) The US Facility Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand on the same Business Day at (i) the Principal Office of the US Facility Agent in the case of Letters of Credit issued in US Dollars and (ii) the Funding Bank in the case of Letters of Credit issued in an Offshore Currency all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include US Facility Base Rate





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

Refunding Loans if permitted by SECTION 2.01) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the US Facility Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the US Facility Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the US Facility Borrower; provided that to the extent permitted by SECTION 2.01(b)(vi), amounts shall be paid pursuant to US Facility Base Rate Refunding Loans. The US Facility Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate.

         (b) The Issuing Bank shall promptly notify the US Facility Agent of any Letter of Credit issued by the Issuing Bank. In accordance with the provisions of SECTION 2.01(b)(vi), the Issuing Bank shall notify the US Facility Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

         (c) Each US Facility Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Fronting Percentage of such liability, and to the extent that the US Facility Borrower is obligated to pay the Issuing Bank under SECTION 2A.02(a), each US Facility Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank, its Applicable Fronting Percentage of the liability of the Issuing Bank under such Letter of Credit in the manner and with the effect provided in SECTION 2.01(b)(vi).

         (d) Simultaneously with the making of each payment by a US Facility Lender to the Issuing Bank pursuant to SECTION 2.01(b)(vi)(B), such US Facility Lender shall, automatically and without any further action on the part of the Issuing Bank or such US Facility Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the US Facility Lender made its payment) in the related Reimbursement Obligation of the US Facility Borrower. Each US Facility Lender's obligation to make payment to the US Facility Agent for the account of the Issuing Bank pursuant to SECTION 2.01(b)(vi) and SECTION 2A.02(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the US Facility Lenders have purchased Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Issuing Bank from the US Facility Borrower, the Issuing Bank shall promptly pay to each US Facility Lender an amount equal to its Applicable Fronting Percentage of such payment from the US Facility Borrower.

         (e) Promptly following the end of each calendar month, the Issuing Bank shall deliver to the US Facility Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such month, including with respect to Letters of Credit issued in an Offshore Currency, the date of issuance thereof and the applicable Offshore Currency. The US Facility Agent shall deliver to each US Facility Lender a report on a monthly basis of the





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aggregate Letter of Credit Outstandings at the end of each calendar month determined based on the applicable Spot Rate of Exchange at such date. Upon the request of any US Facility Lender from time to time, the Issuing Bank shall deliver to the US Facility Agent, and the US Facility Agent shall deliver to such US Facility Lender, any other information reasonably requested by such US Facility Lender with respect to each Letter of Credit outstanding.

         (f) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in ARTICLE VII, be subject to the conditions that (x) such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, (y) the issuance of such Letter of Credit shall not violate any policy of the Issuing Bank, and (z) the US Facility Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. Unless otherwise expressly agreed by the Issuing Bank and the US Facility Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         (g) The US Facility Borrower agrees that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, attorney-in-fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

         (h) Without limiting the generality of the provisions of SECTION 13.10, the US Facility Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other US Facility Lender and the US Facility Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other US Facility Lender or the US Facility Agent may incur (or which may be claimed against the Issuing Bank, such other US Facility Lender or the US Facility Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the US Facility Borrower shall not be required to indemnify the Issuing Bank, any other US Facility Lender or the US Facility Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this






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SECTION 2A.02(h) shall survive repayment of the Obligations, occurrence of the
US Facility Revolving Credit Termination Date, the Total Facility Repayment Date and expiration or termination of this Agreement.

         (i) Without limiting US Facility Borrower's rights as set forth in
SECTION 2A.02(h), the obligation of the US Facility Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the US Facility Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Application and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                  (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                  (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

                  (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the US Facility Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the US Facility Agent, the US Facility Lenders, the Issuing Bank or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                  (iv) any breach of contract or other dispute between the US Facility Borrower and any beneficiary or any transferee of a Letter of Credit (or any Persons for whom such beneficiary or any such transferee may be acting), the US Facility Agent, the US Facility Lenders or any other Person;

                  (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                  (vi) the existence, character, quality, quantity, condition, value, or delivery (including the time, place, manner or order thereof) of property described or purportedly described in documents presented in connection with any Letter of Credit or the existence, nature or extent of any insurance relating thereto;

                  (vii) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the US Facility Agent, with or without notice to or approval by the US Facility Borrower in respect of any of the Obligations; or




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                  (viii) any other circumstance or happening whatsoever where the Issuing Bank has acted in good faith, whether or not similar to any of the foregoing.

         2A.03 GOVERNMENTAL ACTION. The Issuing Bank shall be under no obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Letter of Credit any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it.

         2A.04 LETTER OF CREDIT FACILITY FEES. The US Facility Borrower shall pay to the US Facility Agent, for the pro rata benefit of the US Facility Lenders based on their Applicable Fronting Percentages, a fee on the US Dollar Equivalent Amount of the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Fixed Rate Loans under the US Facility. Such fees shall be due and payable with respect to each Letter of Credit quarterly in arrears on the last day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit.

         2A.05 LETTER OF CREDIT FRONTING AND ADMINISTRATIVE FEES. The US Facility Borrower shall pay to the Issuing Bank a fronting fee of 0.075% per annum on the initial aggregate US Dollar Equivalent Amount available to be drawn on each outstanding Letter of Credit, such fee to be due and payable in full monthly in arrears on the last Business Day of each calendar month with respect to each Letter of Credit issued or renewed during such calendar month. The US Facility Borrower shall also pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the US Facility Borrower shall agree from time to time.






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                                   ARTICLE III

                                 The UK Facility

         3.01 ADVANCES

         (a) COMMITMENT. Subject to the terms and conditions of this Agreement, each UK Facility Lender severally agrees to make, on behalf of all the Lenders, UK Facility Advances in British Pounds Sterling, French Francs or euro (as specified in a Borrowing Notice) to the UK Facility Borrower requesting such UK Facility Advance, as the case may be, as specified in such Borrowing Notice, from time to time from the Closing Date until the Total Facility Termination Date, on a pro rata basis as to the total borrowing requested by such UK Facility Borrower on any day determined by such UK Facility Lender's Applicable Fronting Percentage for UK Facility, up to but not exceeding (i) in the case of Advances in British Pounds Sterling, the British Pounds Sterling Fronting Commitment of such UK Facility Lender, (ii) in the case of Advances in French Francs or euro, the UK Facility Alternative Currency Fronting Commitment of such UK Facility Lender, and each Lender shall have a Participation in each such UK Facility Advance pursuant to SECTION 3.13 equal in amount to its Applicable Commitment Percentage times such UK Facility Advance; provided, however, that the UK Facility Lenders will not be required and shall have no obligation to make any UK Facility Advance (A) so long as a Default or an Event of Default has occurred and is continuing or (B) if the Lenders have accelerated the maturity of the Obligations as a result of an Event of Default; provided further, however, that immediately after giving effect to each such UK Facility Advance,
(x) the UK Facility Outstandings shall not exceed the Total UK Facility Commitment, and (y) the sum of the French Franc Outstandings plus the euro Outstandings shall not exceed the Total UK Alternative Currency Commitment. Within such limits, the UK Facility Borrowers may borrow, repay and reborrow UK Facility Loans hereunder, on a Business Day, from the Closing Date until, but (as to borrowings and reborrowings) not including, the Total Facility Termination Date; provided, however, that the aggregate principal amount outstanding to any UK Facility Borrower shall not at any time exceed its UK Facility Maximum Amount; and provided further, however, that (i) no Offshore Rate Loan shall be made which has an Interest Period that extends beyond the Total Facility Termination Date and (ii) each Offshore Rate Loan may be repaid only on the last day of the Interest Period with respect thereto, unless such payment is accompanied by the additional payment, if any, due under SECTION
6.05. The UK Facility Borrowers agree that if at any time the UK Facility Outstandings shall exceed the Total UK Facility Commitment, or the sum of the French Franc Outstandings plus the euro Outstandings shall exceed the Total UK Alternative Currency Commitment, the UK Facility Borrowers shall immediately repay a principal amount of the outstanding UK Facility Loans such that, as a result of such reduction, the Total UK Facility Commitment shall equal or exceed the UK Facility Outstandings, and the Total UK Alternative Currency Commitment shall equal or exceed the sum of the French Franc Outstandings plus the euro Outstandings.

         (b) AMOUNTS, ADVANCES AND RATE SELECTION.



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                  (i) The principal amount outstanding on any UK Facility Loan shall be recorded in the UK Facility Agent's records in British Pounds Sterling in the case of a UK Facility Advance of British Pounds Sterling, in French Francs in the case of a UK Facility Advance of French Francs, and in euro in the case of a UK Facility Advance of euro, in each case based on the amount of any UK Facility Advance as reduced from time to time by the amount of any principal payments with respect to such UK Facility Advance. In the case of a UK Facility Advance of French Francs or euro, the UK Facility Agent shall also record the principal amount outstanding on any such UK Facility Loan in British Pounds Sterling, based on the Sterling Equivalent Amount of such UK Facility Advance determined based on the Spot Rate of Exchange as of the date of such Advance, as reduced from time to time by any principal payments with respect thereto. In the event a UK Facility Loan is Continued pursuant to SECTION 3.08, such election shall be treated as a UK Facility Advance in the Applicable Currency of the existing Loan for purposes of this SECTION 3.01, with the Sterling Equivalent Amount of the principal amount of any such Loan in French Francs or euro determined based on the Spot Rate of Exchange as of the date of such Continuation. The UK Facility Agent shall adjust its books to reflect the new Sterling Equivalent Amount of such UK Facility Loan, and in the event that such adjustment would cause the UK Facility Outstandings to exceed the Total UK Facility Commitment, or would cause the sum of the French Franc Outstandings plus the euro Outstandings to exceed the Total UK Alternative Currency Commitment, the UK Facility Borrowers shall, immediately on the effective date of such Continuation, repay the portion of such Continued Loan (applying the new Spot Rate of Exchange) necessary to ensure that thereafter the Total UK Facility Commitment shall equal or exceed the UK Facility Outstandings, and the Total UK Alternative Currency Commitment shall equal or exceed the sum of the French Franc Outstandings plus the euro Outstandings. There shall be no more than ten (10) Offshore Loans outstanding at any one time under the UK Facility.

                  (ii) Other than UK Facility Base Rate Refunding Loans, each UK Facility Loan and each Continuation and Conversion under SECTION 3.08 in British Pounds Sterling shall be in an amount not less than (pound sterling)3,000,000 and if greater in integral multiples of (pound sterling)1,000,000; each UK Facility Loan and each Continuation and Conversion under SECTION 3.08 in French Francs or in euro shall be in an amount not less than the French Franc Equivalent Amount or the euro Equivalent Amount, respectively, of (pound sterling)1,000,000.

                  (iii) For each UK Facility Advance (other than UK Facility Base Rate Refunding Loans) an Authorized Representative shall give the UK Facility Agent at least (A) three (3) Business Days' irrevocable telefacsimile notice prior to 11:00 A.M. (London, England time) of each Offshore Rate Loan in French Francs or in euro representing a borrowing or Continuation or Conversion hereunder, and (B) two (2) Business Days' irrevocable telefacsimile notice prior to 11:00 A.M. (London, England time) of each Offshore Rate Loan in British Pounds Sterling representing a borrowing or Continuation or Conversion hereunder. Each such notice shall be in the form of a Borrowing Notice in the form attached hereto as EXHIBIT D-2, which shall be effective upon receipt by the UK Facility Agent, and shall specify the Type of Loan, whether the Loan is to be made in British Pounds Sterling, euro or French Francs, the amount of the





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         UK Facility Advance to be made, the date of borrowing and the Interest
         Period to be used in the computation of interest. Neither the UK Facility Agent nor any UK Facility Lender shall incur any liability to any UK Facility Borrower in acting upon any notice referred to above which the UK Facility Agent believes in good faith to have been given by an Authorized Representative of such UK Facility Borrower or for otherwise acting in good faith, and upon funding of UK Facility Loans by any UK Facility Lender in accordance with this Agreement pursuant to any such notice, such UK Facility Borrower shall have effected UK Facility Loans hereunder. A Borrowing Notice for an Offshore Rate Loan shall be irrevocable, and UK Facility Borrower giving such notice shall be bound to make a borrowing in accordance therewith, unless such UK Facility Borrower pays to the UK Facility Lenders such amounts as may be due under SECTION 6.05 for failure of a borrowing of an Offshore Rate Loan to occur on the date specified therefor in a Borrowing Notice. The duration of the initial Interest Period for each UK Facility Loan shall be as specified in the initial Borrowing Notice. The UK Facility Borrowers shall have the option to elect the duration of subsequent Interest Periods and to Continue the UK Facility Loans in accordance with SECTION 3.08. If the UK Facility Agent does not receive a notice of election of duration of an Interest Period by the time prescribed hereby and by SECTION 3.08, the applicable UK Facility Borrower shall be deemed to have elected to Continue such Loan as an Offshore Rate Loan with a subsequent Interest Period of one month.

                  (iv) Except as provided in SECTION 3.01(b)(vii) below with respect to UK Facility Base Rate Refunding Loans, notice of receipt of each Borrowing Notice in respect of UK Facility Loans, together with the amount of each UK Facility Lender's portion of an Advance requested thereunder, shall be provided by the UK Facility Agent to each UK Facility Lender by telefacsimile with reasonable promptness, but not later than (A) with respect to UK Facility Advances in British Pounds Sterling, 4:00 P.M. (London, England time) on the day two (2) Business Days prior to the date of such UK Facility Advance as set forth in such Borrowing Notice and (B) with respect to UK Facility Advances in French Francs or euro, 4:00 P.M. (London, England time) on the day three (3) Business Days prior to the date of such UK Facility Advance as set forth in such Borrowing Notice. Notice of the applicable interest rate for the requested UK Facility Advance shall be provided by the UK Facility Agent to each UK Facility Lender by telefacsimile with reasonable promptness, but not later than (C) with respect to UK Facility Advances in British Pounds Sterling, 2:00 P.M. (London, England time) on the date of the UK Facility Advance as set forth in such Borrowing Notice and (D) with respect to UK Facility Advances in French Francs or euro, 2:00 P.M. (London, England time) on the day two
         (2) Business Days prior to the date of such UK Facility Advance as set forth in such Borrowing Notice.

                  (v) In the case of UK Facility Advances in British Pounds Sterling, each UK Facility Lender shall, pursuant to the terms and subject to the conditions of this Agreement, not later than 12:00 noon (London, England time) on the date specified for such UK Facility Advance, make the amount of the UK Facility Advance to be made by it on such day available to the applicable UK Facility Borrower by depositing or transferring the proceeds thereof in British Pounds Sterling and in Same Day Funds to the






                                       66
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         UK Facility Agent at its Principal Office. The amount so received by the UK Facility Agent shall, subject to the terms of this Agreement, be made available to the applicable UK Facility Borrower by deposit of the proceeds to an account of such UK Facility Borrower maintained at the Principal Office or otherwise as shall be directed in the applicable Borrowing Notice.

                  (vi) In the case of UK Facility Advances in French Francs or euro, each UK Facility Lender shall, pursuant to the terms and subject to the conditions of this Agreement, not later than 9:00 A.M. (London, England time) on the date specified for such UK Facility Advance, make the amount of the UK Facility Advance to be made by it on such day available to the applicable UK Facility Borrower by depositing or transferring the proceeds thereof in French Francs or euro and in Same Day Funds to the account of the UK Facility Agent at the Funding Bank. The amount so received by the Funding Bank shall, subject to the terms of this Agreement and upon instruction from the UK Facility Agent to the Funding Bank on the same day but no later than 9:00 A.M. (London, England time), be made available to the applicable UK Facility Borrower by deposit of the amount of French Francs or euro specified in the related Borrowing Notice to an account of such UK Facility Borrower maintained at the Funding Bank.

                  (vii) Notwithstanding the foregoing, if a demand for payment is made under any Bank Guarantee, such demand for payment is honored by the Applicable Bank Guarantee Issuer, and the UK Facility Borrower shall not immediately fully reimburse on the same Business Day the Applicable Bank Guarantee Issuer in respect of such payment from other funds available to the UK Facility Borrower, (A) provided that the conditions to making a UK Facility Loan as herein provided shall then be satisfied, (I) the Sterling Equivalent Amount of the Reimbursement Obligation arising from such drawing shall be paid to the Applicable Bank Guarantee Issuer by the UK Facility Agent without the requirement of notice to or from the UK Facility Borrower from immediately available funds which shall be advanced as a UK Facility Base Rate Refunding Loan in British Pounds Sterling to the UK Facility Agent at its Principal Office by each UK Facility Lender in a Sterling Equivalent Amount equal to such UK Facility Lender's Applicable Fronting Percentage of such Reimbursement Obligation, and (II) unless the UK Facility Borrower provides a Borrowing Notice to the UK Facility Agent selecting a different interest period, the UK Facility Borrower shall be deemed to have given a Borrowing Notice for a UK Facility Loan in British Pounds Sterling to be made on the day that is two Business Days following the date of such UK Facility Base Rate Refunding Loan in the amount of such UK Facility Base Rate Refunding Loan for an Interest Period of one month and such Borrowing Notice shall be effective notwithstanding any contrary provisions in this Agreement with respect to minimum borrowing amounts, and (B) if the conditions to making a UK Facility Loan as herein provided shall not then be satisfied, each of the UK Facility Lenders shall fund by payment to the UK Facility Agent (for the benefit of the Applicable Bank Guarantee Issuer) at its Principal Office in immediately available funds in British Pounds Sterling the purchase from the Applicable Bank Guarantee Issuer of its respective Participation in the related Reimbursement Obligation based on its respective Applicable Fronting Percentage of the Total Bank Guarantee Commitment. If a demand for payment is made under any Bank Guarantee in accordance





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         with the terms thereof and the UK Facility Borrowers shall not immediately reimburse the Applicable Bank Guarantee Issuer in respect thereof on the same Business Day, then notice of such demand or payment shall be provided promptly by the Applicable Bank Guarantee Issuer to the UK Facility Agent and the UK Facility Agent shall provide notice to each UK Facility Lender by telephone or telefacsimile transmission. If notice to the UK Facility Lenders of a demand or payment under any Bank Guarantee is given by the UK Facility Agent at or before 12:00 noon (London, England time) on any Business Day, each UK Facility Lender shall either make a UK Facility Base Rate Refunding Loan or fund the purchase of its Participation as specified above in the Sterling Equivalent Amount of such UK Facility Lender's Applicable Fronting Percentage of such demand or payment and shall pay such amount to the UK Facility Agent for the account of the Applicable Bank Guarantee Issuer at the Principal Office in British Pounds Sterling and in immediately available funds before 2:30 P.M. (London, England time) on the same Business Day. If such notice to the UK Facility Lenders is given by the Agent after 12:00 noon (London, England time) on any Business Day, each UK Facility Lender shall either make such UK Facility Base Rate Refunding Loan or fund such purchase before 12:00 noon (London, England time) on the next following Business Day.

         3.02 PAYMENT OF INTEREST.

         (a) The UK Facility Borrowers shall pay interest to the UK Facility Agent for the account of each UK Facility Lender on the outstanding and unpaid principal amount of each UK Facility Loan made by such UK Facility Lender for the period commencing on the date of such UK Facility Loan until such Loan shall be paid or Continued, as the case may be, at the then applicable Offshore Rate, such payments to be made (i) in British Pounds Sterling with respect to UK Facility Loans made in British Pounds Sterling, (ii) in French Francs with respect to UK Facility Loans made in French Francs (subject to SECTION 6.09(e)), and (iii) in euro with respect to UK Facility Loans made in euro (subject to SECTION 6.09(e)); PROVIDED, however, that if any Event of Default shall have occurred and be continuing, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

         (b) Interest on each UK Facility Loan shall be computed on the basis of a year of 365 days for Advances in British Pounds Sterling and 360 days for Advances in French Francs or euro and calculated for the actual number of days elapsed. Interest on each UK Facility Loan shall be paid (i) on the last day of the applicable Interest Period for each such Offshore Rate Loan and, if the Interest Period extends for more than three months, also at intervals of three months after the first day of the Interest Period and (ii) upon payment in full of the principal of each such Loan. Interest on amounts not paid when due shall be payable on demand.

         3.03 PAYMENT OF PRINCIPAL. The principal amount of each UK Facility Loan shall be due and payable to the UK Facility Agent for the benefit of each UK Facility Lender in full on the Total Facility Termination Date. The principal amount of any Offshore Rate Loan may be prepaid only at the end of the applicable Interest Period unless the UK Facility Borrowers shall pay to the UK Facility Agent for the account of the UK Facility Lenders the additional amount, if any, required under SECTION 6.05 and, in the case of a prepayment of any Offshore Rate Loan in





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French Francs or euro, the applicable UK Facility Borrower notifies the UK
Facility Agent at least three (3) Business Days prior to such prepayment. All prepayments of UK Facility Loans made by the UK Facility Borrowers shall be in the Applicable Currency of the respective UK Facility Loan (subject to SECTION 6.09(e)) in the amount of (i) (pound sterling)1,000,000 (or the French Franc Equivalent Amount thereof if in French Francs, or the euro Equivalent Amount thereof if in euro) or (ii) such greater amount which is an integral multiple of (pound sterling)500,000 (or the French Franc Equivalent Amount thereof if in French Francs, or the euro Equivalent Amount thereof if in euro), or (iii) the amount equal to all UK Facility Outstandings, or (iv) such other amount as necessary to comply with SECTION 3.01(a) or 3.07.

         3.04 MANNER OF PAYMENT.

         (a) Each payment of principal (including any prepayment) and payment of interest and fees in respect of UK Facility Loans, and any other amount required to be paid to the UK Facility Lenders with respect to the UK Facility Loans, shall be made to the UK Facility Agent at its Principal Office, for the account of each UK Facility Lender's Applicable Lending Office, to be recorded in British Pounds Sterling and, if applicable, French Francs or euro, as set forth in SECTION 3.01(b). Each such payment shall be made in the Applicable Currency of the UK Facility Loan in Same Day Funds before 1:00 P.M. (London, England time) on the date such payment is due. The UK Facility Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the applicable UK Facility Borrower with the UK Facility Agent. The UK Facility Borrowers shall give the UK Facility Agent prior telephonic notice of any payment of principal, such notice to be given by (i) not later than 11:00 A.M. (London, England time) at least two
(2) Business Days prior to the date of such payment in the case of payment of a UK Facility Loan in British Pounds Sterling and (ii) not later than 11:00 A.M. (London, England time) at least three (3) Business Days prior to the date of such payment in the case of payment of a UK Facility Loan in French Francs or euro.

         (b) The UK Facility Agent shall deem any payment by or on behalf of the UK Facility Borrowers hereunder that is not made both (i) in British Pounds Sterling in the case of UK Facility Loans made in British Pounds Sterling, in French Francs in the case of UK Facility Loans made in French Francs, or in euro in the case of UK Facility Loans made in euro (the foregoing subject to SECTION 6.09(e)) and, in either case, in Same Day Funds and (ii) prior to 1:00 P.M. (London, England time) to be a non-conforming payment. Any such payment shall not be deemed to be received by the UK Facility Agent until the later of (x) the time such funds become available funds in the required Applicable Currency and
(y) the next Business Day. The UK Facility Agent shall give prompt telephonic notice to the applicable Authorized Representative and each of the UK Facility Lenders (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of SECTION 11.01(a) and 11.01(b). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the Default Rate or the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.




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         (c) In the event that any payment hereunder becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless otherwise provided under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension.

         3.05 EVIDENCE OF INDEBTEDNESS. Each UK Facility Borrower hereby authorizes each UK Facility Lender and the UK Facility Agent to record, from time to time, in its records, the date and amount of each UK Facility Loan; the interest rates payable by the applicable UK Facility Borrower in respect of each UK Facility Loan and any Interest Period applicable thereto; the dates and amounts of all payments received by such UK Facility Lender on account of principal, interest and fees; and the amount of all the UK Facility Loans which remain payable by the UK Facility Borrowers to such UK Facility Lender. All amounts and other information so recorded shall be prima facie evidence thereof. The failure to record, or any error in recording, any such amount or other information shall not limit or impair the obligations of the UK Facility Borrowers hereunder or under any Loan Document.

         3.06 PRO RATA PAYMENTS. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the UK Facility Loans shall be made to the UK Facility Agent for the account of the UK Facility Lenders pro rata based on their Applicable Fronting Percentages for the UK Facility, (b) all payments to be made by the UK Facility Borrowers for the account of each of the UK Facility Lenders on account of principal, interest and fees shall be made without diminution, set-off, recoupment, counterclaim or, except as set forth in SECTION 6.06(a), deduction, and (c) the UK Facility Agent will promptly distribute payments received to the UK Facility Lenders. Notwithstanding the foregoing, in the event any UK Facility Lender shall not be able to make an Eurodollar Rate Loan under the circumstances provided in SECTION
6.01 or 6.03, interest shall be allocated to such UK Facility Lender according to the interest rate payable to such UK Facility Lender as set forth in SECTION 6.04.

         3.07 REDUCTIONS. The UK Facility Borrowers shall, by notice from an Authorized Representative, have the right from time to time (but not more frequently than once during each fiscal quarter), upon not less than ten (10) Business Days' written notice to the UK Facility Agent, effective upon receipt, to reduce the Total UK Facility Commitment. The UK Facility Agent shall give each UK Facility Lender, within one (1) Business Day, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of (pound sterling)1,000,000 or such greater amount which is in an integral multiple of (pound sterling)500,000, or the entire remaining Total UK Facility Commitment, and shall permanently reduce the Total UK Facility Commitment. No such reduction shall result in the payment of any Offshore Rate Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under
SECTION 6.05. Each such reduction of the Total UK Facility Commitment shall be accompanied by payment of the principal amount of the UK Facility Loans to the extent that the UK Facility Outstandings exceed the Total UK Facility Commitment, or to the extent that the sum of the French Franc Outstandings plus the euro Outstandings exceeds the Total UK Alternative Currency Commitment, in each case after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. Any reduction of the Total UK Facility Commitment hereunder shall result, ipso facto,





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

in a pro rata reduction of the Total UK Alternative Currency Commitment so that, as reduced, the Sterling Equivalent Amount of the Total UK Alternative Currency Commitment shall at all times remain equal to 50% of the Total UK Facility Commitment.

         3.08 CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS. Subject to the limitations set forth below and in ARTICLE VI hereof, and provided that no Default or Event of Default shall have occurred and be continuing, the UK Facility Borrowers may, upon three (3) Business Days' notice to the UK Facility Agent prior to 11:00 A.M. (London, England time) in the case of an Offshore Rate Loan in British Pounds Sterling and four (4) Business Days' notice to the UK Facility Agent prior to 11:00 A.M. (London, England time) in the case of an Offshore Rate Loan in French Francs or in euro, elect a subsequent Interest Period for all or a portion of Offshore Rate Loans under the UK Facility to begin on the last day of the then current Interest Period for such Offshore Rate Loans. Notice of any such Continuations shall be effected by receipt of an appropriate Borrowing Notice and shall specify the effective date of such Continuation and the Interest Period to be applicable to the UK Facility Loan as Continued. Each Continuation pursuant to this SECTION 3.08 shall be subject to the limitations on Offshore Rate Loans set forth in the definition of "Interest Period" herein and in SECTION 3.01 and 3.03 and ARTICLE VI hereof. All such Continuations of UK Facility Loans shall be effected pro rata based on the Applicable Fronting Percentages of the UK Facility Lenders for the UK Facility and shall be in the same currency as the original such Loan.

         3.09 FACILITY FEE. For the period beginning on the Closing Date and ending on the Total Facility Termination Date, the Company agrees to pay to the US Facility Agent, and the US Facility Agent shall then pay to each Lender at its office in the United States so designated thereby based on such Lender's Applicable Commitment Percentage, a Facility Fee equal to the Applicable Margin for Facility Fees multiplied by the Total UK Facility Commitment. Such payments of Facility Fees provided for in this SECTION 3.09 shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December beginning September 30, 2000 to and on the Total Facility Termination Date. Notwithstanding the foregoing, so long as any UK Facility Lender fails to make available any portion of its UK Facility Fronting Commitment when properly requested by a UK Facility Borrower, such Lender shall not be entitled to receive payment of its pro rata share of such Facility Fee until such Lender shall make available such portion. Such Facility Fee shall be calculated on the basis of a year of 365 days for the actual number of days elapsed.

         3.10 DEFICIENCY ADVANCES. No UK Facility Lender shall be responsible for any default of any other UK Facility Lender in respect to such other UK Facility Lender's obligation to make any UK Facility Loan hereunder or to fund its purchase of any Participation hereunder nor shall the UK Facility Fronting Commitment or Bank Guarantee Commitment of any UK Facility Lender or the UK Facility Commitment of any Lender be increased as a result of such default of any other UK Facility Lender. Without limiting the generality of the foregoing, in the event any UK Facility Lender shall fail to advance funds to a UK Facility Borrower as herein provided, the UK Facility Agent may in its discretion, but shall not be obligated to, make a UK Facility Advance hereunder as a UK Facility Lender of all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to





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which such other UK Facility Lender would have been entitled had it made such an advance; provided that, upon payment to the UK Facility Agent from such other UK Facility Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the UK Facility Agent by the applicable UK Facility Borrower on each UK Facility Loan comprising the deficiency advance, at the interest rate per annum equal to the UK Overnight Rate, then such payment shall be credited against the applicable UK Facility Outstanding owing to the UK Facility Agent in full payment of such deficiency advance and the applicable UK Facility Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other UK Facility Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such UK Facility Borrower thereon.

         3.11 USE OF PROCEEDS. The proceeds of the UK Facility Loans made pursuant to the UK Facility hereunder shall be used by the UK Facility Borrowers to finance capital expenditures and Permitted Acquisitions and for other working capital and general corporate needs of the UK Facility Borrowers.

         3.12 ONE LOAN.

         (a) Subject to subsection (c) below, all UK Facility Loans, Reimbursement Obligations arising from Bank Guarantees and UK Facility Advances by the UK Facility Lenders to any UK Facility Borrower shall constitute the joint and several general obligation of each of the UK Facility Borrowers. Each UK Facility Borrower shall be jointly and severally liable to the UK Facility Agent and the UK Facility Lenders for all Obligations hereunder in respect of the UK Facility, regardless of whether such Obligations arise as a result of UK Facility Advances to such Borrower, it being stipulated and agreed that UK Facility Advances hereunder to any UK Facility Borrower inure to the benefit of each of the UK Facility Borrowers, and that the UK Facility Lenders are relying on the joint and several liability of the UK Facility Borrowers in extending credit under the UK Facility.

         (b) Subject to subsection (c) below, each UK Facility Borrower guarantees to the UK Facility Lenders the payment in full of all of the Obligations of the other UK Facility Borrowers to the UK Facility Lenders in respect of UK Facility and further guarantees the due performance by each other UK Facility Borrower of its respective duties and covenants made in favor of the UK Facility Agent and the UK Facility Lenders hereunder. Each UK Facility Borrower agrees that the joint and several liability of the UK Facility Borrowers shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any modification, release or other alteration of any of the rights of the UK Facility Agent and the UK Facility Lenders with respect to any collateral, nor by any delay, extension of time, renewal, compromise or other indulgence granted by the UK Facility Agent and the UK Facility Lenders with respect to any of the Obligations, nor by any other agreements or arrangements whatever with any other UK Facility Borrower, any guarantor or any other Person, each UK Facility Borrower hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each UK Facility Borrower hereunder is direct and unconditional as to all of the






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Obligations hereunder in respect of the UK Facility, and may be enforced without requiring the UK Facility Agent or the UK Facility Lenders first to resort to any other right, remedy or security; no UK Facility Borrower shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for any of the Obligations in respect of the UK Facility, unless and until all of said Obligations have been paid in full.

         (c) Notwithstanding subsections (a) and (b) above, the joint and several liability of each UK Facility Borrower for, and its obligation to guarantee payment of all Obligations of, the other UK Facility Borrowers in respect of the UK Facility shall not at any time exceed its UK Facility Maximum Amount.

         3.13 PARTICIPATIONS. On the Closing Date and each day thereafter until the Total Facility Termination Date, each Lender (including a UK Facility Lender if necessary) will be deemed to have absolutely, irrevocably and unconditionally purchased from each UK Facility Lender a Participation in UK Facility Outstandings owing to such UK Facility Lender (including in such UK Facility Outstandings all Participations of such UK Facility Lender in Reimbursement Obligations) in an amount such that, after such purchase, each Lender will have a Facility Credit Exposure under the UK Facility equal in amount to its Applicable Commitment Percentage multiplied by the UK Facility Outstandings (referred to as the "Facility Participation Amount" for such Lender in the UK Facility). Each such Participation of each Lender in the UK Facility shall be funded in accordance with SECTION 11.07.







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                                  ARTICLE IIIA

                                 Bank Guarantees

         3A.01 BANK GUARANTEES. Each Bank Guarantee Issuer agrees, subject to the terms and conditions of this Agreement and in reliance upon the agreements of the other UK Facility Lenders set forth in this ARTICLE IIIA and in SECTION 3.01, upon request of a UK Facility Borrower to issue from time to time for the account of the UK Facility Borrower Bank Guarantees in British Pounds Sterling upon delivery to such Bank Guarantee Issuer of a Bank Guarantee Issuance Agreement relating thereto in form and content acceptable to such Bank Guarantee Issuer; provided, that (i) no Bank Guarantee Issuer shall be obligated to, and shall not, issue (or renew) any Bank Guarantee if it has been notified by the UK Facility Agent or has actual knowledge that a Default or Event of Default has occurred and is continuing, (ii) the Bank Guarantee Outstandings shall not exceed the Total Bank Guarantee Commitment, (iii) no Bank Guarantee shall be issued (or renewed) if, after giving effect thereto, the Sterling Equivalent Amount of UK Facility Outstandings would exceed the Total UK Facility Commitment, (iv) Bank One, NA, London Branch shall not be obligated to issue Bank Guarantees in excess of "6,400,000 and (v) Barclays Bank Plc shall not be obligated to issue Bank Guarantees in excess of "700,000. No Bank Guarantee shall have an expiry date (including all rights of the UK Facility Borrower or any beneficiary named in such Bank Guarantee to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the seventh Business Day prior to the then applicable Total Facility Termination Date.

         3A.02 REIMBURSEMENT AND PARTICIPATIONS.

         (a) The UK Facility Borrowers hereby unconditionally agree to pay to the Applicable Bank Guarantee Issuer immediately on demand on the same Business Day at the Principal Office of the UK Facility Agent all amounts required to be paid by the Applicable Bank Guarantee Issuer to the beneficiary of any Bank Guarantee and all reasonable expenses incurred by the Applicable Bank Guarantee Issuer in connection with the Bank Guarantees, and in any event and without demand to place in possession of the Applicable Bank Guarantee Issuer (which shall include UK Facility Base Rate Refunding Loans if permitted by SECTION 3.01) sufficient funds to pay all debts and liabilities arising under any Bank Guarantee. Each Bank Guarantee Issuer agrees to give the UK Facility Borrower prompt notice of any request for a draw under a Bank Guarantee. Each Bank Guarantee Issuer may charge any account any UK Facility Borrower may have with it for any and all amounts such Bank Guarantee Issuer pays under a Bank Guarantee, plus charges and reasonable expenses as from time to time agreed to by such Bank Guarantee Issuer and the UK Facility Borrowers; provided that to the extent permitted by SECTION 3.01(b)(vii), amounts shall be paid pursuant to UK Facility Base Rate Refunding Loans. The UK Facility Borrowers agree to pay the Applicable Bank Guarantee Issuer interest on any Reimbursement Obligations arising from Bank Guarantees not paid when due hereunder at the Default Rate.

         (b) Each Bank Guarantee Issuer shall promptly notify the UK Facility Agent of any Bank Guarantee issued by such Bank Guarantee Issuer. In accordance with the provisions of






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SECTION 3.01(b)(vii), the Applicable Bank Guarantee Issuer shall notify the UK
Facility Agent of any demand and payment under any Bank Guarantee promptly following the receipt of such demand and payment thereof by the Applicable Bank Guarantee Issuer.

         (c) Each UK Facility Lender (other than the Applicable Bank Guarantee Issuer) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Applicable Bank Guarantee Issuer in respect of each Bank Guarantee in an amount equal to such Lender's Applicable Fronting Percentage of such liability, and to the extent that the UK Facility Borrowers are obligated to pay the Applicable Bank Guarantee Issuer under
SECTION 3A.02(a), each UK Facility Lender (other than the Applicable Bank Guarantee Issuer) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Applicable Bank Guarantee Issuer, its Applicable Fronting Percentage of the liability of the Applicable Bank Guarantee Issuer under such Bank Guarantee in the manner and with the effect provided in SECTION 3.01(b)(vii).

         (d) Simultaneously with the making of each payment by a UK Facility Lender to the Applicable Bank Guarantee Issuer pursuant to SECTION 3.01(b)(vii)(B), such UK Facility Lender shall, automatically and without any further action on the part of the Applicable Bank Guarantee Issuer or such UK Facility Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the UK Facility Lender made its payment) in the related Reimbursement Obligation of the UK Facility Borrower. Each UK Facility Lender's obligation to make payment to the UK Facility Agent for the account of the Applicable Bank Guarantee Issuer pursuant to SECTION 3.01(b)(vii) and SECTION 3A.02(c), and the right of the Applicable Bank Guarantee Issuer to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the UK Facility Lenders have purchased Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Applicable Bank Guarantee Issuer from a UK Facility Borrower, the Applicable Bank Guarantee Issuer shall promptly pay to each UK Facility Lender an amount equal to its Applicable Fronting Percentage of such payment from the UK Facility Borrower.

         (e) Promptly following the end of each calendar quarter, each Bank Guarantee Issuer shall deliver to the UK Facility Agent a notice describing the aggregate amount of all Bank Guarantees at the end of such quarter. The UK Facility Agent shall deliver to each UK Facility Lender a report on a quarterly basis of the aggregate Bank Guarantee Outstandings at the end of each calendar quarter. Upon the request of any UK Facility Lender from time to time, each Bank Guarantee Issuer shall deliver to the UK Facility Agent, and the UK Facility Agent shall deliver to such UK Facility Lender, any other information reasonably requested by such UK Facility Lender with respect to each Bank Guarantee outstanding.

         (f) The issuance by the Applicable Bank Guarantee Issuer of each Bank Guarantee shall, in addition to the conditions precedent set forth in ARTICLE VII, be subject to the conditions that (x) such Bank Guarantee be in such form and contain such terms as shall be reasonably satisfactory to the Applicable Bank Guarantee Issuer consistent with the then current practices





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and procedures of the Applicable Bank Guarantee Issuer with respect to similar bank guarantees, (y) the issuance of such Bank Guarantee shall not violate any policy of the Applicable Bank Guarantee Issuer, and (z) the UK Facility Borrowers shall have executed and delivered such other instruments and agreements relating to such Bank Guarantees as the Applicable Bank Guarantee Issuer shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained.

         (g) The UK Facility Borrowers agree that the Applicable Bank Guarantee Issuer may, in its sole discretion, accept or pay, as complying with the terms of any Bank Guarantee, any demand for payment which may be made by any beneficiary of any Bank Guarantee including by an administrator, executor, trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, attorney-in-fact or other legal representative of a beneficiary who is authorized under such Bank Guarantee to demand payment.

         (h) Without limiting the generality of the provisions of SECTION 13.10, the UK Facility Borrowers hereby agree to indemnify and hold harmless the Applicable Bank Guarantee Issuer, each other UK Facility Lender and the UK Facility Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Applicable Bank Guarantee Issuer, such other UK Facility Lender or the UK Facility Agent may incur (or which may be claimed against the Applicable Bank Guarantee Issuer, such other UK Facility Lender or the UK Facility Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Bank Guarantee; provided that the UK Facility Borrower shall not be required to indemnify the Applicable Bank Guarantee Issuer, any other UK Facility Lender or the UK Facility Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Applicable Bank Guarantee Issuer to pay under any Bank Guarantee after a demand for payment strictly complying with the terms and conditions of such Bank Guarantee, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this SECTION 3A.02(h) shall survive repayment of the Obligations, occurrence of the Total Facility Repayment Date and expiration or termination of this Agreement.

         (i) Without limiting the UK Facility Borrowers' rights as set forth in
SECTION 3A.02(h), the obligation of the UK Facility Borrowers to immediately reimburse the Applicable Bank Guarantee Issuer for payments made under Bank Guarantees and the Applicable Bank Guarantee Issuer's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the UK Facility Borrowers shall be performed strictly in accordance with the terms of this Agreement and such Bank Guarantee and the related Bank Guarantee Issuance Agreement for any Bank Guarantee, under all circumstances whatsoever, including the following circumstances:

                  (i) any lack of validity or enforceability of the Bank Guarantee, the obligation supported by the Bank Guarantee or any other agreement or instrument relating thereto (collectively, the "Related Bank Guarantee Documents");

                  (ii) any amendment or waiver of or any consent to or departure from all or any of the Related Bank Guarantee Documents;

                  (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which any UK Facility Borrower may have at any time against any beneficiary or any transferee of a Bank Guarantee (or any Persons for whom any such beneficiary or any such transferee may be acting), the UK Facility Agent, the UK Facility Lenders, the Applicable Bank Guarantee Issuer or any other Person, whether in connection with the Loan Documents, the Related Bank Guarantee Documents or any unrelated transaction;

                  (iv) any breach of contract or other dispute between a UK Facility Borrower and any beneficiary or any transferee of a Bank Guarantee (or any Persons for whom such beneficiary or any such transferee may be acting), the UK Facility Agent, the UK Facility Lenders or any other Person;

                  (v) any demand, statement or any other document presented under the Bank Guarantee proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Bank Guarantee;

                  (viii) the existence, character, quality, quantity, condition, value, or delivery (including the time, place, manner or order thereof) of property described or purportedly described in documents presented in connection with any Bank Guarantee or the existence, nature or extent of any insurance relating thereto;

                  (ix) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the UK Facility Agent, with or without notice to or approval by the UK Facility Borrowers in respect of any of the Obligations; or

                  (viii) any other circumstance or happening whatsoever where the Applicable Bank Guarantee Issuer has acted in good faith, whether or not similar to any of the foregoing.

         3A.03 GOVERNMENTAL ACTION. No Bank Guarantee Issuer shall be under any obligation to issue any Bank Guarantee if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Bank Guarantee Issuer from issuing such Bank Guarantee, or any law applicable to such Bank Guarantee Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Bank Guarantee Issuer shall prohibit, or request that such Bank Guarantee Issuer refrain from, the issuance of bank guarantees generally or such Bank Guarantee in particular or shall impose upon such Bank Guarantee Issuer with respect to such Bank Guarantee any restriction, reserve or capital requirement (for which such Bank Guarantee Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Bank Guarantee any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Bank Guarantee Issuer in good faith deems material to it.



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

         3A.04 BANK GUARANTEE FACILITY FEES. The UK Facility Borrowers shall pay to the UK Facility Agent, for the pro rata benefit of the UK Facility Lenders based on their Applicable Fronting Percentages, a fee on the amount of the aggregate amount available for payment under each outstanding Bank Guarantee at a rate equal to the Applicable Margin for Fixed Rate Loans under the UK Facility. Such fees shall be due and payable with respect to each Bank Guarantee quarterly in arrears on the last day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Bank Guarantee.

         3A.05 BANK GUARANTEE FRONTING AND ADMINISTRATIVE FEES. The UK Facility Borrowers shall pay to the Applicable Bank Guarantee Issuer a fronting fee of 0.125% per annum on the initial aggregate amount available for payment under each outstanding Bank Guarantee, such fee to be due and payable in full with respect to each Bank Guarantee on the date of the issuance (except with respect to Existing Bank Guarantees) or renewal thereof. The UK Facility Borrowers shall also pay to the Applicable Bank Guarantee Issuer such administrative fee and other fees, if any, in connection with the Bank Guarantees in such amounts and at such times as the Applicable Bank Guarantee Issuer and the UK Facility Borrowers shall agree from time to time.








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




                                   ARTICLE IV

                              The Canadian Facility

         4.01 ADVANCES.

         (a) COMMITMENT. Subject to the terms and conditions of this Agreement, each Canadian Facility Lender severally agrees to make, on behalf of all the Lenders, Canadian Facility Advances in Canadian Dollars to the Canadian Facility Borrower from time to time from the Closing Date until (i) the Total Facility Termination Date in the case of the Canadian Facility Full Maturity Tranche and
(ii) the Canadian Facility Renewable Tranche Termination Date in the case of the Canadian Facility Renewable Tranche, in each case on a pro rata basis as to the total borrowing requested by the Canadian Facility Borrower on any day determined by such Canadian Facility Lender's Applicable Fronting Percentage for the Canadian Facility, up to but not exceeding (A) in the case of Advances under the Canadian Facility Renewable Tranche, the Canadian Facility Renewable Tranche Fronting Commitment of such Canadian Facility Lender, and (B) in the case of Advances under the Canadian Facility Full Maturity Tranche, the Canadian Facility Full Maturity Tranche Fronting Commitment of such Canadian Facility Lender, and each Lender shall have a Participation in each such Canadian Facility Advance pursuant to SECTION 4.14 equal in amount to its Applicable Commitment Percentage times such Canadian Facility Advance; provided, however, that the Canadian Facility Lenders will not be required and shall have no obligation to make any Canadian Facility Advance (x) so long as a Default or an Event of Default has occurred and is continuing or (y) if the Lenders have accelerated the maturity of the Obligations as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Canadian Facility Advance, (I) the Canadian Facility Outstandings shall not exceed the Total Canadian Facility Commitment, (II) the Canadian Facility Renewable Tranche Outstandings shall not exceed the Canadian Facility Renewable Tranche Commitment, and (III) the Canadian Facility Full Maturity Tranche Outstandings shall not exceed the Canadian Facility Full Maturity Tranche Commitment. Within such limits, the Canadian Facility Borrower may borrow, repay and reborrow Canadian Facility Loans hereunder, on a Business Day, from the Closing Date until, but (as to borrowings and reborrowings) not including, (i) the Total Facility Termination Date in the case of the Canadian Facility Full Maturity Tranche and (ii) the Canadian Facility Renewable Tranche Termination Date in the case of the Canadian Facility Renewable Tranche; provided, however, that (A) no Canadian Facility BA Rate Loan shall be made which has an Interest Period or maturity that extends beyond the Total Facility Termination Date, in the case of the Canadian Facility Full Maturity Tranche, or the Canadian Facility Renewable Tranche Termination Date, in the case of the Canadian Facility Renewable Tranche, and (B) each Canadian Facility BA Rate Loan may be repaid only on the last day of the Interest Period with respect thereto, unless such prepayment is accompanied by the additional payment, if any, due under
SECTION 6.05. The Canadian Facility Borrower agrees that if at any time (x) the Canadian Facility Outstandings shall exceed the Total Canadian Facility Commitment, (y) the Canadian Facility Renewable Tranche Outstandings shall exceed the Canadian Facility Renewable Tranche Commitment, or (z) the Canadian Facility Full Maturity Tranche Outstandings shall exceed the Canadian Facility Full Maturity Tranche Commitment, then in any such case the Canadian Facility Borrower shall immediately repay a principal amount of the outstanding Canadian Facility Loans such that, as a result of such reduction, (I) the Total Canadian Facility Commitment shall equal or exceed the Canadian Facility Outstandings, (II) the Canadian Facility Renewable Tranche Commitment shall equal or exceed the Canadian Facility Renewable Tranche Outstandings and (III) the Canadian Facility Full Maturity Tranche Commitment shall equal or exceed the Canadian Facility Full Maturity Tranche Outstandings.

         (b) AMOUNTS, ADVANCES AND RATE SELECTION.

                  (i) The principal amount outstanding on any Canadian Facility Loan shall be recorded in the Canadian Facility Agent's records in Canadian Dollars, based on the amount of any Canadian Facility Advance as reduced from time to time by the amount of any principal payments with respect to such Canadian Facility Loan. In the event a Canadian Facility Loan is Continued or Converted pursuant to SECTION 4.08, such election shall be treated as a Canadian Facility Advance for purposes of this SECTION 4.01. There shall be no more than ten (10) Canadian Facility BA Rate Loans outstanding at any one time under the Canadian Facility.

                  (ii) Each Canadian Facility Loan and each Continuation and Conversion under SECTION 4.08 shall be in an amount not less than CAN $2,000,000 and, if greater, in integral multiples of CAN $100,000.

                  (iii) For each Canadian Facility Advance, an Authorized Representative of the Canadian Facility Borrower shall give the Canadian Facility Agent (A) at least two (2) Business Days' irrevocable telefacsimile notice prior to 10:00 A.M. (Toronto, Canada time) of each Canadian Facility BA Rate Loan representing a borrowing or Continuation or Conversion hereunder and (B) at least two (2) Business Days' irrevocable telefacsimile notice prior to 10:00 A.M. (Toronto, Canada time) of each Canadian Facility Base Rate Loan representing a borrowing or Conversion hereunder. Each such notice shall be in the form of a Borrowing Notice in the form attached hereto as EXHIBIT D-3, which shall be effective upon receipt by the Canadian Facility Agent, and shall specify the Type of Canadian Facility Loan (Canadian Facility BA Rate or Canadian Facility Base Rate), the amount of the Canadian Facility Advance to be made, whether such advance is under the Canadian Facility Renewable Tranche or the Canadian Facility Full Maturity Tranche, the date of borrowing and the Interest Period (if a Canadian Facility BA Rate Loan) to be used in the computation of interest. Neither the Canadian Facility Agent nor any Canadian Facility Lender shall incur any liability to any Canadian Facility Borrower in acting upon any notice referred to above which the Canadian Facility Agent believes in good faith to have been given by an Authorized Representative of the Canadian Facility Borrower or for otherwise acting in good faith, and upon funding of Canadian Facility Loans by any Canadian Facility Lender in accordance with this Agreement pursuant to any such notice, such Canadian Facility Borrower shall have effected Canadian Facility Loans hereunder. A Borrowing Notice for a Canadian Facility BA Rate Loan shall be irrevocable, and the Canadian Facility Borrower shall be bound to make a borrowing in accordance therewith, unless such Canadian Facility Borrower pays to the Canadian Facility Lenders such amounts as may be due under SECTION 6.05 for failure of a borrowing of a Canadian Facility BA Rate Loan to occur on the date specified therefor in the related Borrowing Notice. The duration of the initial Interest Period for each Canadian Facility BA Rate Loan shall be as specified in the initial Borrowing Notice. The Canadian Facility Borrower shall have the option to elect the duration of subsequent Interest Periods and to Continue or Convert the Loans in accordance with SECTION 4.08. If the Canadian Facility Agent does not receive a notice of election of the duration of an Interest Period or of the Conversion of a Loan by the time prescribed hereby and by SECTION 4.08, the Canadian Facility Borrower shall be deemed to have elected to Convert such Loan to or Continue such Loan as a Canadian Facility Base Rate Loan until the Canadian Facility Borrower notifies the Canadian Facility Agent in accordance with SECTION 4.08.

                  (iv) Notice of receipt of each Borrowing Notice in respect of Canadian Facility Loans shall be provided by the Canadian Facility Agent to each Canadian Facility Lender by telefacsimile with reasonable promptness, but not later than 12:00 noon (Toronto, Canada time) on the same day as the Canadian Facility Agent's receipt of such notice from the Canadian Facility Borrower so long as receipt is prior to 10:00 A.M. (Toronto, Canada time). The Canadian Facility Agent shall determine the Canadian Facility Fixed BA Rate for a Canadian Facility BA Rate Loan at 10:00 A.M. (Toronto, Canada time) on the day of such proposed Canadian Facility Fixed BA Rate, and not later than 12:00 noon (Toronto, Canada time) on such date, the Canadian Facility Agent shall provide the Canadian Facility Borrower and each Canadian Facility Lender notice by telefacsimile transmission of the amount of the Canadian Facility Loan or Loans required to be made by each Canadian Facility Lender on such date, and the applicable Canadian Facility Fixed BA Rate.

                  (v) Not later than 12:00 noon (Toronto, Canada time) on the date specified for each Canadian Facility Advance, each Canadian Facility Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Canadian Facility Advance or Advances to be made by it on such day available to the Canadian Facility Borrower by depositing or transferring the proceeds thereof in Canadian Dollars and Same Day Funds to the Canadian Facility Agent at the Principal Office. The amount so received by the Canadian Facility Agent shall, subject to the terms of this Agreement, on the same day be made available to the Canadian Facility Borrower by delivery to the Canadian Facility Borrower's account with the Canadian Facility Agent.

         4.02 PAYMENT OF INTEREST.

         (a) The Canadian Facility Borrower shall pay interest to the Canadian Facility Agent for the account of each Canadian Facility Lender on the outstanding and unpaid principal amount of each Canadian Facility Loan made by such Canadian Facility Lender for the period commencing on the date of such Canadian Facility Loan until such Loan shall be paid, Continued or Converted, as the case may be, at the then applicable Canadian Facility Base Rate for Canadian Facility Base Rate Loans or applicable Canadian Facility Fixed BA Rate for Canadian Facility BA Rate Loans, such payments to be made in Canadian Dollars; provided, however, that if any Event of Default shall have occurred and be continuing, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

         The Canadian Facility Agent's certificate as to each rate of interest payable hereunder shall be prima facie evidence of such rate.

         (b) COMPUTATION OF INTEREST. The Canadian Facility Borrower shall pay to the Canadian Facility Agent for the benefit of the Canadian Facility Lenders interest on each Canadian Facility Loan, which interest shall be calculated on the outstanding principal amount daily for the period:

                  (i) in the case of a Canadian Facility Base Rate Loan, commencing on and including the day on which it is advanced and ending on, but excluding, the day on which it is repaid; or

                  (ii) in the case of a Canadian Facility BA Rate Loan, commencing on and including the first day of the Interest Period relative to such Canadian Facility BA Rate Loan and ending on, but excluding, the last day of such Interest Period, at the rate of interest per annum equal to:

                  (i) the Canadian Facility Base Rate for Canadian Facility Base Rate Loans, on the basis of a year of 365 days for the actual number of days elapsed; or

                  (ii) the Canadian Facility Fixed BA Rate for Canadian Facility BA Rate Loans, on the basis of a year of 365 days for the actual number of days elapsed.

         For the purposes of this Agreement and calculation of interest on the basis of a year of 365 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the number of days in the calendar year in which the same is to be ascertained and divided by
365. The parties further agree that for the purposes of the Interest Act (Canada), (i) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement, and (ii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

         (c) Accrual and Payment of Interest. Interest on each Canadian Facility Loan shall accrue from day to day but shall not compound and shall be payable:

                  (i) in the case of a Canadian Facility Base Rate Loan or any other amount payable hereunder other than in respect of a Canadian Facility BA Rate Loan, monthly in arrears on the last Business Day of each month; or

                  (ii) in the case of a Canadian Facility BA Rate Loan, on the last day of the applicable Interest Period for each Canadian Facility BA Rate Loan and, if the Interest Period extends for more than three months, at intervals of three months after the first day of the Interest Period and upon payment in full of the principal amount of each such Loan.

         4.03 PAYMENT OF PRINCIPAL. Except as set forth in SECTION 4.13 with respect to Canadian Facility Term Loans, (i) the principal amount of each Canadian Facility Loan advanced under the Canadian Facility Full Maturity Tranche shall be due and payable to the Canadian Facility Agent for the benefit of the Canadian Facility Lenders in full on the Total Facility Termination Date and (ii) the principal amount of each Canadian Facility Loan advanced under the Canadian Facility Renewable Tranche shall be due and payable to the Canadian Facility Agent for the benefit of the Canadian Facility Lenders in full on the Canadian Facility Renewable Tranche Termination Date. The principal amount of any Canadian Facility Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Canadian Facility BA Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Canadian Facility Borrower shall pay to the Canadian Facility Agent for the account of the Canadian Facility Lenders the additional amount, if any, required under SECTION
6.05. All prepayments of Canadian Facility Loans made by the Canadian Facility Borrower shall be in the amount of (i) at least CAN $2,000,000 or (ii) the amount equal to all Canadian Facility Outstandings, or (iii) such other amount as necessary to comply with SECTION 4.01(a) or 4.07.

         4.04 MANNER OF PAYMENT.

         (a) Each payment of principal (including any prepayment) and payment of interest in respect of Canadian Facility Loans, and any other amount required to be paid to the Canadian Facility Lenders with respect to the Canadian Facility Loans, shall be made in Canadian Dollars to the Canadian Facility Agent at its Principal Office, for the account of each Canadian Facility Lender's Applicable Lending Office. Each such payment shall be made in Same Day Funds before 12:00 noon (Toronto, Canada time) on the date such payment is due. The Canadian Facility Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Canadian Facility Borrower with the Canadian Facility Agent. The Canadian Facility Borrower shall give the Canadian Facility Agent prior telephonic notice of any payment of principal, such notice to be given by not later than 10:00 A.M. (Toronto, Canada time) one (1) Business Day prior to the date of such payment.

         (b) The Canadian Facility Agent shall deem any payment by or on behalf of the Canadian Facility Borrower hereunder that is not made both (i) in Canadian Dollars and in Same Day Funds and (ii) prior to 12:00 noon (Toronto, Canada time) to be a non-conforming payment. Any such payment shall not be deemed to be received by the Canadian Facility Agent until the later of (x) the time such funds become available funds and (y) the next Business Day. The Canadian Facility Agent shall give prompt telephonic notice to the applicable Authorized Representative and each of the Canadian Facility Lenders (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of SECTION 11.01(a) and 11.01(b). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the Default or the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

         (c) In the event that any payment hereunder or under the Canadian Facility Loans which bear interest at the Canadian Facility Base Rate becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day; provided that interest shall continue to accrue during the period of any such extension.

         4.05 EVIDENCE OF INDEBTEDNESS. The Canadian Facility Borrower hereby authorizes each Canadian Facility Lender and the Canadian Facility Agent to record, from time to time, in its records, the date and amount of each Canadian Facility Loan; the interest rates payable by the Canadian Facility Borrower in respect of each Canadian Facility Loan and any Interest Period applicable thereto; the dates and amounts of all payments received by such Canadian Facility Lender on account of principal, interest and fees; and the amount of all the Canadian Facility Loans which remain payable by the Canadian Facility Borrower to such Canadian Facility Lender. All amounts and other information so recorded shall be prima facie evidence thereof. The failure to record, or any error in recording, any such amount or other information shall not limit or impair the obligations of the Canadian Facility Borrower hereunder or under any Loan Document.

         4.06 PRO RATA PAYMENTS. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Canadian Facility Loans shall be made to the Canadian Facility Agent for the account of the Canadian Facility Lenders pro rata based on their Applicable Fronting Percentages for the Canadian Facility, (b) all payments to be made by the Canadian Facility Borrower for the account of each of the Canadian Facility Lenders on account of principal, interest and fees shall be made without diminution, set-off, recoupment, counterclaim or, except as set forth in SECTION 6.06(a), deduction, and (c) the Canadian Facility Agent in all other cases will promptly distribute payments received to the Canadian Facility Lenders. Notwithstanding the foregoing, in the event any Canadian Facility Lender shall not be able to make a Canadian Facility BA Rate Loan under the circumstances provided in SECTION 6.01 or 6.03, interest shall be allocated to such Canadian Facility Lender according to the interest rate payable to such Canadian Facility Lender as set forth in SECTION 6.04.

         4.07 REDUCTIONS. The Canadian Facility Borrower shall, by notice from an Authorized Representative, have the right from time to time (but not more frequently than once during each fiscal quarter), upon not less than ten (10) Business Days' written notice to the Canadian Facility Agent, effective upon receipt, to reduce the Total Canadian Facility Commitment. The Canadian Facility Agent shall give each Canadian Facility Lender, within one (1) Business Day, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of CAN $5,000,000 or such greater amount which is in an integral multiple of CAN $5,000,000 or the entire remaining Total Canadian Facility Commitment, shall permanently reduce the Total Canadian Facility Commitment and shall result in a pro rata reduction of both the Canadian Facility Full Maturity Tranche Commitment and the Canadian Facility Renewable Tranche Commitment, if such Canadian Facility Renewable Tranche Commitment remains outstanding at the time of such reduction. No such reduction shall result in the payment of any Canadian Facility BA Rate Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under SECTION 6.05. Each reduction of the Total Canadian Facility Commitment shall be accompanied by payment of the Canadian Facility Loans to the extent that the (i) Canadian Facility Outstandings exceed the Total Canadian Facility Commitment, (ii) the Canadian Facility Renewable Tranche Outstandings exceed the Canadian Facility Renewable Tranche Commitment or (iii) the Canadian Facility Full Maturity Tranche Outstandings exceed the Canadian Facility Full Maturity Tranche Commitment, in each case after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

         4.08 CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in ARTICLE VI hereof, the Canadian Facility Borrower may request a Conversion or Continuation provided that:

         (a) the proceeds are used to retire the outstanding Canadian Facility Loan (the "Outstanding Loan");

         (b) the Conversion or Continuance would otherwise be a permitted Canadian Facility Advance hereunder and the Canadian Facility Borrower complies with each provision hereof relative to the obtaining of a Canadian Facility Advance;

         (c) the aggregate principal amount of the Conversion or Continuance is not greater than the Outstanding Loan plus accrued interest in the case of Canadian Facility BA Rate Loans rounded up to the nearest CAN $100,000; and

         (d) each Conversion or Continuance is made contemporaneously with the retirement of the Outstanding Loan.

Notice of any such Conversions or Continuation shall be effected by receipt of an appropriate Borrowing Notice and shall specify the effective date of such Conversion or Continuation and the Interest Period to be applicable to the Canadian Facility Loan as Continued or Converted and the Outstanding Loan to be retired. Each Continuation and Conversion pursuant to this SECTION 4.08 shall be subject to the limitations on Canadian Facility BA Rate Loans set forth in the definition of "Interest Period" herein and in SECTIONS 4.01 and 4.03 and ARTICLE VI hereof. All such Continuations or Conversions of Canadian Facility Loans shall be effected pro rata based on the Applicable Fronting Percentages of the Canadian Facility Lenders for the Canadian Facility.

         4.09 FACILITY FEE. For the period beginning on the Closing Date and ending on the Total Facility Termination Date in the case of the Canadian Facility Full Maturity Tranche, and on the Canadian Facility Renewable Tranche Termination Date in the case of the Canadian Facility Renewable Tranche, the Company agrees to pay to the US Facility Agent, and the US Facility Agent shall then pay to each Lender at its office in the United States so designated thereby based on such Lender's Applicable Commitment Percentage, (a) a Facility Fee equal to the Applicable Margin for Facility Fees with respect to the Canadian Facility Full Maturity Tranche multiplied by the Canadian Facility Full Maturity Tranche Commitment, and (b) a






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Facility Fee equal to the Applicable Margin for Facility Fees with respect to the Canadian Facility Renewable Tranche multiplied by the Canadian Facility Renewable Tranche Commitment. Such payments of Facility Fees provided for in this SECTION 4.09 shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year beginning September 30, 2000 to and on the Total Facility Termination Date in the case of the Canadian Facility Full Maturity Tranche and on the Canadian Facility Renewable Tranche Termination Date in the case of the Canadian Facility Renewable Tranche. Notwithstanding the foregoing, so long as any Canadian Facility Fronting Lender fails to make available any portion of its Canadian Facility Commitment when properly requested by the Canadian Facility Borrower, such Lender shall not be entitled to receive payment of its pro rata share of such Facility Fees until such Lender shall make available such portion. Such Facility Fees shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         4.10 DEFICIENCY ADVANCES. No Canadian Facility Lender shall be responsible for any default of any other Canadian Facility Lender in respect to such other Canadian Facility Lender's obligation to make any Canadian Facility Loan hereunder nor shall the Canadian Facility Fronting Commitment of any Canadian Facility Lender or the Canadian Facility Commitment of any Lender be increased as a result of such default of any other Canadian Facility Lender. Without limiting the generality of the foregoing, in the event any Canadian Facility Lender shall fail to advance funds to the Canadian Facility Borrower as herein provided, the Canadian Facility Agent may in its discretion, but shall not be obligated to, make a Canadian Facility Advance hereunder as a Canadian Facility Lender of all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Canadian Facility Lender would have been entitled had it made such advance hereunder; provided that, upon payment to the Canadian Facility Agent from such other Canadian Facility Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Canadian Facility Agent by the Canadian Facility Borrower on each Canadian Facility Loan comprising the deficiency advance, at the interest rate per annum equal to the Canadian Overnight Rate, then such payment shall be credited against the applicable Canadian Facility Outstanding owing to the Canadian Facility Agent in full payment of such deficiency advance and the Canadian Facility Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Canadian Facility Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Canadian Facility Borrower thereon.

         4.11 USE OF PROCEEDS. The proceeds of the Canadian Facility Loans made pursuant to the Canadian Facility hereunder shall be used by the Canadian Facility Borrower to finance capital expenditures and Permitted Acquisitions and for other working capital and general corporate needs of the Canadian Facility Borrower, including commercial paper backup liquidity.

         4.12 CANADIAN FACILITY EXTENSION.

         (a) With the unanimous consent of all Lenders under the Total Facilities, at each Canadian Facility Renewable Tranche Extension Date the Canadian Facility Borrower can elect






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to extend the Canadian Facility Renewable Tranche Termination Date for an
additional period of 364 days with respect to the Canadian Facility Renewable Tranche Commitment as at such Canadian Facility Renewable Tranche Extension Date; provided, however, that in no event shall the Canadian Facility Renewable Tranche Termination Date be extended beyond the Total Facility Termination Date.

         (b) The Canadian Facility Borrower shall notify the Lenders of its request for such an extension by delivering to the Canadian Facility Agent and the Global Agent notice of such request signed by an Authorized Representative not more than sixty (60) days nor less than forty-five (45) days prior to the applicable Canadian Facility Renewable Tranche Extension Date. Notice of receipt of such request shall be provided by the Canadian Facility Agent to the Canadian Facility Lenders and to each other Facility Agent, who shall in turn provide notice of such request to the respective Lenders in such Facility. The Global Agent shall notify the Canadian Facility Borrower in writing not later than twenty-one (21) days prior to the applicable Canadian Facility Renewable Tranche Extension Date of the decision of the Lenders. Failure by any Lender to respond to a request for an extension shall constitute a refusal of such Lender to give its consent to such extension, and the Canadian Facility Renewable Tranche Termination Date shall not be extended. Failure by the Global Agent to give such notice to the Canadian Facility Borrower as a result of not receiving the consent of all Lenders to such extension shall constitute refusal by the Lenders to extend the Canadian Facility Renewable Tranche Termination Date.

         (c) If on any Canadian Facility Renewable Tranche Extension Date the Canadian Facility Borrower does not so elect to extend the Canadian Facility Renewable Tranche Termination Date then in effect, or if all Lenders under the Total Facilities do not unanimously consent to such extension, then as of such Canadian Facility Renewable Tranche Termination Date, (i) in addition to any reduction required under SECTION 4.13 hereof, the Total Canadian Facility Commitment as at such date shall be permanently reduced to an amount equal to the Canadian Facility Term Loan Outstandings, if any, (ii) the Canadian Facility Renewable Tranche Commitment shall be reduced to zero, and (iii) subject to the provisions of SECTION 4.13 hereof, all Canadian Facility Renewable Tranche Outstandings shall be due and payable in full.

         4.13 CANADIAN TERM LOAN OPTION.

         (a) So long as no Default or Event of Default exists, at each Canadian Facility Renewable Tranche Extension Date occurring prior to the Canadian Facility Term Loan Termination Date, the Canadian Facility Borrower can elect to convert any or all Canadian Facility Renewable Tranche Outstandings as of such Canadian Facility Renewable Tranche Extension Date into a term loan on such date in the original principal amount equal to such Canadian Facility Renewable Tranche Outstandings. Canadian Facility Loans so converted by the Canadian Facility Borrower in accordance with this SECTION 4.13 shall be referred to as the "Canadian Facility Term Loans." The Canadian Facility Term Loans shall be repaid in equal quarterly installments based on a four (4) year amortization schedule on the first Business Day of each November, February, May and August commencing with the first such date after the most recent Canadian Facility Renewable Tranche Extension Date and continuing until and including a final payment of all Canadian Facility Term Loan Outstandings on the Canadian Facility Term






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Loan Termination Date. The Canadian Facility Term Loans may be comprised of
Canadian Facility Base Rate Loans and Canadian Facility BA Rate Loans as the Canadian Facility Borrower may elect in accordance with the provisions of this
ARTICLE IV. The Canadian Facility Term Loans shall bear interest at a rate equal to (i) the same terms as the Canadian Facility Loans prior to the conversion to Canadian Facility Term Loans plus the Term Loan Premium then applicable until the initial Continuation or Conversion thereof pursuant to SECTION 4.08 hereof and (ii) the Applicable Rate for either Canadian Facility Base Rate Loans or Eurodollar Rate Loans, as selected by the Borrower, plus the Term Loan Premium applicable from time to time, at all times after the initial Continuation or Conversion thereof. Amounts repaid or prepaid on the Canadian Facility Term Loans may not be reborrowed, and the Total Canadian Facility Commitment shall be permanently reduced by any such amounts.

         (b) If on any Canadian Facility Renewable Tranche Extension Date the Canadian Facility Borrower does not so elect to convert all or a portion of its Canadian Facility Renewable Tranche Outstandings as of such date to Canadian Facility Term Loans as described in (a) above, then on the Canadian Facility Renewable Tranche Termination Date then in effect, (i) all Canadian Facility Renewable Tranche Outstandings as of such date which are not so converted shall be due and payable in full, and (ii) in addition to any reduction required under
SECTION 4.12 hereof, the Total Canadian Facility Commitment as at such Canadian Facility Renewable Tranche Extension Date shall be permanently reduced by an amount equal to the Canadian Facility Renewable Tranche Outstandings as at such date which are not so converted.

         4.14 PARTICIPATIONS. On the Closing Date and each day thereafter until the Total Facility Termination Date, each Lender (including a Canadian Facility Lender if necessary) will be deemed to have absolutely, irrevocably and unconditionally purchased from each Canadian Facility Lender a Participation in Canadian Facility Outstandings owing to such Canadian Facility Lender in an amount such that, after such purchase, each Lender will have a Facility Credit Exposure under the Canadian Facility equal in amount to its Applicable Commitment Percentage multiplied by the Canadian Facility Outstandings (referred to as the "Facility Participation Amount" for such Lender in the Canadian Facility). Each such Participation of each Lender in the Canadian Facility shall be funded in accordance with SECTION 11.07.

         4.15 MAXIMUM RATE OF RETURN. Notwithstanding any provision to the contrary contained in this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code, Revised Statutes of Canada, 1985, C. 46 as the same may be amended, replaced or re-enacted from time to time) payable under this Agreement exceed the effective annual rate of interest on the "credit advanced" (as defined in that section) under this Agreement lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Canadian Facility Borrower and the Canadian Facility Lenders and the amount of such payment or collection shall be refunded to the Canadian Facility Borrower; for purposes of this Agreement the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable credit advanced on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of






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

Actuaries appointed by the Canadian Facility Agent will be conclusive for the purposes of such determination.














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




                                    ARTICLE V

                             The Australian Facility

         5.01 ADVANCES.

         (a) COMMITMENT. Subject to the terms and conditions of this Agreement, each Australian Facility Lender severally agrees to make, on behalf of all the Lenders, Australian Facility Advances in Australian Dollars or New Zealand Dollars (as specified in a Borrowing Notice) to the Australian Facility Borrower requesting such Australian Facility Advance, as the case may be, as specified in such Borrowing Notice, from time to time from the Closing Date until the Total Facility Termination Date, on a pro rata basis as to the total borrowing requested by such Australian Facility Borrower on any day determined by such Australian Facility Lender's Applicable Fronting Percentage for the Australian Facility, up to but not exceeding (i) in the case of Advances in Australian Dollars, the Australian Dollar Fronting Commitment of such Australian Facility Lender, and (ii) in the case of Advances in New Zealand Dollars, the New Zealand Dollar Fronting Commitment of such Australian Facility Lender, and each Lender shall have a Participation in each such Australian Facility Advance pursuant to
SECTION 5.14 equal in amount to its Applicable Commitment Percentage times such Australian Facility Advance; PROVIDED, however, that the Australian Facility Lenders will not be required and shall have no obligation to make any Australian Facility Advance (A) so long as a Default or an Event of Default has occurred and is continuing or (B) if the Lenders have accelerated the maturity of the Obligations as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Australian Facility Advance, (x) the Australian Facility Outstandings shall not exceed the Total Australian Facility Commitment and (y) the New Zealand Dollar Outstandings shall not exceed the Total New Zealand Dollar Commitment. Within such limits, the Australian Facility Borrowers may borrow, repay and reborrow Australian Facility Loans hereunder, on a Business Day, from the Closing Date until, but (as to borrowings and reborrowings) not including, the Total Facility Termination Date; provided, however, that the aggregate principal amount outstanding to any Australian Facility Borrower shall not at any time exceed its Australian Facility Maximum Amount; and provided further, however, that (i) no Offshore Rate Loan shall be made which has an Interest Period that extends beyond the Total Facility Termination Date and (ii) each Offshore Rate Loan may be repaid only on the last day of the Interest Period with respect thereto, unless such prepayment is accompanied by the additional payment, if any, due under SECTION 6.05. The Australian Facility Borrowers agree that if at any time the Australian Facility Outstandings shall exceed the Total Australian Facility Commitment or the New Zealand Dollar Outstandings shall exceed the Total New Zealand Dollar Commitment, the Australian Facility Borrowers shall immediately repay a principal amount of the outstanding Australian Facility Loans such that, as a result of such reduction, the Total Australian Facility Commitment shall equal or exceed the Australian Facility Outstandings and the Total New Zealand Dollar Commitment shall equal or exceed the New Zealand Dollar Outstandings.

         (b) Amounts, Advances and Rate Selection.






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                  (i) The principal amount outstanding on any Australian
         Facility Loan shall be recorded in the Australian Facility Agent's records in Australian Dollars in the case of an Australian Facility Advance of Australian Dollars and in New Zealand Dollars in the case of an Australian Facility Advance of New Zealand Dollars, in each case based on the amount of any Australian Facility Advance as reduced from time to time by the amount of any principal payments with respect to such Australian Facility Advance. In the case of an Australian Facility Advance of New Zealand Dollars, the Australian Facility Agent shall also record the principal amount outstanding on any such Australian Facility Loan in Australian Dollars, based on the Australian Dollar Equivalent Amount of such Australia Facility Advance determined based on the Spot Rate of Exchange as of the date of such Advance, as reduced from time to time by any principal payments with respect thereto. In the event an Australian Facility Loan is Continued or Converted pursuant to SECTION 5.08, such election shall be treated as an Australian Facility Advance in the Applicable Currency of such Loan for purposes of this SECTION 5.01, with the Australian Dollar Equivalent Amount of the principal amount of any such Loan in New Zealand Dollars determined based on the Spot Rate of Exchange as of the date of such Continuation or Conversion. The Australian Facility Agent shall adjust its books to reflect the new Australian Dollar Equivalent Amount of such Australian Facility Loan, and in the event that such adjustment would cause the Australian Facility Outstandings to exceed the Total Australian Facility Commitment, or the New Zealand Dollar Outstandings to exceed the Total New Zealand Dollar Commitment, the Australian Facility Borrowers shall, immediately on the effective date of such Continuation or Conversion, repay the portion of such Continued or Converted Loan (applying the new Spot Rate of Exchange) necessary to ensure that thereafter the Total Australian Facility Commitment shall equal or exceed the Australian Facility Outstandings and the Total New Zealand Dollar Commitment shall equal or exceed the New Zealand Dollar Outstandings. There shall be no more than four (4) Offshore Rate Loans outstanding at any one time under the Australian Facility.

                  (ii) Each Australian Facility Loan made pursuant to SECTION
         5.01 and each Continuation and Conversion under SECTION 5.08 shall be
         (A) in the case of Offshore Rate Loans, in an amount not less than AUS $5,000,000 (or the New Zealand Dollar Equivalent Amount thereof if in New Zealand Dollars), and, if greater, in integral multiples of AUS $500,000 (or the New Zealand Dollar Equivalent Amount thereof if in New Zealand Dollars), and (B) in the case of Australian Facility Base Rate Loans (other than Australian Facility Base Rate Refunding Loans), in an amount not less than AUS $5,000,000 (or the New Zealand Dollar Equivalent Amount thereof if in New Zealand Dollars), and, if greater, in integral multiples of AUS $500,000 (or the New Zealand Dollar Equivalent Amount thereof if in New Zealand Dollars).

                  (iii) For each Australian Facility Advance made pursuant to
         SECTION 5.01 (other than Australian Facility Base Rate Refunding Loans made pursuant to SECTION 5.13(c)(i)) an Authorized Representative shall give the Australian Facility Agent at least (A) three (3) Business Days' irrevocable telefacsimile notice prior to 11:00 A.M. (Sydney, Australia time) of each Offshore Rate Loan representing a borrowing or Continuation or Conversion hereunder, and (B) three (3) Business Days' irrevocable






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         telefacsimile notice prior to 11:00 A.M. (Sydney, Australia time) of each Australian Facility Base Rate Loan representing a borrowing or Continuation or Conversion hereunder. Each such notice shall be in the form of a Borrowing Notice in the form attached hereto as EXHIBIT D-4, which shall be effective upon receipt by the Australian Facility Agent, and shall specify the Type of Loan, whether the Loan is to be made in Australian Dollars or New Zealand Dollars, the amount of the Australian Facility Advance to be made, the date of borrowing and the Interest Period (if an Offshore Rate Loan) to be used in the computation of interest. Neither the Australian Facility Agent nor any Australian Facility Lender shall incur any liability to any Australian Facility Borrower in acting upon any notice referred to above which the Australian Facility Agent believes in good faith to have been given by an Authorized Representative of such Australian Facility Borrower or for otherwise acting in good faith, and upon funding of Australian Facility Loans by any Australian Facility Lender in accordance with this Agreement pursuant to any such notice, such Australian Facility Borrower shall have effected Australian Facility Loans hereunder. A Borrowing Notice for an Offshore Rate Loan shall be irrevocable, and Australian Facility Borrower giving such notice shall be bound to make a borrowing in accordance therewith, unless such Australian Facility Borrower pays to the Australian Facility Lenders such amounts as may be due under SECTION 6.05 for failure of a borrowing of an Offshore Rate Loan to occur on the date specified therefor in a Borrowing Notice. The duration of the initial Interest Period for each Australian Facility Loan shall be as specified in the initial Borrowing Notice. The Australian Facility Borrowers shall have the option to elect the duration of subsequent Interest Periods and to Continue or Convert the Australian Facility Loans in accordance with SECTION 5.08. If the Australian Facility Agent does not receive a notice of election of duration of an Interest Period or of the Conversion of a Loan by the time prescribed hereby and by SECTION 5.08, the applicable Australian Facility Borrower shall be deemed to have elected to Convert such Loan to or Continue such Loan as an Australian Facility Base Rate Loan until such Australian Facility Borrower notifies the Australian Facility Agent in accordance with SECTION 5.08.

                  (iv) Notice of receipt of each Borrowing Notice in respect of Australian Facility Loans made pursuant to SECTION 5.01, together with the amount of each Australian Facility Lender's portion of an Advance requested thereunder and the applicable interest rate, shall be provided by the Australian Facility Agent to each Australian Facility Lender by telefacsimile with reasonable promptness, but (provided the Australian Facility Agent shall have received such notice by 11:00 A.M. (Sydney, Australia time)) not later than 2:00 P.M. (Sydney, Australia time) on the same day as the Australian Facility Agent's receipt of such notice from the applicable Australian Facility Borrower.

                  (v) Each Australian Facility Lender shall, pursuant to the terms and subject to the conditions of this Agreement, not later than 12:00 noon (Sydney, Australia time) on the date specified for such Australian Facility Advance, make the amount of the Australian Facility Advance to be made by it on such day available to the applicable Australian Facility Borrower by depositing or transferring the proceeds thereof in Australian Dollars or New Zealand Dollars, as requested, and in Same Day Funds to the






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         Australian Facility Agent at its Principal Office. The amount so received by the Australian Facility Agent shall, subject to the terms of this Agreement, be made available to the applicable Australian Facility Borrower by deposit of the proceeds to an account of such Australian Facility Borrower maintained at the Principal Office or otherwise as shall be directed in the applicable Borrowing Notice.

         5.02 PAYMENT OF INTEREST.

         (a) The Australian Facility Borrowers shall pay interest to the Australian Facility Agent for the account of each Australian Facility Lender on the outstanding and unpaid principal amount of each Australian Facility Loan made by such Australian Facility Lender for the period commencing on the date of such Australian Facility Loan until such Loan shall be paid, Continued or Converted, as the case may be, at the then applicable Australian Facility Base Rate for Australian Facility Base Rate Loans or applicable Offshore Rate for Offshore Rate Loans, such payments to be made (i) in Australian Dollars with respect to Australian Facility Loans made in Australian Dollars, and (ii) in New Zealand Dollars with respect to Australian Facility Loans made in New Zealand Dollars; provided, however, that if any Event of Default shall have occurred and be continuing, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

         (b) Interest on each Australian Facility Loan shall be computed on the basis of a year of 365/366 days and calculated for the actual number of days elapsed. Interest on each Australian Facility Loan shall be paid (i) quarterly in arrears on the last Business Day of each fiscal quarter, commencing September 30, 2000, for each Australian Facility Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Offshore Rate Loan and, if the Interest Period extends for more than three months, also at intervals of three months after the first day of the Interest Period and (iii) upon payment in full of the principal of each such Loan. Interest on amounts not paid when due shall be payable on demand.

         5.03 PAYMENT OF PRINCIPAL. The principal amount of each Australian Facility Loan shall be due and payable to the Australian Facility Agent for the benefit of each Australian Facility Lender in full on the Total Facility Termination Date. The principal amount of any Australian Facility Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Offshore Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Australian Facility Borrowers shall pay to the Australian Facility Agent for the account of the Australian Facility Lenders the additional amount, if any, required under SECTION 6.05. All prepayments of Australian Facility Loans made by the Australian Facility Borrowers shall be in the Applicable Currency of the respective Australian Facility Loan in the amount of
(i) AUS $5,000,000 (or the New Zealand Dollar Equivalent Amount thereof if in New Zealand Dollars), or (ii) such greater amount which is an integral multiple of AUS $1,000,000 (or the New Zealand Dollar Equivalent Amount thereof if in New Zealand Dollars), or (iii) the amount equal to all Australian Facility Outstandings, or (iv) such other amount as necessary to comply with SECTION 5.01(a) or 5.07.

         5.04 MANNER OF PAYMENT.





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         (a) Each payment of principal (including any prepayment) and payment of interest and fees in respect of Australian Facility Loans, and any other amount required to be paid to the Australian Facility Lenders with respect to the Australian Facility Loans, shall be made to the Australian Facility Agent at its Principal Office, for the account of each Australian Facility Lender's
Applicable Lending Office, to be recorded in Australian Dollars and, if applicable, New Zealand Dollars, as set forth in SECTION 5.01(b). Each such payment shall be made in Applicable Currency of the Australian Facility Loan in Same Day Funds before 12:00 noon (Sydney, Australia time) on the date such payment is due. The Australian Facility Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the applicable Australian Facility Borrower with the Australian Facility Agent. The Australian Facility Borrowers shall give the Australian Facility Agent prior telephonic notice of any payment of principal, such notice to be given by not later than 11:00 A.M. (Sydney, Australia time), at least three (3) Business Days prior to the date of such payment.

         (b) The Australian Facility Agent shall deem any payment by or on behalf of the Australian Facility Borrowers hereunder that is not made both (i) in Australian Dollars in the case of Australian Facility Loans made in Australian Dollars or in New Zealand Dollars in the case of Australian Facility Loans made in New Zealand Dollars and, in either case, in Same Day Funds and
(ii) prior to 12:00 noon (Sydney, Australia time) to be a non-conforming payment. Any such payment shall not be deemed to be received by the Australian Facility Agent until the later of (x) the time such funds become available funds in the required Applicable Currency and (y) the next Business Day. The Australian Facility Agent shall give prompt telephonic notice to the applicable Authorized Representative and each of the Australian Facility Lenders (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of SECTION 11.01(a) and 11.01(b). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the Default Rate or the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

         (c) In the event that any payment hereunder becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless otherwise provided under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension.

         5.05 EVIDENCE OF INDEBTEDNESS. Each Australian Facility Borrower hereby authorizes each Australian Facility Lender and the Australian Facility Agent to record, from time to time, in its records, the date and amount of each Australian Facility Loan; the interest rates payable by the applicable Australian Facility Borrower in respect of each Australian Facility Loan and any Interest Period applicable thereto; the dates and amounts of all payments received by such Australian Facility Lender on account of principal, interest and fees; and the amount of all the Australian Facility Loans which remain payable by the Australian Facility Borrowers to such Australian Facility Lender. All amounts and other information so recorded shall be prima facie evidence thereof. The failure to record, or any error in recording, any such amount or other



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information shall not limit or impair the obligations of the Australian Facility
Borrowers hereunder or under any Loan Document.

         5.06 PRO RATA PAYMENTS. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Australian Facility Loans shall be made to the Australian Facility Agent for the account of the Australian Facility Lenders pro rata based on their Applicable Fronting Percentages for the Australian Facility, (b) all payments to be made by the Australian Facility Borrowers for the account of each of the Australian Facility Lenders on account of principal, interest and fees shall be made without diminution, set-off, recoupment, counterclaim or, except as set forth in SECTION 6.06(a), deduction, and (c) the Australian Facility Agent will promptly distribute payments received to the Australian Facility Lenders. Notwithstanding the foregoing, in the event any Australian Facility Lender shall not be able to make an Offshore Rate Loan under the circumstances provided in SECTION 6.01 or 6.03, interest shall be allocated to such Australian Facility Lender according to the interest rate payable to such Australian Facility Lender as set forth in
SECTION 6.04.

         5.07 REDUCTIONS. The Australian Facility Borrowers shall, by notice from an Authorized Representative, have the right from time to time (but not more frequently than once during each fiscal quarter), upon not less than ten
(10) Business Days' written notice to the Australian Facility Agent, effective upon receipt, to reduce the Total Australian Facility Commitment. The Australian Facility Agent shall give each Australian Facility Lender, within two (2) Business Days, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of AUS $5,000,000 or such greater amount which is in an integral multiple of AUS $1,000,000, or the entire remaining Total Australian Facility Commitment, and shall permanently reduce the Total Australian Facility Commitment. No such reduction shall result in the payment of any Offshore Rate Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under SECTION 6.05. Each such reduction of the Total Australian Facility Commitment shall be accompanied by payment of the principal amount of the Australian Facility Loans to the extent that the Australian Facility Outstandings exceed the Total Australian Facility Commitment or the New Zealand Dollar Outstandings exceed the Total New Zealand Dollar Commitment, in each case after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. Any reduction of the Total Australian Facility Commitment hereunder shall result, ipso facto, in a pro rata reduction of the Total New Zealand Dollar Commitment so that, as reduced, the Australian Dollar Equivalent Amount of the Total New Zealand Dollar Commitment shall at all times remain equal to 10% of the Total Australian Facility Commitment.

         5.08 CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS. Subject to the limitations set forth below and in ARTICLE VI hereof, the Australian Facility Borrowers may:

         (a) upon notice to the Australian Facility Agent on or before 11:00 A.M. (Sydney, Australia time) on any Business Day, Convert all or a part of Offshore Rate Loans to Australian Facility Base Rate Loans under the Australian Facility on the last day of the Interest Period for such Offshore Rate Loans; and

         (b) provided that no Default or Event of Default shall have occurred and be continuing, upon five (5) Business Days' notice to the Australian Facility Agent prior to 11:00 A.M. (Sydney, Australia time):

                  (i) elect a subsequent Interest Period for all or a portion of Offshore Rate Loans under the Australian Facility to begin on the last day of the then current Interest Period for such Offshore Rate Loans; and

                  (ii) Convert Australian Facility Base Loans to Offshore Rate Loans under the Australian Facility on any Business Day.

         Notice of any such Continuations or Conversions shall be effected by receipt of an appropriate Borrowing Notice and shall specify the effective date of such Continuation or Conversion and the Interest Period to be applicable to the Australian Facility Loan as Continued or Converted. Each Continuation and Conversion pursuant to this SECTION 5.08 shall be subject to the limitations on Offshore Rate Loans set forth in the definition of "Interest Period" herein and in SECTION 5.01 and 5.03 and ARTICLE VI hereof. All such Continuations or Conversions of Australian Facility Loans shall be effected pro rata based on the Applicable Fronting Percentages of the Australian Facility Lenders for the Australian Facility and shall be in the same currency as the original such Loan.

         5.09 FACILITY FEE. For the period beginning on the Closing Date and ending on the Total Facility Termination Date, the Company agrees to pay to the US Facility Agent, and the US Facility Agent shall then pay to each Lender at its office in the United States so designated thereby based on such Lender's Applicable Commitment Percentage, a Facility Fee equal to the Applicable Margin for Facility Fees multiplied by the Total Australian Facility Commitment. Such payments of Facility Fees provided for in this SECTION 5.09 shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December beginning September 30, 2000 to and on the Total Facility Termination Date. Notwithstanding the foregoing, so long as any Australian Facility Lender fails to make available any portion of its Australian Facility Fronting Commitment when properly requested by an Australian Facility Borrower, such Lender shall not be entitled to receive payment of its pro rata share of such Facility Fee until such Lender shall make available such portion. Such Facility Fee shall be calculated on the basis of a year of 365/366 days for the actual number of days elapsed.

         5.10 DEFICIENCY ADVANCES. No Australian Facility Lender shall be responsible for any default of any other Australian Facility Lender in respect to such other Australian Facility Lender's obligation to make any Australian Facility Loan hereunder nor shall the Australian Facility Fronting Commitment of any Australian Facility Lender or the Australian Facility Commitment of any Lender be increased as a result of such default of any other Australian Facility Lender. Without limiting the generality of the foregoing, in the event any Australian Facility Lender shall fail to advance funds to an Australian Facility Borrower as herein provided, the Australian Facility Agent may in its discretion, but shall not be obligated to, make an Australian Facility Advance hereunder as an Australian Facility Lender of all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the





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same interest rate or rates to which such other Australian Facility Lender would have been entitled had it made such advance; provided that, upon payment to the Australian Facility Agent from such other Australian Facility Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Australian Facility Agent by the applicable Australian Facility Borrower on each Australian Facility Loan comprising the deficiency advance, at the interest rate per annum equal to the customary rate set by the Australian Facility Agent for the correction of errors among banks in Australia for three
(3) Business Days and thereafter at the Australian Facility Base Rate, then such payment shall be credited against the applicable Australian Facility Outstanding owing to the Australian Facility Agent in full payment of such deficiency advance and the applicable Australian Facility Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Australian Facility Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Australian Facility Borrower thereon. In the event any Australian Facility Lender shall fail to fund its purchase of a Participation after notice from the Australian Facility Swing Line Lender, such Australian Facility Lender shall pay to the Australian Facility Swing Line Lender such amount on demand, together with interest at the interest rate per annum equal to the customary rate set by the Australian Facility Agent for the correction of errors among banks in Australia for three (3) Business
Days and thereafter at the Australian Facility Base Rate on the amount so due from the date of such notice to the date such purchase price is received by the Australian Facility Swing Line Lender, as applicable.

         5.11 USE OF PROCEEDS. The proceeds of the Australian Facility Loans made pursuant to the Australian Facility hereunder shall be used by the Australian Facility Borrowers to finance capital expenditures and Permitted Acquisitions and for other working capital and general corporate needs of the Australian Facility Borrowers.

         5.12 ONE LOAN.

         (a) Subject to subsection (c) below, all Australian Facility Loans and Australian Facility Advances by the Australian Facility Lenders to any Australian Facility Borrower shall constitute the joint and several general obligation of each of the Australian Facility Borrowers. Each Australian Facility Borrower shall be jointly and severally liable to the Australian Facility Agent and the Australian Facility Lenders for all Obligations hereunder in respect of the Australian Facility, regardless of whether such Obligations arise as a result of Australian Facility Advances to such Borrower, it being stipulated and agreed that Australian Facility Advances hereunder to any Australian Facility Borrower inure to the benefit of each of the Australian Facility Borrowers, and that the Australian Facility Lenders are relying on the joint and several liability of the Australian Facility Borrowers in extending credit under the Australian Facility.

         (b) Subject to subsection (c) below, each Australian Facility Borrower guarantees to the Australian Facility Lenders the payment in full of all of the Obligations of the other Australian Facility Borrowers to the Australian Facility Lenders in respect of Australian Facility and further guarantees the due performance by each other Australian Facility Borrower of its respective duties and covenants made in favor of the Australian Facility Agent and the Australian Facility Lenders hereunder. Each Australian Facility Borrower agrees that the joint and several





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liability of the Australian Facility Borrowers shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any modification, release or other alteration of any of the rights of the Australian Facility Agent and the Australian Facility Lenders with respect to any collateral, nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Australian Facility Agent and the Australian Facility Lenders with respect to any of the Obligations, nor by any other agreements or arrangements whatever with any other Australian Facility Borrower, any guarantor or any other Person, each Australian Facility Borrower hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Australian Facility Borrower hereunder is direct and unconditional as to all of the Obligations hereunder in respect of the Australian Facility, and may be enforced without requiring the Australian Facility Agent or the Australian Facility Lenders first to resort to any other right, remedy or security; no Australian Facility Borrower shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for any of the Obligations in respect of the Australian Facility, unless and until all of said Obligations have been paid in full.

         (c) Notwithstanding subsections (a) and (b) above, the joint and several liability of each Australian Facility Borrower for, and its obligation to guarantee payment of, all Obligations of the other Australian Facility Borrowers in respect of the Australian Facility shall not at any time exceed its Australian Facility Maximum Amount.

         5.13 SWING LINE. (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Australian Facility in an efficient manner and to minimize the transfer of funds between the Australian Facility Agent and the Australian Facility Lenders, the Australian Facility Swing Line Lender shall make available Australian Facility Swing Line Loans in Australian Dollars to the Australian Facility Borrowers prior to the Total Facility Termination Date. The Australian Facility Swing Line Lender shall not be obligated to, and shall not, make any Australian Facility Swing Line Loan pursuant hereto (i) if it has been notified by the Australian Facility Agent or has actual knowledge that the Australian Facility Borrowers are not in compliance with all the conditions to the making of Australian Facility Loans set forth in this Agreement, (ii) if after giving effect to such Australian Facility Swing Line Loan, the Australian Facility Swing Line Outstandings would exceed AUS $5,000,000, or (iii) if after giving effect to such Australian Facility Swing Line Loan, the Australian Dollar Equivalent Amount of Australian Facility Outstandings would exceed the Total Australian Facility Commitment. The Australian Facility Borrowers may, subject to the conditions set forth in the preceding sentence, borrow, repay and reborrow under this SECTION 5.13. The interest payable on the Australian Facility Swing Line Loans is solely for the account of the Australian Facility Swing Line Lender until such time as any Lender has funded its Participation therein. If any Event of Default shall have occurred and be continuing, all Australian Facility Swing Line Loans shall bear interest thereafter at the Default Rate.

         (b) Subject to the terms and conditions in paragraph (a) of this
SECTION 5.13, the amount of all overdrafts (including overnight or "book" overdrafts) in any deposit account that any Australian Facility Borrower may have with the Australian Facility Swing Line Lender from






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

time to time, shall be advanced as and be deemed to be Australian Facility Swing Loan Loans hereunder, without the requirement of notice to or from the Australian Facility Swing Line Lender or Australian Facility Borrowers, in the Australian Dollar Equivalent Amount of such overdraft. Each Australian Facility Swing Line Loan made pursuant to this SECTION 5.13(b) shall bear interest at the Australian Facility Prime Rate. The entire principal amount, together with accrued interest thereon, of any Australian Facility Swing Line Loan made pursuant to this SECTION 5.13(b) shall be due and payable to the Australian Facility Swing Line Lender two Business Days following the date of such Australian Facility Swing Line Loan.

         (c) In addition to Australian Facility Swing Line Loans made pursuant to paragraph (b) of this SECTION 5.13, the Australian Facility Borrowers may request Australian Facility Swing Line Loans pursuant to the terms of this paragraph (c). Borrowings under the Australian Facility Swing Line shall be in the minimum amount of AUS $50,000. For each Australian Facility Swing Line Loan Advance made pursuant to this SECTION 5.13(c), an Authorized Representative shall give the Australian Facility Swing Line Lender at least one Business Day's notice prior to 11:00 A.M. (Sydney, Australia time) of each Australian Facility Swing Line Loan hereunder. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of EXHIBIT D-5, with appropriate insertions. Unless notified to the contrary by the Australian Facility Swing Line Lender, each repayment of an Australian Facility Swing Line Loan shall be in an amount which is an integral multiple of AUS $50,000 or the aggregate amount of all Australian Facility Swing Line Outstandings. Australian Facility Swing Line Loans made pursuant to this SECTION 5.13(c) shall bear interest solely at the Australian Facility Base Rate. All accrued and unpaid interest on Australian Facility Swing Line Loans made pursuant to this SECTION 5.13(c) shall be payable, on the dates and in the manner provided in SECTION 5.02 with respect to interest on Australian Facility Base Rate Loans.

         (d) Upon the making of an Australian Facility Swing Line Loan (whether pursuant to paragraph (b) or (c) of this SECTION 5.13), each Australian Facility Lender shall be deemed to have purchased from the Australian Facility Swing Line Lender a Participation therein in an amount equal to that Australian Facility Lender's Applicable Fronting Percentage of such Australian Facility Swing Line Loan. Upon demand made by the Australian Facility Swing Line Lender, each Australian Facility Lender shall, according to its Applicable Fronting Percentage of such Australian Facility Swing Line Loan, promptly provide to the Australian Facility Swing Line Lender the purchase price of its Participation therein. Any Advance made by an Australian Facility Lender pursuant to demand of the Australian Facility Swing Line Lender of the purchase price of its Participation shall when made be deemed to be (i) provided that the conditions to making Australian Facility Loans shall be satisfied, an Australian Facility Base Rate Refunding Loan and (ii) in all other cases, the funding by each Australian Facility Lender of the purchase price of its Participation in such Australian Facility Swing Line Loan. The obligation of each Australian Facility Lender to so provide its purchase price to the Australian Facility Swing Line Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

         (e) Any Australian Facility Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to SECTION 5.01 in an amount sufficient to repay Australian Facility Swing Line Outstandings on any date and the Australian Facility Agent shall provide to





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the Australian Facility Swing Line Lender from the proceeds of such Advance the amount necessary to repay such Australian Facility Swing Line Outstandings (which the Australian Facility Swing Line Lender shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the applicable Australian Facility Borrower. The Australian Facility Swing Line shall continue in effect until the Total Facility Termination Date, at which time all Australian Facility Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

         5.14 PARTICIPATIONS. On the Closing Date and each day thereafter until the Total Facility Termination Date, each Lender (including an Australian Facility Lender if necessary) will be deemed to have absolutely, irrevocably and unconditionally purchased from each Australian Facility Lender a Participation in Australian Facility Outstandings owing to such Australian Facility Lender (including in such Australian Facility Outstandings all Participations of such Australian Facility Lender in Australian Facility Swing Line Loans) in an amount such that, after such purchase, each Lender will have a Facility Credit Exposure under the Australian Facility equal in amount to its Applicable Commitment Percentage multiplied by the Australian Facility Outstandings (referred to as the "Facility Participation Amount" for such Lender in the Australian Facility). Each such Participation of each Lender in the Australian Facility shall be funded in accordance with SECTION 11.07.










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                                   ARTICLE VI

                            Changes in Circumstances

         6.01 INCREASED COST AND REDUCED RETURN.

         (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office), the Issuing Bank or any Bank Guarantee Issuer, with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                  (i) shall subject such Lender (or its Applicable Lending Office), the Issuing Bank or any Bank Guarantee Issuer to any tax, duty, or other charge with respect to any Fixed Rate Loans, any Note, its obligation to make or to Participate in Fixed Rate Loans or Reimbursement Obligations, or its obligation to issue any Letter of Credit or Bank Guarantee; or shall change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office), the Issuing Bank or any Bank Guarantee Issuer under this Agreement or any
         Note in respect of any Fixed Rate Loans, Letters of Credit, Bank Guarantees or Reimbursement Obligations (other than taxes imposed on the overall net income of such Lender, Issuing Bank or Bank Guarantee Issuer by the jurisdiction in which such Lender, Issuing Bank or Bank Guarantee Issuer has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the Applicable Reserve Requirement utilized in the determination of the Eurodollar Rate or the Offshore Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), Issuing Bank or Bank Guarantee Issuer including the Applicable Facility Commitments, Applicable Fronting Commitments, Bank Guarantee Commitment and Letter of Credit Commitment of such Lender, Issuing Bank or Bank Guarantee Issuer hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending Office), Issuing Bank or Bank Guarantee Issuer or the London or applicable offshore interbank market any other condition affecting this Agreement or any Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office), Issuing Bank or Bank Guarantee Issuer of making, Converting into, Continuing, or maintaining or participating in any Fixed Rate Loan or Reimbursement Obligation or issuing any Letter of Credit or Bank Guarantee or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office), Issuing Bank or Bank Guarantee

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Issuer under this Agreement or any Note with respect to any Fixed Rate Loan,
Reimbursement Obligation, Letter of Credit or Bank Guarantee then each Borrower in the Facility or Facilities in which such Lender, Issuing Bank or Bank Guarantee Issuer has made, or is obligated to make, such Fixed Rate Loans or to participate in Reimbursement Obligations or to issue such Letters of Credit or Bank Guarantees to which such increased costs relate shall pay to such Lender, Issuing Bank or Bank Guarantee Issuer on demand such amount or amounts as will compensate such Lender, Issuing Bank or Bank Guarantee Issuer for such increased cost or reduction. If any Lender, Issuing Bank or Bank Guarantee Issuer requests compensation by any Borrower under this SECTION 6.01(a), the applicable Borrower may, by notice to such Lender, Issuing Bank or Bank Guarantee Issuer (with a copy to the Applicable Facility Agent and the Global Agent), suspend the obligation of such Lender to make or Continue Loans, or to Convert Loans of any other Type into Loans of such Type, or the obligation of such Issuing Bank to issue Letters of Credit or the obligation of the Bank Guarantee Issuer to issue Bank Guarantees of the Type with respect to which such compensation is requested, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 6.04 shall be applicable); provided that such suspension shall not affect the right of such Lender, Issuing Bank or Bank Guarantee Issuer to receive the compensation so requested.

         (b) If, after the date hereof, any Lender, Issuing Bank or Bank Guarantee Issuer shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender, Issuing Bank, Bank Guarantee Issuer or any corporation controlling such Lender, Issuing Bank or Bank Guarantee Issuer as a consequence of such Lender's, Issuing Bank's or Bank Guarantee Issuer's obligations hereunder to a level below that which such Lender, Issuing Bank or Bank Guarantee Issuer or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand each Applicable Borrower in any Facility in which such Lender, Issuing Bank or Bank Guarantee Issuer has made or is obligated to make Loans, or has issued or is obligated to issue Letters of Credit or Bank Guarantees, shall pay to such Lender, Issuing Bank or Bank Guarantee Issuer such additional amount or amounts as will compensate such Lender, Issuing Bank or Bank Guarantee Issuer for such reduction.

         (c) Each Lender shall promptly notify the Borrowers and the Agents of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender, Issuing Bank or Bank Guarantee Issuer to compensation pursuant to this SECTION 6.01 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, Issuing Bank or Bank Guarantee Issuer, be otherwise disadvantageous to it. Any Lender claiming compensation under this SECTION 6.01 shall furnish to the Borrowers and the Agents a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender, Issuing Bank or Bank Guarantee Issuer may use any reasonable averaging and attribution methods.

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         6.02 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Fixed Rate Loan:

         (a) the Applicable Facility Agent in the Facility in which such Fixed Rate Loan is to be made or Continued or Converted determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or Offshore Rate or Canadian Facility BA Rate, as the case may be, for such Interest Period; or

         (b) the Required Fronting Lenders in the Facility in which such Fixed Rate Loan is to be made or Continued or Converted determine (which determination shall be conclusive) and notify the Applicable Facility Agent and the Global Agent that (i) the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders in such Facility of funding Fixed Rate Loans for such Interest Period or (ii) that the Offshore Rate does not represent, in the case of the UK Facility Lenders, the effective cost to those Lenders for deposits in the Applicable Currency of comparable amounts for the applicable Interest Period or, in the case of the Australian Facility Lenders, the effective bid rate for bills of exchange of such tenor in Australian Dollars for such Lenders or (iii) that the Canadian Facility BA Rate does not represent, in the case of the Canadian Facility Lenders, the effective cost to those Lenders for banker's acceptances of comparable amounts for the applicable Interest Period;

then the Applicable Facility Agent shall give the Applicable Borrowers prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Applicable Lenders in such Facility or Facilities shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Applicable Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either repay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         6.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund any Fixed Rate Loans hereunder, then such Lender shall promptly notify the Applicable Borrowers in the Facility or Facilities in which such Lender has made or is obligated to make such Fixed Rate Loans and such Lender's obligation to make or Continue any Fixed Rate Loans and to Convert other Types of Loans into such Fixed Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund such Fixed Rate Loans (in which case the provisions of SECTION 6.04 shall be applicable).

         6.04 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a particular Type of Fixed Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to
SECTION 6.01 or 6.03 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into, in the case of the US Facility, the Canadian Facility or the Australian Facility, a Floating Rate Loan applicable to the

Facility or Facilities in which the Affected Loans were made or, in the case of the UK Facility, a UK Facility Alternative Rate Loan (each referred to as "Substitute Base Rate Loans") on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by SECTION 6.03 hereof, on such earlier date as such Lender may specify to the Applicable Borrower with a copy to the Applicable Facility Agent and the Global Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTION 6.01 or 6.03 hereof that gave rise to such Conversion no longer exist:

         (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Substitute Base Rate Loans; and

         (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Substitute Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Substitute Base Rate Loans.

If such Lender gives notice to the Applicable Borrowers (with a copy to the Applicable Facility Agent and the Global Agent) that the circumstances specified in SECTION 6.01 or 6.03 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this SECTION 6.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Substitute Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Applicable Fronting Percentage applicable to the Facility or Facilities in which the Affected Loans were made.

         6.05 COMPENSATION. Upon the request of any Lender, each Applicable Borrower in any Facility in which such Lender has made or is obligated to make Loans shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

         (a) any payment, prepayment, or Conversion of a Fixed Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to SECTION 11.01) on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by the Applicable Borrower for any reason (including, without limitation, the failure of any condition precedent specified in ARTICLE VII to be satisfied) to borrow, Convert, Continue, or prepay a Fixed Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         6.06 TAXES.

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         (a) Any and all payments by any Borrower to any Lender, Issuing Bank,
Bank Guarantee Issuer or Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, each Borrower shall pay all Other Taxes.

         (b) If any Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender, Issuing Bank, Bank Guarantee or Agent, then:

                  (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this SECTION 6.06), such Lender, Issuing Bank, Bank Guarantee Issuer or Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                  (ii) such Borrower shall make such deductions and withholdings;

                  (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (iv) such Borrower shall also pay to such Lender, Issuing Bank, Bank Guarantee Issuer or Applicable Facility Agent for the account of such Lender, Issuing Bank, Bank Guarantee Issuer or Agent at the time interest is paid, Further Taxes in the amount that the respective Lender, Issuing Bank, Bank Guarantee Issuer or Agent specifies as necessary to preserve the after-tax yield the Lender, Issuing Bank, Bank Guarantee Issuer or Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

         (c) The Company and each Borrower jointly and severally agree to indemnify and hold harmless each Lender, Issuing Bank, Bank Guarantee Issuer and Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Lender, Issuing Bank, Bank Guarantee Issuer or Agent specifies as necessary to preserve the after-tax yield the Lender, Issuing Bank, Bank Guarantee Issuer or Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the applicable Lender, Issuing Bank, Bank Guarantee Issuer or Agent makes written demand therefor.

         (d) Within 30 days after the date of any payment by the applicable Borrower of Taxes, Other Taxes or Further Taxes, such Borrower shall furnish to each Applicable Lender, Issuing Bank, Applicable Bank Guarantee Issuer or Applicable Facility Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender, Issuing Bank, Bank Guarantee Issuer or Agent.

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               (e) If any Borrower is required to pay any amount to any Lender or Agent pursuant to subsection (b) or (c) of this SECTION 6.06, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

               (f) Each US Facility Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a US Facility Lender in the case of each other Lender, and from time to time thereafter if requested in writing by any US Facility Borrower or the US Facility Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Company and the US Facility Agent with (i) Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

               (g) Each UK Facility Lender (other than a Lender entitled to receive payments of interest in respect of each UK Facility Loan free of withholding or deduction for or on account of United Kingdom income tax under
Section 349(3)(a) of the Income and Corporation Taxes Act 1988 of the United Kingdom (a "UK Qualifying Lender"); provided that this subsection (e) shall apply to a UK Qualifying Lender which loses such status, other than through a change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof after the Closing Date or effective date thereafter it becomes a Lender, from the date of such loss) shall deliver to the appropriate Person such application forms, certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such UK Facility Lender, to enable the UK Facility Borrowers to be able to pay interest on the UK Facility Loans of such UK Facility Lender without withholding or deduction for or on account of any United Kingdom income tax.

               (h) Each Canadian Facility Lender that is organized under the laws of any jurisdiction other than Canada or any political subdivision thereof (a "Non-Canadian Lender") agrees to deliver to the Canadian Facility Borrower and Canadian Facility Agent upon request such certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such Non-Canadian Lender, to establish the basis for any applicable exemption from or reduction of taxes with respect to any payments to such Non-Canadian Lender of principal, interest, fees, commissions or any other amount payable under this Agreement or the Canadian Facility Loans.



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               (i) Each Australian Facility Lender that is organized under the laws of any jurisdiction other than Australia or any political subdivision thereof, (a "Non-Australian Lender") agrees to deliver to the Australian Facility Borrowers and Australian Facility Agent upon request such certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such Non-Australian Lender, to establish the basis for any applicable exemption from or reduction of taxes with respect to any payments to such Non-Australian Lender of principal, interest, fees, commissions or any other amount payable under this Agreement or the Australian Facility Loans, other than with respect to payments made on or in connection with Australian Facility Loans advanced in New Zealand Dollars.

               (j) For any period with respect to which a Lender has failed to provide the Company and the Applicable Facility Agent with the appropriate form pursuant to SECTION 6.06(f), (g), (h) or (i), as applicable (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 6.06(a), (b), or (c) with respect to Taxes imposed by the United States, United Kingdom, Canada or Australia, as applicable (specifically exempting from this SECTION 6.06(j), and thereby preserving each Lender's rights to indemnification hereunder with respect to, Taxes imposed by New Zealand); provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, each Applicable Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

               (k) Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of each Borrower contained in this SECTION 6.06 shall survive the occurrence of the Total Facility Repayment Date.

               6.07 REPLACEMENT LENDER. In the event any Lender seeks additional compensation pursuant to this ARTICLE VI or is restricted from making any Fixed Rate Loan under this Agreement (a "Restricted Lender"), so long as no Default or Event of Default shall have occurred and be continuing and the Company has obtained a commitment from another Lender or an Eligible Assignee to become a Lender for all purposes hereunder, the Company may cause such Restricted Lender to be replaced by, and to assign all its Loans, Applicable Facility Commitments, Applicable Fronting Commitments, Participations and other Obligations owing thereto pursuant to SECTION 13.01 to, such other Lender or an Eligible Assignee reasonably acceptable to the Applicable Facility Agent(s) and the Global Agent which is not similarly restricted and will not seek such additional compensation. Such Restricted Lender agrees to execute and to deliver to the Global Agent and to each Applicable Facility Agent of each Facility in which such Restricted Lender has made or was obligated to make Loans an Assignment and Acceptance with such replacement Lender as provided in SECTION 13.01 hereof upon payment at par of all principal, interest, fees and other amounts owing under this Agreement to such Restricted Lender. The Company shall pay to the Applicable Facility Agent the processing fee required by SECTION 13.01(a)(iv) in connection with such assignment.



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               6.08 FUNDING. In the event any Borrower elects to obtain any
Loans as Fixed Rate Loans, or elects to Continue any Fixed Rate Loans or Convert any portion of the principal amount of any Floating Rate Loans to Fixed Rate Loans, each Lender may, if it so elects, fulfill its obligation to make or Continue any portion of the principal amount of any Loan as, or to Convert any portion of the principal amount of any Loan into, a Fixed Rate Loan in accordance with any election made by such Borrower by causing a foreign branch or affiliate of such Lender or an international banking facility created by such Lender to make such Fixed Rate Loan; provided, that in such event such Fixed Rate Loan shall be deemed to have been made by such Lender, and the obligation of the Borrower to repay such Fixed Rate Loan shall nevertheless be to such Lender and shall be deemed to be held by such Lender, to the extent of such Fixed Rate Loan, for the account of such foreign branch, affiliate or international banking facility. In addition, the Borrowers hereby consent and agree that, for purposes of any determination to be made for purposes of this Agreement (including SECTIONS 6.01, 6.02, 6.03 and 6.04), it shall be conclusively assumed that each Lender elected to fund all Fixed Rate Loans by purchasing deposits in the Applicable Currency in its eurocurrency office's interbank eurocurrency market.

               6.09 ECONOMIC AND MONETARY UNION IN THE EUROPEAN COMMUNITY

               (a) As a result of the implementation of the European economic and monetary union ("EMU"), the French Franc and the euro are at the Closing Date, and anticipated until December 31, 2001 to be, both recognized by the central bank or comparable governmental authority of France and, subject to
SECTION 6.09(e) below, any amount borrowed hereunder by any party hereto in the French Franc shall be payable in French Francs and any amount borrowed hereunder in the euro shall be payable in the euro. After the European Central Bank and/or the comparable government authority ceases to recognize the French Franc, then the amount so payable shall be determined by redenominating or converting such French Francs into the euro at the exchange rate officially fixed by the European Central Bank for the purpose of implementing the EMU.

               (b) The Applicable Borrowers shall from time to time, at the request of any Lender, pay to such Lender the amount of any losses, damages, liabilities, claims, reduction in yield, additional expense or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or any decrease or delay in the payment of interest or other return foregone by, such Lender or any of its affiliates as a result of any political, tax, liquidity, currency exchange or market risk resulting from the introduction of, changeover to or operation of the euro in any applicable nation or eurocurrency market.

               (c) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to (i) the liabilities for Indebtedness of the Borrowers to the Lenders under or pursuant to this Agreement or (ii) each Lender's Commitment, any reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency of a Subsequent Participant to be paid to or by the UK Facility Agent shall immediately, upon it becoming a Participating Member State, be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the UK Facility Agent may specify.



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               (d) Notwithstanding SECTIONS 3.02, 3.03 and 3.04, if and to the
extent that EMU Legislation provides that amounts denominated in the euro or French Franc may be paid within France in either the euro or the French Franc by crediting an account of the creditor in France, payments with respect to the UK Facility Alternative Currency Tranche may be made in either the euro or French Franc.

               (e) The UK Facility Agent may from time to time further modify the terms of, and practices contemplated by, this Agreement with respect to the euro to the extent the UK Facility Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs or practices developed in connection with the euro. The UK Facility Agent may effect such modifications, and this Agreement shall be deemed so amended, without the consent of the Borrower or Lenders to the extent such modifications are not materially disadvantageous to the Borrower and the Lenders, upon notice thereto.


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                                   ARTICLE VII

                   Conditions to Closing and to Making Loans,
              Issuing Letters of Credit and Issuing Bank Guarantees

               7.01 CONDITIONS OF CLOSING. The effectiveness of this Agreement is subject to the following conditions precedent:

               (a) The Global Agent shall have received, on the Closing Date in form and substance satisfactory to the Agents and the Lenders the following:

                             (i) executed originals of each of this Agreement,
               each Note requested by any Lender, the Guaranty, the LC Account Agreement, the Bank Guarantee Cash Account Agreement and the other Loan Documents, together with all schedules and exhibits thereto in form and substance satisfactory to the Agents and the Lenders;

                             (ii) the favorable written opinion of special U.S.
               counsel to the Company as US Facility Borrower and Guarantor and to each other Borrower substantially in the form of EXHIBIT G-1 and the favorable written opinion of special New York counsel to the Company as US Facility Borrower and Guarantor and to each other Borrower substantially in the form of EXHIBIT G-2, each dated the Closing Date, addressed to the Agents and the Lenders and satisfactory to special counsel to the Global Agent;

                             (iii) resolutions of the board of directors (or of
               the appropriate committee thereof) of each of the Borrowers certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Borrower, and authorizing the execution and delivery thereof; specimen signatures of officers of each Borrower executing the Loan Documents, certified by the Secretary or Assistant Secretary of such Borrower;

                             (iv) a certificate of the secretary or assistant
               secretary of each Borrower as to the absence of any change to the Organizational Documents of each of the Borrowers since the date of the Existing Credit Agreement and that such Organizational Documents remain in full force and effect;

                             (v) a certificate of the secretary or assistant
               secretary of each Borrower as to the absence of any change to the Operating Documents of each of the Borrowers since the date of the Existing Credit Agreement and that such Operating Documents remain in full force and effect;

                             (vi) certificates issued as of a recent date by the
               Secretary of State or comparable official of the jurisdiction of the formation of each of the Borrowers as to the corporate good standing of such Borrower therein;



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                             (vii) all fees payable by the Borrowers on the
               Closing Date to the Agents and the Lenders;

                             (viii) financial statements of the Borrower and its
               Subsidiaries required to be delivered pursuant to SECTION 8.02(b)(i) hereof if not previously delivered to the Lenders pursuant to the Existing Credit Agreement;

                             (ix) a certificate of an Authorized Representative
               of the Company reasonably satisfactory to the Agents and the Lenders as to the matters set forth in SECTION 7.01(b)(ii) through (iv) and 7.01(c)(i); and

                             (x) such other documents, instruments, certificates
               and opinions as any Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby;

               (b) Each of the following shall have occurred or be true:

                             (i) The Global Agent shall have completed all due
               diligence with respect to the Company and its Subsidiaries in scope and determination satisfactory to the Global Agent in its sole discretion;

                             (ii) There shall not be any action, suit,
               investigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (a) purports to affect the transactions contemplated hereby, (b) would reasonably be expected to have a Material Adverse Effect or
               (c) would reasonably be expected to have a material adverse effect on the ability of the Loan Parties to perform their respective obligations hereunder or under the other Loan Documents;

                             (iii) The Company and its Subsidiaries shall be in
               compliance with all existing financial and material contractual obligations before and immediately after giving effect to the financings and other transactions contemplated hereby;

                             (iv) The Company and its Subsidiaries shall have
               received all government, shareholder and third-party approvals, consents and waivers, and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any court or other Governmental Authority or arbitral authority, (B) any Organizational Document or Operating Agreements of the Company or any Subsidiary or (C) any agreement, document or instrument to which any of the Company or any Subsidiary is a party or by which any of them or their properties is bound, if such default, conflict or violation would reasonably be expected to result in a Material Adverse Effect; and all applicable waiting periods shall have expired without any action being taken or threatened in writing by any authority that could restrain, prevent or impose any material adverse conditions on the making of any Loan or other transactions contemplated hereby, and no law or regulation



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               shall be applicable which would reasonably be expected to have a
               Material Adverse Effect; and

               (c) In the good faith judgment of the Agents and the Lenders:

                             (i) There shall not have occurred a material
               adverse change in the business, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole since February 29, 2000, except as communicated to the Lenders and the Agents prior to the date hereof, or in the facts or information regarding such entities most recently delivered to the Global Agent by the Company or any Borrower;

                             (ii) There shall not have occurred and be
               continuing a material adverse change in the market for syndicated credit facilities similar in nature to the Facilities or a material disruption of, or a material adverse change in, financial, banking or capital market conditions, in each case as determined by the Global Agent in its reasonable discretion.

               7.02 CONDITIONS OF LOANS, LETTERS OF CREDIT AND BANK GUARANTEES. The obligations of the Lenders to make any Advances, the Issuing Bank to issue (or renew) Letters of Credit and the Applicable Bank Guarantee Issuer to issue (or renew) Bank Guarantees, on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

               (a) in the case of each Advance, the Applicable Facility Agent (or, in the case of Australian Facility Swing Line Loans, the Australian Facility Swing Line Lender) under a specific Facility shall have received a Borrowing Notice if required hereby;

               (b) the representations and warranties of the Borrowers set forth in ARTICLE VII hereof and in each of the other Loan Documents shall be true and correct on and as of the date of such Advance or Letter of Credit or Bank Guarantee issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in SECTION 8.02(b) shall be deemed to be those financial statements most recently delivered to the Agents and the Lenders pursuant to SECTION 9.01 hereof;

               (c) at the time of each such Advance or the issuance or renewal of a Letter of Credit or Bank Guarantee, no Default or Event of Default shall have occurred and be continuing;

               (d) immediately after giving effect to a US Facility Advance or the issuance or renewal of a Letter of Credit, (i) the US Facility Outstandings shall not exceed the Total US Facility Commitment and (ii) the US Facility Revolving Credit Outstandings plus Letter of Credit Outstandings shall not exceed the US Facility Revolving Credit Facility Commitment;

               (e) immediately after giving effect to a Canadian Facility Advance, (i) the Canadian Facility Outstandings shall not exceed the Total Canadian Facility Commitment, (ii) the Canadian Facility Renewable Tranche Outstandings shall not exceed the Canadian Facility


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Renewable Tranche Commitment, and (iii) the Canadian Facility Full Maturity
Tranche Outstandings shall not exceed the Canadian Facility Full Maturity Tranche Commitment;

               (f) immediately after giving effect to a UK Facility Advance or the issuance or renewal of a Bank Guarantee, (i) the UK Facility Outstandings shall not exceed the Total UK Facility Commitment, and the sum of the French Franc Outstandings plus the euro Outstandings shall not exceed the Total UK Alternative Currency Commitment, and (ii) the aggregate amount borrowed by, and outstanding to, any UK Facility Borrower shall not exceed its UK Facility Maximum Amount;

               (g) immediately after giving effect to an Australian Facility Advance, (i) the Australian Facility Outstandings shall not exceed the Total Australian Facility Commitment and the New Zealand Dollar Outstandings shall not exceed the Total New Zealand Dollar Commitment, and (ii) the aggregate Australian Dollar Equivalent Amount borrowed by, and outstanding to, any Australian Facility Borrower shall not exceed its Australian Facility Maximum Amount;

               (h) immediately after giving effect to an Australian Facility Swing Line Loan, the Australian Facility Swing Line Outstandings shall not exceed AUS $5,000,000;

               (i) in the case of the issuance of a Letter of Credit, the US Facility Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

               (j) immediately after giving effect to the issuance of a Letter of Credit or renewal thereof, the aggregate US Dollar Equivalent Amount of all outstanding Participations in Letters of Credit and Reimbursement Obligations arising from Letters of Credit (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations arising from Letters of Credit of other US Facility Lenders) for each US Facility Lender and in the aggregate shall not exceed, respectively, (X) such US Facility Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

               (k) in the case of the issuance of a Bank Guarantee, a UK Facility Borrower shall have executed and delivered to the Applicable Bank Guarantee Issuer a Bank Guarantee Issuance Agreement in form and content acceptable to the Applicable Bank Guarantee Issuer together with such other instruments and documents as it shall request;

               (l) immediately after giving effect to the issuance of a Bank Guarantee or renewal thereof, the aggregate amount of all outstanding Participations in Bank Guarantees and Reimbursement Obligations arising from Bank Guarantees (or in the case of the Applicable Bank Guarantee Issuer, its remaining interest after deduction of all Participations in Bank Guarantees and Reimbursement Obligations arising from Bank Guarantees of other UK Facility Lenders) for each UK Facility Lender and in the aggregate shall not exceed, respectively, (X) such UK Facility Lender's Bank Guarantee Commitment or (Y) the Total Bank Guarantee Commitment; and



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               (m) in the case of any Advance to Carlton Cards Limited or UK
Greetings Limited under the UK Facility, the Global Agent shall have received evidence that such UK Facility Borrower shall have filed its statutory accounts required under the laws of England.

Each request for a borrowing, Continuation or Conversion of Loans or the issuance or renewal of a Letter of Credit or Bank Guarantee shall constitute a representation and warranty by the Borrowers that the conditions set forth in clauses (b) and (c) above have been satisfied as of the date thereof and that as of the date of such Advance or issuance or renewal of a Letter of Credit or Bank Guarantee there has not been any material adverse change in the business, operations or financial condition of the Company and its Subsidiaries since the date of the financial statements most recently delivered to the Agents and the Lenders pursuant to SECTION 9.01 hereof.




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                                  ARTICLE VIII

                         Representations and Warranties

               8.01 REPRESENTATIONS AND WARRANTIES AS TO BORROWERS AND SUBSIDIARIES. Each Borrower represents and warrants to and in favor of the Agents and each Lender with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein, the making of Loans and the issuances of the Letters of Credit and Bank Guarantees) that:

               (a) ORGANIZATION AND AUTHORITY.

                             (i) each Borrower and each of its Subsidiaries is
               an entity duly organized and validly existing under the laws of the jurisdiction of its formation;

                             (ii) each Borrower and each of its Subsidiaries (A)
               has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted, and
               (B) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                             (iii) each Borrower has the requisite power and
               authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party, including without limitation, in the case of the Company, the Guaranty; and

                             (iv) when executed and delivered, each of the Loan
               Documents to which such Borrower is a party will be valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

               (b) LOAN DOCUMENTS. The execution, delivery and performance by each Borrower of each of the Loan Documents to which it is a party:

                             (i) have been duly authorized by all requisite
               Organizational Action (including any required shareholder approval) of such Borrower required for the lawful execution, delivery and performance thereof;

                             (ii) do not violate any provisions of (A)
               applicable law, rule or regulation, (B) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Borrower or its Subsidiaries or its or their properties, (C) the Organizational Documents or Operating Documents of such Borrower or its Subsidiaries or (D) any provisions of any indenture, agreement or other instrument



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               to which such Borrower or any of its Subsidiaries is a party, or by which the properties or assets of such Borrower or its Subsidiaries are bound;

                             (iii) does not and will not be in conflict with,
               result in a breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which the Borrower or any of its Subsidiaries is a party or by which any of their properties are bound; and

                             (iv) does not and will not result in the creation
               or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Borrower or any of its Subsidiaries.

               (c) SOLVENCY. Each Borrower and each of its Subsidiaries is Solvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents and assuming an Advance on the Closing Date equal to the Applicable Total Facility Commitment for the Facility in which such Borrower is an Applicable Borrower.

               8.02 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants with respect to itself and its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein, the making of Loans and the issuance of the Letters of Credit and Bank Guarantees) that:

               (a) SUBSIDIARIES AND STOCKHOLDERS. It has no Subsidiaries other than those Persons listed as Subsidiaries in SCHEDULE 8.02(a) hereto and additional Subsidiaries acquired after the Closing Date as permitted under
SECTION 10.08 hereof. The outstanding shares or other equity interests (including options, warrants and other rights to acquire any interest) of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and the Company and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in
SCHEDULE 8.02(a), free and clear of any Lien.

               (b) FINANCIAL CONDITION.

                             (i) The Company has heretofore furnished to each
               Lender an audited unqualified consolidated balance sheet of the Company and its Subsidiaries as at February 29, 2000 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flow for the Fiscal Year then ended, all as examined and certified by Ernst & Young, LLP. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Company and its Subsidiaries as of the end of such Fiscal Year and results of their operations and the changes in their stockholders' equity for the Fiscal Year then ended, all in conformity with Generally Accepted Accounting Principles applied on a Consistent Basis. Except as disclosed therein, neither the Company nor any Subsidiary has, as of the date hereof, any known and material direct liability;



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                             (ii) since the later of (A) the date of the audited
               financial statements delivered pursuant to SECTION 8.02(b)(i) hereof or (B) the date of the audited financial statements most recently delivered pursuant to SECTION 9.01(a) hereof, the Company and its Subsidiaries have not suffered or endured any Material Adverse Effect; and

                             (iii) except as set forth in (A) the audited
               financial statements delivered pursuant to SECTION 8.02(b)(i) hereof or (B) the audited financial statements most recently delivered pursuant to SECTION 9.01(a) hereof, the Company and its Subsidiaries have not incurred, other than in the ordinary course of business, any material Contingent Obligation or other liability, obligation or commitment, contingent or otherwise, which remain outstanding or unsatisfied.

               (c) TITLE TO PROPERTIES. The Company and its Subsidiaries have good and marketable title to all their respective real and personal properties, subject to no transfer restrictions, or Liens of any kind, except for the transfer restrictions and Liens permitted under SECTION 10.03 hereof.

               (d) TAXES. The Company and its Subsidiaries have filed or caused to be filed all federal, state and local tax returns which are required to be filed by them and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which satisfactory reserves reflected in the financial statements described in SECTION 8.02(b)(i) as required by Generally Accepted Accounting Principles have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due.

               (e) OTHER AGREEMENTS. Neither the Company nor any Subsidiary is

                             (i) a party to or subject to any judgment, order,
               decree or any agreement or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect; or

                             (ii) in default in the performance, observance or
               fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary is a party, which default, if not remedied within any applicable grace period, could reasonably be expected to result in a Material Adverse Effect.

               (f) LITIGATION. Except as set forth on SCHEDULE 8.02(f) attached hereto, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the best knowledge of the Company, threatened by or against the Company or any Subsidiary or affecting the Company or any Subsidiary or any properties or rights of the Company or any Subsidiary, which, if determined adversely to the Company or such Subsidiary, could reasonably be expected to result in a Material Adverse Effect.

               (g) MARGIN STOCK. The proceeds of the borrowings made hereunder will be used by the Company and the other Borrowers only for the purposes set forth in SECTION 2.11, SECTION




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3.11, SECTION 4.11 and SECTION 5.11 hereof. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock (as such term is defined in Regulation U, as amended (12 C.F.R. Part 221), of the Board) or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part
224) of the Board. Neither the Company nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, or the Securities Act of 1933, or any state securities laws, in each case as in effect on the date hereof.

               (h) INTELLECTUAL PROPERTY. The Company and its Subsidiaries own or have the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets, copyrights and know how necessary and material to the conduct of their businesses as now conducted, in all cases without known conflict with any patent, license, franchise, trademark, trade secret and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person.

               (i) NO UNTRUE STATEMENT. Neither (a) this Agreement or any other Loan Document or certificate or document executed and delivered by or on behalf of the Company or any other Borrower or any Subsidiary in accordance with or pursuant to any Loan Document nor (b) any statement, representation or warranty provided to the Agents in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

               (j) NO CONSENTS, ETC. Neither the respective businesses or properties of the Company or any Subsidiary nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Company or any Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

               (k) ERISA.

                             (i) The Company, each ERISA Affiliate and each
               Subsidiary is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, except for any required amendments for which the remedial amendment period as



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               defined in Section 401(b) of the Code has not yet expired and except for failures to so comply that would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined, or the Company or such ERISA Affiliate or its Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service, to be so qualified, each trust related to such Employee Benefit Plan has been determined to be exempt under Section 501(a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan, except for such qualifications, exemptions and approvals the absence of which could not reasonably be expected to result in a Material Adverse Effect. No material liability has been incurred by the Company or any ERISA Affiliate (including, without limitation, taxes, penalties, funding deficiencies and required contributions, installments or other payments) which remains unsatisfied with respect to any Employee Benefit Plan or any Multiemployer Plan. No Termination Event has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan, and neither the Company nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan, which event or liability could reasonably be expected to result in a Material Adverse Effect; and

                             (ii) To the best of the Company's knowledge, each
               Employee Benefit Plan subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by the Company, any ERISA Affiliate or any Subsidiary, has been administered in accordance with its terms and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules and any applicable Foreign Benefit Law.

               (l) NO DEFAULT. As of the date hereof, there does not exist any Default or Event of Default hereunder.

               (m) HAZARDOUS MATERIALS. The Company, each Borrower and each Subsidiary are in compliance with all applicable Environmental Laws, except for such noncompliance that could not reasonably be expected to result in a Material Adverse Effect, and have been issued and maintain all required federal, state and local permits, licenses, certificates and approvals pertaining to Hazardous Materials that are necessary to the conduct of their businesses, except for any such permits, licenses, certificates or approvals the absence of which could not reasonably be expected to result in a Material Adverse Effect. Neither the Company, any Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Company, any Borrower nor any Subsidiary is aware of any fact, which (A) calls into question, or could reasonably be expected to call into question, compliance by the Company, any Borrower or any Subsidiary with any Environmental Laws, except for such noncompliance that could not reasonably be expected to result in a Material Adverse Effect, or (B) seeks, or could reasonably be expected to form the basis of a meritorious proceeding to seek to suspend, revoke or terminate any license, permit, certification or approval necessary for the operation of the Company's or any Subsidiary's facility or the generation, handling, storage, treatment or disposal of any Hazardous Material that is necessary to the conduct of its business, except for any such license, permit, certification or approval the absence


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of which could not reasonably be expected to result in a Material Adverse
Effect, or (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Company or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law, which such restrictions could reasonably be expected to have a Material Adverse Effect, or (iv) constitutes a reasonable basis to conclude that the Company or any Subsidiary is a potentially responsible party with regard to any release or threatened release of a Hazardous Material.



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                                   ARTICLE IX

                              Affirmative Covenants

               Until the Total Facility Repayment Date, unless the Required Lenders shall otherwise consent in writing, the Company will and will cause each Subsidiary to:

               9.01 FINANCIAL REPORTS, ETC.

               (a) As soon as practical and in any event within 95 days after the end of each Fiscal Year of the Company, deliver or cause to be delivered to the Agents and each Lender (i) consolidated balance sheets of the Company and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of income, stockholders' equity and cash flow and the respective notes thereto for such Fiscal Year, setting forth in each case comparative financial statements for the preceding Fiscal Year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of Ernst & Young, LLP, or such other independent certified public accountants selected by the Company and approved by the Required Lenders, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Company and its Subsidiaries and without any exception not acceptable to the Lenders; (ii) a copy of the Company's Form 10-K as filed with the Securities and Exchange Commission; and (iii) a certificate of an Authorized Representative demonstrating compliance with SECTIONS 10.01 and
10.02 of this Agreement as of such Fiscal Year end and the Outstandings under each Facility as of such Fiscal Year end, which certificate shall be in the form attached as EXHIBIT H;

               (b) as soon as practical and in any event within 50 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal
Year) of the Company, deliver to the Agents and each Lender (i) consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income, stockholders' equity and cash flow for such fiscal quarter and for the period from the beginning of the Fiscal Year through the end of such reporting period, prepared without notes and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Company and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in GAAP with respect to interim financials; (ii) a copy of the Company's Form 10-Q for such quarterly period as filed with the Securities and Exchange Commission; and (iii) a certificate of an Authorized Representative as of such fiscal quarter end similar to that required pursuant to SECTION 9.01(a)(iii);

               (c) promptly upon their becoming available to the Company, deliver to the Agents and each Lender a copy of (i) all regular or special reports or effective registration statements which the Company or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, and (ii) all reports, proxy statements,



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financial statements and other information distributed by the Company to its stockholders, bondholders or the financial community in general; and

               (d) promptly, from time to time, deliver or cause to be delivered to the Agents or to each Lender such other information regarding the Company's and each Subsidiary's operations, business affairs and financial condition as any such Agent or Lender may reasonably request to the extent such statements exist.

               The Agents and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agents, to any Governmental Authority having jurisdiction over any of the Agents or the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the acquisition of a participation interest in or assignment of any Loan permitted by this Agreement.

               9.02 DEBT RATINGS. Notify the Global Agent of any change in any Debt Rating on the same date that such change is effective.

               9.03 MAINTAIN PROPERTIES. Maintain all properties necessary to its operations in good working order and condition, ordinary wear and tear excepted, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary business practices.

               9.04 EXISTENCE, QUALIFICATION, ETC. Except as otherwise expressly permitted under SECTION 10.05 hereof, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, trade names, trademarks and permits and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary and in which the failure to maintain such license or qualification could reasonably be expected to result in a Material Adverse Effect.

               9.05 REGULATIONS AND TAXES. Comply with or contest in good faith by appropriate proceedings diligently conducted all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves as required by GAAP have been established.

               9.06 INSURANCE. Maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies of such types and in such amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.



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               9.07 TRUE BOOKS. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by Generally Accepted Accounting Principles with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

               9.08 RIGHT OF INSPECTION. Permit any Person designated by any Lender or any Agent, at such Lender's or Agent's expense, to visit and inspect any of the properties, corporate books and financial reports of the Company and its Subsidiaries, and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at such reasonable times, at reasonable intervals and with reasonable prior notice; provided, however, that following the occurrence and during the continuation of any Default or Event of Default, such visits or inspections shall be at the expense of the Company.

               9.09 OBSERVE ALL LAWS. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business.

               9.10 COVENANTS EXTENDING TO SUBSIDIARIES. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Company in SECTIONS 9.02 through 9.08, inclusive,
SECTION 9.14 and SECTION 9.16.

               9.11 OFFICER'S KNOWLEDGE OF DEFAULT. Upon any executive officer of the Company obtaining knowledge of the occurrence of any Default or Event of Default hereunder or under any other obligation of the Company or any Subsidiary to any Lender, or any event, development or occurrence which could reasonably be expected to result in a Material Adverse Effect, cause such executive officer or an Authorized Representative promptly to notify the Agents and each of the Lenders of the nature thereof, the period of existence thereof, and what action the Company or such Subsidiary proposes to take with respect thereto.

               9.12 SUITS OR OTHER PROCEEDINGS. Upon any executive officer of the Company obtaining knowledge of any litigation, dispute or other proceedings being instituted or threatened against the Company or any Subsidiaries, or any attachment, levy, execution or other process being instituted against any assets of the Company or any Subsidiaries, making a claim or claims in an aggregate amount greater than $10,000,000 not otherwise covered by insurance, or could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, cause such executive officer or an Authorized Representative promptly to deliver to the Agents and each of the Lenders written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

               9.13 ENVIRONMENTAL COMPLIANCE.

               (a) If the Company or any Subsidiary shall receive in writing any letter, notice, complaint, order, directive, claim or citation alleging that the Company or any Subsidiary (i) has violated any Environmental Law, (ii) has released or is about to release any Hazardous Material other than in compliance with all Environmental Laws (or suffered or permitted such action by



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any other Person on or in respect of property owned or operated by the Company or any Subsidiary or any other Person handling, transporting, or disposing of any Hazardous Material on behalf of the Company or any Subsidiary), or (iii) is liable for the costs of cleaning up, removing, remediating or responding to a release or threatened release of Hazardous Materials, which allegation in any of the foregoing instances, if true, could reasonably be expected to result in a Material Adverse Effect, the Company and any Subsidiary shall (a) provide prompt written notice thereof to the Agents describing in reasonable detail the nature of the matter and what action the Company or the applicable Subsidiary proposes to take with respect thereto, and (b) within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability, unless and only during the period that the applicability of the Environmental Law, the fact of such violation or liability or the action required to remove or remedy such violation is being contested by the Company or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under Generally Accepted Accounting Principles, if any, have been made, and no Lien in connection therewith shall have attached to any property of the Company or the applicable Subsidiary which shall have become enforceable against creditors of such Person.

               (b) Except for Hazardous Materials necessary for the routine maintenance of the properties owned or operated by the Company and its Subsidiaries or as brought on to such properties in the ordinary course of the Company's or any Subsidiary's business, which Hazardous Material shall be used in compliance in all material respects with all applicable Environmental Laws, the Company covenants that it shall, and shall cause each Subsidiary to, not permit any Hazardous Materials to be brought on to the real property owned or operated by the Company and its Subsidiaries, or if so brought or found located thereon, shall be immediately removed, with proper disposal, and all environmental cleanup requirements shall be diligently undertaken pursuant to all Environmental Laws unless the presence of such Hazardous Materials could not reasonably be expected to result in a Material Adverse Effect.

               9.14 FURTHER ASSURANCES. At the Borrowers' cost and expense, upon request of any of the Agents, duly execute and deliver or cause to be duly executed and delivered, to the Agents such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the opinion of the Agents or any of them to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

               9.15 CONTINUED OPERATIONS. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted.

               9.16 USE OF PROCEEDS. Use the proceeds of the Loans solely for the purposes specified in SECTIONS 2.11, 3.11, 4.11 and 5.11, as applicable.

               9.17 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS. (a) In addition to any optional payments of principal of the Loans effected under SECTIONS 2.07, 3.07, 4.07, and 5.07, the Borrowers shall make, or shall cause the applicable Subsidiary to make, prepayments in the



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manner set forth in subsection (b) below in amounts equal to (i) one hundred percent (100%) of the first $150,000,000 in aggregate Net Proceeds from Debt Offerings and Permitted Asset Securitizations permitted under SECTION 10.13, collectively, (ii) fifty percent (50%) of the aggregate Net Proceeds above $150,000,000 in amount from Debt Offerings and Permitted Asset Securitizations permitted under SECTION 10.13, collectively, and (iii) one hundred percent (100%) of the Net Proceeds above $50,000,000 in aggregate Net Proceeds from Asset Dispositions permitted under SECTION 10.04(b)(i) and (ii).

               (b) All mandatory prepayments made pursuant to this SECTION 9.17 shall (i) be made pro rata (such pro rata determination based on the Applicable Total Facility Commitment of each Facility) among the Facilities to the Applicable Facility Agent for the benefit of the Applicable Lenders within ten
(10) Business Days of receipt of such proceeds and upon not less than five (5) Business Days' written notice to the Applicable Facility Agents, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of such prepayments, and (ii) permanently reduce the Applicable Total Facility Commitment of the Facility to which payment is made by the amount of such payment; provided that (A) the Total US Facility Commitment shall not be reduced below $250,000,000 so long as the US Facility Borrowers shall not have elected the US Term Loan option provided for in SECTION 2.13 at the time of the mandatory prepayment required by this SECTION 9.17 and all amounts that would have been applied to permanently reduce the Total US Facility Commitment but for this clause (A) shall be applied pro rata among the other Facilities, (B) if the US Facility Borrowers shall have elected the US Term Loan option provided for in
SECTION 2.13 at the time of the mandatory prepayment required by this SECTION 9.17, such mandatory prepayments shall be applied to the US Term Loans installments of principal in inverse order of their maturities (as adjusted to give effect to any prior payments or prepayments of principal), and (C) if the Canadian Facility Borrowers shall have elected the Canadian Term Loan option provided for in SECTION 4.13 at the time of the mandatory prepayment required by this SECTION 9.17, such mandatory prepayments shall be applied to the Canadian Term Loans installments of principal in inverse order of their maturities (as adjusted to give effect to any prior payments or prepayments of principal).

               (c) The Applicable Facility Agent shall give each Applicable Lender, within one (1) Business Day, telefacsimile notice of each notice of prepayment required by this SECTION 9.17.

               9.18 OPINIONS OF FOREIGN COUNSEL. (a) On or before May 15, 2001, deliver to the Global Agent the favorable written opinions with respect to the Company and its Subsidiaries, the Loan Documents and the transactions contemplated thereunder of (i) special Australian counsel to the Australian Borrowers and (ii) special Canadian counsel to the Canadian Borrower, in each case addressed to the Agents and the Lenders and satisfactory in form, scope and substance to special counsel to the Global Agent; and

               (b) On or before May 30, 2001, deliver to the Global Agent (i) evidence that Carlton Cards Limited and UK Greetings Limited have filed their statutory accounts required under the laws of England and (ii) the favorable written opinion with respect to the Company and its Subsidiaries, the Loan Documents and the transactions contemplated thereunder of special UK counsel to the UK Borrowers.

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                                    ARTICLE X

                               Negative Covenants

               Until the Total Facility Repayment Date, unless the Required Lenders shall otherwise consent in writing, the Company will not, nor will it permit any Subsidiary to:

               10.01 CONSOLIDATED FUNDED INDEBTEDNESS TO CONSOLIDATED TOTAL CAPITALIZATION. Permit the ratio of Consolidated Funded Indebtedness to Consolidated Total Capitalization to exceed (a) 0.60 to 1.00 at any time during the period from October 15, 2001 through January 15, 2002 and (b) 0.55 to 1.00 at any other time.

               10.02 CONSOLIDATED EBIT TO CONSOLIDATED INTEREST EXPENSE. Permit at any time the ratio of Consolidated EBIT to Consolidated Interest Expense for the Four-Quarter Period immediately preceding the date of computation to be less than that set forth below opposite each such Four-Quarter Period:

               Four-Quarter Period Ending                  Ratio of Consolidated EBIT
                                                        To Consolidated Interest Expense

               February 2001                                      3.00 to 1.00
               May 2001                                           2.15 to 1.00
               August 2001                                        2.00 to 1.00
               November 2001                                      1.75 to 1.00
               February 2002                                      1.75 to 1.00
               May 2002                                           2.00 to 1.00
               August 2002                                        2.00 to 1.00
               November 2002                                      2.50 to 1.00
               February 2003 and Thereafter                       3.00 to 1.00

               10.03 LIENS. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Company or any of its Subsidiaries, other than

               (a) Liens existing as of the date hereof, and (i) as set forth in
SCHEDULE 10.03 attached hereto, (ii) as otherwise exist in France, South Africa and Mexico or (iii) which attach only to office or retail equipment;

               (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

               (c) statutory or contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

               (d) Liens incurred or deposits made (i) in the ordinary course of business (including, without limitation, performance and surety bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or (ii) to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

               (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments or title defects, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) affecting real property, which do not interfere materially with the ordinary conduct of the business of the Company or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Company or any Subsidiary;

               (f) purchase money Liens to secure Indebtedness for Money Borrowed incurred to purchase fixed assets, provided such Indebtedness represents not more than 100% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

               (g) Liens arising in connection with Capital Leases provided that no such Lien shall extend to or cover any property or assets other than assets subject to the Capital Leases and provided further that Liens incurred in reliance on this paragraph (g) or paragraph (h) of this SECTION 10.03 shall not at any time exceed in the aggregate an amount equal to 7.5% of Consolidated Shareholders' Equity determined as of the last day of the fiscal quarter of the Company and its Subsidiaries ended on or immediately preceding the date of computation thereof;

               (h) other Liens not otherwise permitted by paragraphs (a) through
(g) and (i) of this SECTION 10.03 to secure Indebtedness for Money Borrowed in an aggregate principal amount outstanding that does not result in a Default under SECTION 10.01 or 10.02 provided that Liens incurred in reliance on this paragraph (h) or paragraph (g) of this SECTION 10.03 shall not at any time exceed in the aggregate an amount equal to 7.5% of Consolidated Shareholders' Equity determined as of the last day of the fiscal quarter of the Company and its Subsidiaries ended on or immediately preceding the date of computation; and

               (i) Liens created or incurred in connection with Permitted Asset Securitizations permitted under SECTION 10.13.

               10.04 TRANSFER OF ASSETS. Sell, lease, transfer or otherwise dispose of any assets of the Company or any Subsidiary other than:

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               (a) dispositions of inventory in the ordinary course of business;

               (b) dispositions of assets or property that are (i) substantially worn, damaged, obsolete, (ii) in the judgment of the Company, no longer useful in its business or that of any Subsidiary up to an aggregate amount of such dispositions since the Closing Date not to exceed an amount equal to twenty percent (20%) of Consolidated Total Assets determined as of the last day of the fiscal quarter of the Company and its Subsidiaries ended on or immediately preceding the date of computation thereof (such assets to be valued at the lower of book value or fair market value) or (iii) replaced within a reasonable period of time with assets, property of similar or better quality performing similar functions;

               (c) transfers of assets necessary to give effect to merger or consolidation transactions permitted by SECTION 10.05; and

               (d) transfers of assets necessary to give effect to Permitted Asset Securitizations permitted under SECTION 10.13.

               10.05 MERGER OR CONSOLIDATION.

               (a) Consolidate with or merge into any other Person; or

               (b) permit any other Person to merge into it;

provided, however, that any Person may merge into the Company or any other Borrower so long as no Default or Event of Default occurs or is created or results from such transaction; and provided further, that any Subsidiary which is not a Borrower may merge with and into any other entity if the survivor is or becomes a Subsidiary of the Company.

               10.06 TRANSACTIONS WITH AFFILIATES. Enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Company, except (a) that such Persons may render services to the Company or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Company or any Subsidiary may render services to such Person for compensation at the same rates generally charged by the Company or such Subsidiary, (c) in the case of either (a) or (b), in the ordinary course of business and pursuant to the reasonable requirements of the Company's (or any Subsidiary's) business and consistent with past practice of the Company and its Subsidiaries and upon fair and reasonable terms no less favorable to the Company (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate, and (d) that the Company or its Subsidiaries may continue those transactions described on SCHEDULE 10.06 attached hereto.

               10.07 ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

               (a) permit the occurrence of any Termination Event which would result in any material liability on the part of the Company, any ERISA Affiliate, or any Subsidiary to the PBGC or any Governmental Authority; or

               (b) permit the present value of all benefit liabilities under all Employee Benefit Plans to exceed materially the current value of the assets of such Employee Benefit Plans allocable to such benefit liabilities; or

               (c) permit any material accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

               (d) fail to make any contribution or payment to any Multiemployer Plan which the Company or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

               (e) engage, or permit the Company or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a material civil penalty pursuant to Section 502(I) of ERISA or a material tax pursuant to Section 4975 of the Code may be imposed; or

               (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in material liability to the Company or any ERISA Affiliate or any Subsidiary or materially increase the obligation of the Company or any ERISA Affiliate or any Subsidiary to a Multiemployer Plan; or

               (g) fail, or permit the Company or any ERISA Affiliate or any Subsidiary to fail, to establish, maintain and operate each Employee Benefit Plan in compliance with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof except for such failure that could not reasonably be expected to result in a Material Adverse Effect.

               10.08 ACQUISITIONS. Enter into any agreement, contract, binding commitment or other arrangement providing for, or otherwise effect, the acquisition of a controlling equity or other ownership interest in, or all or substantially all of the assets of, any Person, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any such acquisition, other than Permitted Acquisitions.

               10.09 NEGATIVE PLEDGE. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agents and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.



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               10.10 DISSOLUTION, ETC. Wind up, liquidate or dissolve
(voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to SECTION 10.05 hereof.

               10.11 RESTRICTIVE AGREEMENTS. Enter into or cause, suffer or permit to exist any agreement with any other Person which prohibits, limits or restricts the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrowers by way of dividends, advances, repayments of loans or advances, or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrowers.

               10.12 SUBSIDIARY INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness of any Subsidiary of the Borrower, howsoever evidenced, except:

               (a) Indebtedness owing to any Agent or any Lender in connection with this Agreement, any Note or other Loan Document; and

               (b) other Indebtedness up to an aggregate amount at any time outstanding not to exceed an amount equal to five percent (5%) of Consolidated Total Assets determined as of the last day of the fiscal quarter of the Company and its Subsidiaries ended on or immediately preceding the date of computation.

               10.13 PERMITTED ASSET SECURITIZATIONS. Enter into or cause, suffer or permit to exist at any time any Permitted Asset Securitizations which provides for or results in the transfer, sale or other disposition of assets, or the attachment of Liens on assets, in an aggregate amount (determined at the book value of such assets) greater than $250,000,000.


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                                   ARTICLE XI

                       Events of Default and Acceleration

               11.01 EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

               (a) if default shall be made in the due and punctual payment of the principal of any Loan or Reimbursement Obligation, when and as the same shall be due and payable whether pursuant to any provision of ARTICLE II,
ARTICLE IIA, ARTICLE III, ARTICLE IIIA, ARTICLE IV or ARTICLE V hereof, at maturity, by acceleration or otherwise; or

               (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or Reimbursement Obligation or in the due and punctual payment of any other obligation or of any fees or other amounts payable to any of the Lenders or the Agents on the date on which the same shall be due and payable and such default shall continue for five (5) days following the date such payment is due; or

               (c) if default shall be made in the performance or observance of any covenant set forth in SECTIONS 9.08, 9.11, 9.12, 9.15, 9.16, 9.17 , 9.18 or
ARTICLE X hereof; or

               (d) (i) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement (other than as described in clause (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from any Agent or any Borrower becomes aware of such default, or (ii) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (including without limitation failure of the Guarantor to pay to the Lenders all of the Guarantors' Obligations in accordance with and as defined in, the Guaranty on the Business Day on which such payment has been demanded in accordance with the terms of the Guaranty) or in any instrument or document evidencing or creating any obligation, guaranty, Lien or security interest in favor of any Agent or any Lender or delivered to any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations (beyond any applicable grace period contained therein), or (iii) if any Loan Document ceases to be in full force and effect (other than by reason of any action by any Agent or any Lender), or (iv) if without the written consent of all the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Agents or any Lender); or

               (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness (other than the


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Loans and other Obligations) of the Company or any Subsidiary and the amount of such Indebtedness is not less than the US Dollar Equivalent Amount of US $20,000,000 in the aggregate outstanding, or (ii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and in any such case set forth in clause (i) or
(ii) above, such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit (or, with the giving of notice or lapse of time or both, would permit) the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

               (f) if any representation, warranty or other statement of fact contained herein or in any other Loan Document shall be false or misleading in any material respect when given; or

               (g) if the Company or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a custodian, receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking receivership, liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

               (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Company or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Company or any Subsidiary seeking receivership, liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country or province thereof, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Company or any Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Company or any Subsidiary any proceeding or petition seeking receivership, liquidation, reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country or province thereof, which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Company or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

               (i) if (i) one or more judgments or orders for the payment of money where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in an aggregate amount in excess of the US Dollar Equivalent Amount of US $20,000,000 is rendered against the Company or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Company's or any Subsidiary's properties for any amount in excess of the US Dollar Equivalent Amount of US $20,000,000 in the aggregate; and such judgment, attachment,




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injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

               (j) if there shall occur any Change of Control;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall then be continuing,

                             (A) either or both of the following actions may be
               taken: (i) the Global Agent, with the consent of the Required Lenders with respect to the Total Facilities, may, and at the direction of the Required Lenders with respect to the Total Facilities, shall, declare any obligation of the Lenders to make further Loans, any obligation of the Issuing Bank to issue or renew Letters of Credit and any obligation of the Bank Guarantee Issuers to issue or renew Bank Guarantees, terminated, whereupon the obligation of each Lender to make further Loans, the obligation of the Issuing Bank to issue or renew Letters of Credit and the obligation of the Bank Guarantee Issuers to issue or renew Bank Guarantees, hereunder shall terminate immediately, and (ii) the Global Agent shall at the direction of the Required Lenders with respect to the Total Facilities, at their option, declare by notice to the Borrowers any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrowers to the Agents and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligations of the Lenders to make Loans hereunder, the obligation of the Issuing Bank to issue or renew Letters of Credit and the obligation of the Bank Guarantee Issuers to issue or renew Bank Guarantees shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Global Agent or the Required Lenders with respect to the Total Facilities or notice by the Global Agent or the Required Lenders with respect to the Total Facilities; provided further, however, that neither the Required Lenders with respect to a specific Facility nor the Applicable Facility Agent shall have any power or authority under this SECTION 11.01 separate or apart from that of the Required Lenders of the Total Facilities; and

                             (B) The Agents and each of the Lenders shall have
               all of the rights and remedies available under the Loan Documents or under any applicable law;

                             (C) The US Facility Borrower shall, upon demand of
               the US Facility Agent or the Required Lenders, deposit cash (in US Dollars) with the US Facility Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the US Facility Agent pursuant to the terms of the LC Account Agreement; and



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                             (D) The UK Facility Borrowers shall, upon demand of
               the UK Facility Agent or the Required Lenders, deposit cash (in British Pounds Sterling) with the UK Facility Agent in an amount equal to the amount of any Bank Guarantee Outstandings, as collateral security for the repayment of any future demands or payments under such Bank Guarantees, and such amounts shall be held by the UK Facility Agent pursuant to the terms of the Bank Guarantee Cash Account Agreement.

               11.02 GLOBAL AGENT TO ACT. In case any one or more Events of Default shall occur and be continuing, the Global Agent may, and at the direction of the Required Lenders with respect to the Total Facilities shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

               11.03 CUMULATIVE RIGHTS. No right or remedy herein conferred upon the Lenders or the Agents is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

               11.04 NO WAIVER. No course of dealing between the Borrowers and any Lender or any Agent or any failure or delay on the part of any Lender or any Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

               11.05 ALLOCATION OF PROCEEDS. If an Event of Default has occurred and not been waived, and the maturity of the Obligations has been accelerated pursuant to ARTICLE XI hereof, all payments received by the Agents hereunder in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers hereunder shall be applied by the Agents in the following order:

               (a) amounts due to the Lenders pursuant to SECTIONS 2.09, 3.09, 4.09, 5.09 and 13.05 hereof, to be applied for the ratable benefit of the Lenders without distinction or preference as among Facilities;

               (b) amounts due to the Issuing Bank pursuant to SECTION 2A.05 and amounts due to the Applicable Bank Guarantee Issuer pursuant to SECTION 3A.05;

               (c) amounts due to the Agents pursuant to SECTION 12.08 hereof, to be applied for the ratable benefit of the Agents;

               (d) amounts due to the US Facility Lenders and the Issuing Bank pursuant to SECTION 2A.04, amounts due to the UK Facility Lenders and the Applicable Bank Guarantee Issuer pursuant to SECTION 3A.04 and payments of interest on Loans and Reimbursement Obligations, to


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be applied for the ratable benefit of the Lenders, without distinction or preference as among Australian Facility Loans, Canadian Facility Loans, UK Facility Loans and US Facility Loans(with amounts payable in respect of Australian Facility Swing Line Outstandings being included in such calculation and paid to the Australian Facility Swing Line Lender);

               (e) payments of principal on Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders, without distinction or preference as among Australian Facility Loans, Canadian Facility Loans, UK Facility Loans and US Facility Loans (with amounts payable in respect of Australian Facility Swing Line Outstandings being included in such calculation and paid to the Australian Facility Swing Line Lender);

               (f) amounts due to the Issuing Bank, Applicable Bank Guarantee Issuer, Agents or the Lenders pursuant to SECTIONS 2A.02(h), 3A.02(h) and 13.10, to be applied for the ratable benefit of the Agents and the Lenders;

               (g) payments of all other Obligations due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders and the Agents; and

               (h) any surplus remaining after application as provided for herein, to the Borrowers or as otherwise may be required by applicable law.

               11.06 JUDGMENT CURRENCY. The Borrowers, the Agents and each Lender hereby agree that if, in the event that a judgment is given in relation to any sum due to any Agent or any Lender hereunder, such judgment is given in a currency (the "Judgment Currency") other than that in which such sum was originally denominated (the "Original Currency"), the Borrowers agree to indemnify such Agent or Lender, as the case may be, to the extent that the amount of the Original Currency which could have been purchased thereby in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased thereby had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment, and if the amount so purchased exceeds the amount which could have been so purchased thereby had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding such judgment, such Agent or Lender agrees to remit such excess to the Borrowers. The agreements in this SECTION 11.06 shall survive payment of any such judgment.

               11.07 FUNDING AND PAYMENT OF PARTICIPATIONS; CONVERSION TO US DOLLARS.

               (a) At any time after the occurrence and during the continuance of an Event of Default, the Applicable Lenders having Applicable Fronting Commitments aggregating more than 50% of the Applicable Total Facility Commitment with respect to any specific Facility (the "Required Fronting Lenders") may, by written notice to the Applicable Facility Agent (with a copy to the Company and the Global Agent) not later than 11:00 A.M. (local time of the Principal Office of the Applicable Facility Agent) on the second Business Day preceding the proposed date of funding and payment by each Lender of all Participations purchased in such Facility as provided in ARTICLE II, ARTICLE IIA, ARTICLE III, ARTICLE IIIA, ARTICLE IV, or ARTICLE V




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hereof (the "Facility Participation Payment Date"), request each Lender to fund and pay for its Participation in such Facility and deliver to the Applicable Facility Agent on the Facility Participation Payment Date an aggregate amount of the Applicable Currency equal to such Participation (or the British Pounds Sterling Equivalent Amount or Australian Dollar Equivalent Amount of such Participation, as applicable). At the option of such Required Fronting Lenders, and as set forth in such notice, (i) all outstanding Loans under such Facility immediately shall be converted into Loans denominated in US Dollars in an aggregate principal amount equal to the US Dollar Equivalent Amount of the aggregate principal amount of such Loans based on the Spot Rate of Exchange on such Facility Participation Payment Date, and (ii) each such Participation shall be funded in an aggregate amount of US Dollars equal to the US Dollar Equivalent Amount of such Participation. The Applicable Facility Agent will promptly provide written notice of any such request to the other Facility Agents, who shall promptly provide notice thereof to the Lenders in their respective Facilities.

               (b) On the applicable Facility Participation Payment Date, each Participant in the specific Facility shall deliver the amount of such Participant's Facility Participation Amount with respect to such Facility in the Applicable Currency and in Same Day Funds to the Applicable Facility Agent; provided, however, that no Participant shall be responsible for any default by any other Participant in such other Participant's obligation to pay such amount. Upon receipt of any such amounts from the Participants, the Applicable Facility Agent shall distribute such amounts in Same Day Funds to the Applicable Lenders in such amounts such that, after such distribution, each Applicable Lender and each Participant in such Facility has a Facility Credit Exposure under such Facility, expressed as a percentage of the Aggregate Facility Credit Exposure under such Facility, equal to its Applicable Commitment Percentage. In order to evidence further such Participation (and without prejudice to the effectiveness of the Participation provisions set forth above), each Participant agrees to enter into a separate participation agreement at the request of any Applicable Lender in such Facility in form and substance reasonably satisfactory to such Lender.

               (c) In the event that any Participant fails to make available to the Applicable Facility Agent the amount of its Participation as provided herein, the Applicable Facility Agent shall be entitled to recover such amount on behalf of the Applicable Lenders on demand from such Participant together with interest at the customary rate set by such Applicable Facility Agent for the correction of errors among banks for three (3) Business Days and thereafter at a rate per annum equal to the Applicable Base Rate with respect to such Facility (or, with respect to the UK Facility, the Default Rate). A certificate of the Applicable Facility Agent submitted to any Lender with respect to amounts owing hereunder shall be conclusive in the absence of manifest error.

               (d) In the event that any Applicable Lender in a specific Facility receives a payment in respect of any Loan made under such Facility, whether directly from the Applicable Borrower or Borrowers or otherwise, in which Participants have purchased Participations, such Applicable Lender shall promptly distribute to the Applicable Facility Agent, for distribution to each such Participant that has paid all such amounts payable by it hereunder with respect to any Loan made under such Facility by such Applicable Lender, such Participant's Applicable Commitment Percentage of such payment. Any payment to any Participant pursuant to the preceding sentence


                                      136
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shall be made in US Dollars or Applicable Currency (whichever currency was delivered for payment of such Participation) in Same Day Funds by such Applicable Facility Agent. If any payment received by any Applicable Lender in a specific Facility pursuant to the immediately preceding sentence with respect to any Loan made under such Facility by it shall be required to be returned by such Applicable Lender after such time as such Applicable Lender has distributed such payment to the Applicable Facility Agent, each Participant that has received a portion of such payment shall pay to such Applicable Lender an amount equal to its Applicable Commitment Percentage of such amount to be returned; provided, however, that no Participant shall be responsible for any default by any other Participant in that other Participant's obligation to pay such amount.

               (e) Anything contained herein to the contrary notwithstanding, each Participant's obligation to pay for its purchase of Participations pursuant to subsection (a) shall be absolute, irrevocable and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or Participant may have against any Applicable Lender, the Applicable Facility Agent, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or a Default; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement or any other Loan Document by any Borrower, the Guarantor or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

               (f) Anything contained in this Agreement to the contrary notwithstanding, no amendment, modification, termination or waiver of any provision of this Agreement or of the other Loan Documents, and no consent to any departure by any Borrower therefrom, shall (i) modify, terminate or waive any provision of this SECTION 11.07 in any manner adverse to any Lender without the written concurrence of such Lender, or (ii) modify, terminate or waive any provision of this SECTION 11.07 in any manner adverse to any Participant without the written concurrence of such Participant.

               (g) In no event shall (i) the Participation of any Participant in any Loans or Reimbursement Obligations pursuant to this SECTION 11.07 be construed as a loan or other extension of credit by such Participant to any Borrower, any Lender or any Facility Agent, (ii) this Agreement be construed to require any Participant to make any Loans, issue Letters of Credit, issue Bank Guarantees or to otherwise extend any credit to any Borrower, any Lender or any Agent under this Agreement or under the other Loan Documents, or (iii) this Agreement be construed to require any Participant to fund or pay any amount in respect of its Participation in any Loan or Reimbursement Obligation except as set forth herein.


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                                   ARTICLE XII

                                   The Agents

               12.01 APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes Bank of America to act as the Global Agent, National City Bank to act as the US Facility Agent, Banc of America Securities Limited to act as the UK Facility Agent, Bank One Canada to act as the Canadian Facility Agent, and Bank One, NA, Australia Branch to act as the Australian Facility Agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Global Agent and the Applicable Facility Agents by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Agent (which term as used in this Article hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

               (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

               (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Borrower or any other Person to perform any of its obligations thereunder;

               (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Borrower or the satisfaction of any condition (except in the Global Agent's case, receipt of items required by SECTION 7.01 to be delivered to it) or to inspect the property (including the books and records) of any Borrower or any of its Subsidiaries or affiliates;

               (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

               (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

               Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each of the Global Co-Syndication Agents, in and only in its capacity as a Global Co-Syndication Agent, shall have no duties under this ARTICLE XII.



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The Issuing Bank shall act on behalf of the Lenders with respect to any Letter of Credit issued by it and the documents associated therewith until such time (and except for so long) as the US Facility Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the US Facility Agent in this ARTICLE XII with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications and Agreements for Letters of Credit pertaining to the Letters of Credit as fully as if the term "US Facility Agent" as used in this ARTICLE XII included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Bank.

The Applicable Bank Guarantee Issuer shall act on behalf of the Lenders with respect to any Bank Guarantee issued by it and the documents associated therewith until such time (and except for so long) as the UK Facility Agent may agree at the request of the Required Lenders to act for the Applicable Bank Guarantee Issuer with respect thereto; provided, however, that the Applicable Bank Guarantee Issuer shall have all of the benefits and immunities (i) provided to the UK Facility Agent in this ARTICLE XII with respect to any acts taken or omissions suffered by the Applicable Bank Guarantee Issuer in connection with Bank Guarantees issued by it or proposed to be issued by it and the Bank Guarantee Issuance Agreements pertaining to the Bank Guarantee as fully as if the term "UK Facility Agent" as used in this ARTICLE XII included the Applicable Bank Guarantee Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Applicable Bank Guarantee Issuer.

               12.02 RELIANCE BY AGENTS. Each Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Borrower), independent accountants, and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement, none of the Agents shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders with respect to the Total Facilities, in the case of the Global Agent, or the Required Lenders with respect to a specific Facility or with respect to the Total Facilities, as the context may require, in the case of any Agent, and such instructions shall be binding on all of the Applicable Lenders; provided, however, no Agent shall be required to take any action that exposes it to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Applicable Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

               12.03 DEFAULTS. No Agent shall be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless it has received written notice from another Agent or a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default"; provided, that each Lender shall use its best reasonable efforts to deliver such notice to its Applicable Facility Agent upon its knowledge of any Default or Event of Default; provided further, that the failure to deliver such notice shall not result in any



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liability to any other Lender or Agent. In the event that any Facility Agent receives such a notice of the occurrence of a Default or Event of Default, such Facility Agent shall give prompt notice thereof to the Applicable Lenders in its specific Facility and the other Agents, including the Global Agent. In the event that the Global Agent receives such a notice of the occurrence of a Default or Event of Default, the Global Agent shall give prompt notice thereof to all Facility Agents. The Global Agent shall (subject to SECTION 12.02 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders with respect to the Total Facilities, provided that, unless and until the Global Agent shall have received such directions, the Global Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

               12.04 RIGHTS AS LENDER. With respect to its Applicable Facility Commitments and the Loans made by it, each of Bank of America (and any successor acting as Global Agent or Issuing Bank), National City Bank (and any successor acting as US Facility Agent), BASL (and any successor acting as UK Facility Agent), Bank One Canada (and any successor acting as Canadian Facility Agent), Bank One, NA, Australia Branch (or any successor acting as Australian Facility Agent or Australian Facility Swing Line Lender) and Bank One, NA, London Branch and Barclays Bank Plc (or any successor acting as a Bank Guarantee Issuer) in its capacity as a Lender hereunder, if such Agent is a Lender hereunder, shall have the same rights and powers as a Lender hereunder as any other Lender and may exercise the same as though it were not acting as the Global Agent, Issuing Bank, a Bank Guarantee Issuer, Australian Facility Swing Line Lender, US Facility Agent, UK Facility Agent, Canadian Facility Agent or Australian Facility Agent, as applicable, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each of the Agents in its individual capacity, if such Agent is a Lender hereunder. Each of Bank of America (and any successor acting as Global Agent or Issuing Bank), National City Bank (and any successor acting as US Facility Agent), BASL (and any successor acting as UK Facility Agent), Bank One Canada (and any successor acting as Canadian Facility Agent), Bank One, NA, Australia Branch (or any successor acting as Australian Facility Agent or Australian Facility Swing Line Lender) and Bank One, NA, London Branch and Barclays Bank Plc (or any successor acting as a Bank Guarantee Issuer) and their respective affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Borrower or any of its Subsidiaries or affiliates as if it were not acting as Global Agent, Issuing Bank, a Bank Guarantee Issuer, Australian Facility Swing Line Lender, US Facility Agent, UK Facility Agent, Canadian Facility Agent or Australian Facility Agent, as applicable, and each of Bank of America (and any successor acting as Global Agent or Issuing Bank), National City Bank (and any successor acting as US Facility Agent), BASL (and any successor acting as UK Facility Agent), Bank One Canada (and any successor acting as Canadian Facility Agent), Bank One, NA, Australia Branch (and any successor acting as Australian Facility Agent or Australian Facility Swing Line Lender) and Bank One, NA, London Branch and Barclays Bank Plc (and any successor acting as a Bank Guarantee Issuer) and their respective affiliates may accept fees and other consideration from any Borrower or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.


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               12.05 INDEMNIFICATION. The Lenders agree to indemnify the Agents
(to the extent not reimbursed under SECTION 13.10 hereof, but without limiting the obligations of the Borrowers under such Section), for its or their ratable share (based on their Applicable Commitment Percentages) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any of the Agents (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by any of the Agents under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agents promptly upon demand for its or their ratable share (based on their Applicable Commitment Percentages) of any costs or expenses payable by the Borrowers under SECTION 13.06, to the extent that the Agents are not promptly reimbursed for such costs and expenses by the Borrowers. The agreements contained in this Section shall survive payment in full of the Obligations, termination of each Commitment and the occurrence of the Total Facility Repayment Date.

               12.06 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on any of the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon any of the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agents hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Borrower or any of its Subsidiaries or affiliates that may come into the possession of any of the Agents or any of its affiliates.

               12.07 RESIGNATION OF AN AGENT. Any of the Agents may resign at any time by giving notice thereof (a) with respect to the resignation of the Global Agent, to the Lenders, the Borrowers and the Facility Agents, and (b) with respect to the resignation of any Applicable Facility Agent, to the Applicable Lenders, the Applicable Borrowers, the Company and the Global Agent. Upon any such resignation of the Global Agent, the Required Lenders with respect to the Total Facilities shall have the right to appoint a successor Global Agent, which shall be a Lender under or a Lender Affiliate with respect to the Total Facilities at such time and which, so long as no Default or Event of Default exists, shall be acceptable to the Company, which acceptance shall not be unreasonably withheld or delayed. Upon any such resignation of an Applicable Facility Agent, the Required Lenders with respect to the specific Facility shall have the right to appoint a successor Facility Agent for such Facility, which shall be a Lender under or a Lender Affiliate with respect to such Facility at such time and which, so long as no Default or Event of Default exists, shall be acceptable to the Company, which acceptance shall not be unreasonably withheld or delayed. If no successor Global Agent or Applicable Facility Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Global Agent or Applicable Facility Agent's giving of notice of


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resignation, then the resignation of the retiring Global Agent or Applicable
Facility Agent as the case may be, shall nonetheless thereupon be effective and the Facility Agents, in the case of the Global Agent's resignation, or the Applicable Facility Lenders, in the case of an Applicable Facility Agent's resignation, shall perform all the obligations of the retiring Agent hereunder until such time, if any, as the Required Lenders shall appoint a successor Agent as provided for above. Upon the acceptance of any appointment as Global Agent or Applicable Facility Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Global Agent or Applicable Facility Agent, and the retiring Global Agent or Applicable Facility Agent shall be discharged from its duties and obligations hereunder. After any retiring Global Agent or Applicable Facility Agent's resignation hereunder as Global Agent or Applicable Facility Agent, the provisions of this ARTICLE XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Global Agent or Applicable Facility Agent. Notwithstanding the foregoing, and providing the Canadian Facility Agent is a
Schedule II Bank, the Canadian Facility Agent may, at any time, resign as Canadian Facility Agent and appoint as successor Canadian Facility Agent a
Schedule III Bank that is an affiliate of the Canadian Facility Agent. Such resignation and appointment shall be effective upon notice to the Global Agent, the Lenders, the Borrowers and the Facility Agents.

               12.08 FEES. The Borrowers agree to pay to each of the Agents, for its individual account, an annual fee as from time to time agreed to by the Borrowers and the Global Agent or Applicable Facility Agent, as applicable, in writing.


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                                  ARTICLE XIII

                                  Miscellaneous

               13.01 ASSIGNMENTS AND PARTICIPATIONS.

               (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, its Applicable Facility Commitments, its Applicable Fronting Commitments and its
Participations); provided, however, that

                             (i) each such assignment shall be to an Eligible
               Assignee;

                             (ii) except in the case of an assignment to another
               Lender or an assignment of all of a Lender's rights and obligations in the US Facility, UK Facility, Canadian Facility or Australian Facility, respectively, under this Agreement, any such partial assignment shall be in an amount at least equal to US $5,000,000 of such Lender's US Facility Commitment, (pound sterling)3,000,000 of such Lender's UK Facility Commitment (if any), CAN $7,000,000 of such Lender's Canadian Facility Commitment (if any) and AUS $5,000,000 of such Lender's Australian Facility Commitment (if any);

                             (iii) each such assignment by a Lender shall be of
               a constant, and not varying, percentage of all of its rights and obligations (including Loans, Applicable Facility Commitments, Applicable Fronting Commitments and Participations and Outstandings owing thereto) under this Agreement with respect to each Facility;

                             (iv) the parties to such assignment shall execute
               and deliver to each Applicable Facility Agent and the Global Agent (and with respect to the US Facility, the Issuing Bank, with respect to the UK Facility, the Bank Guarantee Issuers and with respect to the Australian Facility, the Australian Facility Swing Line Lender) for their acceptance an Assignment and Acceptance in the form of EXHIBIT B hereto, together with any Note subject to such assignment and a processing fee of US $5,000 payable pro rata to the Global Agent and each Applicable Facility Agent;

                             (v) each assignee must be a US Facility Lender and
               a Lender under at least one (1) additional Facility after giving effect to any assignment hereunder; and

                             (vi) such assignee shall have an office located in
               the United States.

Notwithstanding the foregoing, the following requirements shall not apply in respect of a Schedule II to Schedule III Assignment: (1) the processing fee referred to in SECTION 13.01(a)(iv) and (2) provided that an affiliate of the assignee is a US Facility Lender, the requirement in SECTION 13.01(a)(v) that the assignee be a US Facility Lender and that the assignee also be a Lender under at least one additional Facility. Upon execution, delivery, and acceptance of such



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Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Applicable Facility Agent and the Applicable Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the appropriate jurisdiction for the Applicable Facilities and the assignment is not a Schedule II to Schedule III Assignment, it shall deliver to the Borrowers and the Applicable Facility Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 6.06.

               (b) Each Applicable Facility Agent shall maintain at its address referred to in SECTION 13.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Applicable Lenders and each Applicable Facility Commitment of, and principal amount of the Outstandings owing to, each such Applicable Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Applicable Borrowers, the Global Agent, the Applicable Facility Agent and the Applicable Lender may treat each Person whose name is recorded in the Register as a Lender hereunder under the Applicable Facility for all purposes of this Agreement. The Register shall be available for inspection by any Applicable Borrower or any Applicable Lender at any reasonable time and from time to time upon reasonable prior notice.

               (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Global Agent and the Applicable Facility Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT B hereto, accept such Assignment and Acceptance and record the information contained therein in the Register, and the Applicable Facility Agent shall thereafter give prompt notice thereof to the parties thereto.

               (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans, Applicable Facility Commitments, Applicable Fronting Commitments, Participations and Outstandings owing thereto); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in ARTICLE VI and the right of set-off contained in SECTION 13.03, (iv) the Applicable Borrowers and Applicable Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) such Lender shall retain the sole right to enforce the obligations of the Applicable Borrowers relating to its Loans, its Notes (if any) and its Participations and Outstandings owing thereto, and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing or reducing the amount of principal of or the rate at which interest is payable or the amount of fees payable on such Loans or any Notes or other Outstandings, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or



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Notes, releasing the Guarantor or any Borrower or providing for any assignment of their Obligations, or extending any Applicable Facility Commitment of such Lender), each of which may, if so agreed in writing, require the prior consent of any such participant in such Lender's Commitments and Participations and Outstandings owing thereto before such Lender approves any such amendment, modification or waiver.

               (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans, its Notes, its Obligations and its interest under the Loan Documents to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

               (f) Any Lender may furnish any information concerning any Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) evaluating the assignment or participation and subject to the prior execution by such party of the form of confidentiality agreement required by the Company as of the Closing Date of all Lenders.

               (g) In the event that any Lender fails to maintain an Investment Grade Rating (a "Non-Rated Lender"), such Lender shall be replaced as soon as practicable by, and assign all its Loans, Applicable Facility Commitments, Applicable Fronting Commitments, Participations and other Obligations owing thereto pursuant to SECTION 13.01 to, a financial institution selected by the Company and willing to become a Lender for all purposes hereunder which is an Eligible Assignee. Such Non-Rated Lender agrees to execute and deliver to the Global Agent and to the Applicable Facility Agent of each Facility in which such Non-Rated Lender has made or was obligated to make Loans an Assignment and Acceptance with such replacement Lender upon payment at par by such replacement lender of all principal, interest, fees and other amounts owing under this Agreement to such Non-Rated Lender. The Non-Rated Lender shall pay to the Applicable Facility Agent the processing fee required by SECTION 13.01(a)(iv) in connection with such assignment. Upon acceptance of the Assignment and Acceptance and satisfaction of all other conditions in SECTION 13.01(a), (b),
(c), such replacement lender shall become a Lender hereunder.

               (h) No Borrower may assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

               13.02 NOTICES. Any notice shall be presumed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address or telefacsimile number as may from time to time be specified by such party in written notice to the other parties hereto, or (iii) on the fifth Business Day after the date on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice thereunder:



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               (a)      if to any Borrower:

                                c/o American Greetings Corporation
                                One American Road
                                Cleveland, Ohio 44144
                                Attention:  Manager of Treasury Operations
                                Telefacsimile:(216) 252-6791
                                Telephone:    (216) 252-7300

                                with a copy to:

                                American Greetings Corporation
                                One American Road
                                Cleveland, Ohio  44144
                                Attention:  General Counsel
                                Telefacsimile:  (216) 252-6741
                                Telephone:  (216) 252-7300

                        (b)     if to the Authorized Representative:

                                At the address set forth for receipt of notices in the notice of appointment thereof.

                        (c)     if to the Global Agent:

                                Bank of America, N.A.
                                1455 Market Street, 12th Floor
                                San Francisco, California 94103
                                Attention:  Gary Flieger, Agency Services
                                Telefacsimile:(415) 436-3484
                                Telephone:    (415) 436-3425

                                with a copy to:

                                Bank of America, N.A.
                                231 South LaSalle Street
                                Chicago, Illinois 60697
                                Attention:  Gretchen Spoo
                                Telefacsimile:(312) 987-0303
                                Telephone:    (312) 828-6654

                        (d)     if to the Agents:

                                At the addresses set forth on the signature pages hereof.

                        (e)     if to the Lenders:



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                                At the addresses set forth on the signature
                                pages hereof and on the signature page of each Assignment and Acceptance.

               13.03 RIGHT OF SET-OFF; ADJUSTMENTS.

               (a) Upon the occurrence and during the continuance of any Event of Default, each Lender, each Bank Guarantee Issuer and the Issuing Bank (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of any Applicable Borrower against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement, any other Loan Document and the Note of such Borrower held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement, any other Loan Document or such Notes and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Applicable Borrower, the Global Agent and the Applicable Facility Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this SECTION 13.03(a) are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

               (b) Each Lender (including the Australian Facility Swing Line Lender), each Bank Guarantee Issuer and the Issuing Bank agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to ARTICLE VI) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations in a specific Facility, or with respect to all of the Obligations in the Total Facilities, after acceleration thereof pursuant to SECTION 11.01(a) (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to ARTICLE VI), then (i) such Lender (including the Australian Facility Swing Line Lender), Bank Guarantee Issuer or Issuing Bank shall be deemed to have simultaneously purchased from the other Applicable Lenders or all Lenders, as the case may be, a share in their Obligations so that the amount of the Obligations held by each of the Applicable Lenders or all Lenders, as the case may be, shall be pro rata and (ii) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payments ratably; provided, however, that for purposes of this
SECTION 13.03(b) the terms "pro rata" and "ratably" shall be determined with respect to the Applicable Commitment Percentage of each Lender after subtraction of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this SECTION 13.03 (b) shall be rescinded to the extent of such recovery, without interest. The Borrowers expressly consent to the foregoing arrangements and agree that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

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               13.04 SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans, the issuance of the Letters of Credit and Bank Guarantees and the execution and delivery to the Lenders of this Agreement and the Notes, if any, and shall continue in full force and effect so long as any Obligations remain outstanding or any Lender, Issuing Bank or Bank Guarantee Issuer has any commitment hereunder or any Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrowers which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

               13.05 EXPENSES. Each Borrower jointly and severally agrees to pay on demand all reasonable costs and expenses of the Global Agent, the Canadian Facility Agent, the UK Facility Agent, the Australian Facility Agent, each Bank Guarantee Issuer and the Issuing Bank in connection with the syndication, preparation, due diligence, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel (including the allocated cost of internal counsel) for the Global Agent and the allocated cost of internal counsel for the Canadian Facility Agent and the Australian Facility Agent with respect thereto and with respect to advising the Agents as to their rights and responsibilities under the Loan Documents. Each Borrower further agrees jointly and severally to pay on demand all costs and expenses of each Agent and each Lender, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement or preservation of rights under this Agreement (whether through negotiations, legal proceedings, or otherwise), any other Loan Documents and any other documents to be delivered hereunder. The agreements contained in this Section shall survive payment in full of the Obligations, termination of each Commitment and the occurrence of the Total Facility Repayment Date.

               13.06 AMENDMENTS AND WAIVERS. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Lenders with respect to the Total Facilities, and, if ARTICLE XII or the rights or duties of the Global Agent or any Applicable Facility Agent are affected thereby, by the Global Agent and/or the Applicable Facility Agent, as applicable; provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the US Facility Commitment, UK Facility Commitment, Canadian Facility Commitment or Australian Facility Commitment, or the US Facility Fronting Commitment, UK Facility Fronting Commitment, Canadian Facility Fronting Commitment or Australian Facility Fronting Commitment, as applicable, of any Lender or increase the Total US Facility Commitment, the Total UK Facility Commitment, the Total Canadian Facility Commitment or the Total Australian Facility Commitment; (ii) reduce the principal of or rate of interest on any Loan or Reimbursement Obligation or any fees or other amounts payable hereunder; (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or Reimbursement Obligation or any fees or other amounts payable hereunder or any mandatory prepayments required by SECTION 9.17 or the Total Facility Termination Date, the US Facility Revolving Credit Termination Date or the Canadian Facility Renewable Tranche Termination Date; (iv) change the percentage of the Applicable Facility Commitment or the Total

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Commitment, as applicable, or of the Aggregate Credit Exposure or the number of
Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement; or (v) release or allow an assignment by any Borrower or the Guarantor; provided further, however, that the amendment or waiver of any of the following provisions of a specific Facility need only be signed by the Applicable Borrowers, the Applicable Facility Agent and the Required Lenders with respect to such Facility: (x) delivery of Borrowing Notices with respect to any Advance, Continuation or Conversion under the specific Facility, (y) delivery of notice for any reduction in the Applicable Total Facility Commitment, and (z) minimum or integral amounts of Advances or Loans under the specific Facility; and provided, further, that no such amendment or waiver that affects the rights, privileges or obligations of the Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by the Issuing Bank; and provided, further that no such amendment or waiver that affects the rights, privileges or obligations of the Bank Guarantee Issuers as issuer of Bank Guarantees, shall be effective unless signed in writing by the Bank Guarantee Issuers; and provided, further, that no such amendment or waiver that affects the rights, privileges or obligations of the Australian Facility Swing Line Lender as provider of the Australian Facility Swing Line Loans, shall be effective unless signed in writing by the Australian Facility Swing Line Lender.

               No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or any Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

               13.07 COUNTERPARTS . This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

               13.08 TERMINATION. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders or the Agents or any obligation of any Borrower, the Lenders (including the Australian Facility Swing Line Lender) or any of the Agents or the Issuing Bank or any Bank Guarantee Issuer, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agents for the benefit of the Lenders hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until termination of each Commitment and all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrowers have furnished the Lenders and the Agents with an indemnification satisfactory to the Agents and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender (including the Australian Facility Swing Line Lender) or the Issuing Bank or any Bank Guarantee Issuer is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement (including the provisions pertaining to Participations in Letters of Credit, Bank Guarantees, Reimbursement Obligations, and Australian Facility Swing Line Loans) shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold the Agents and such Lender (including the Australian Facility Swing Line Lender) or the Issuing Bank or the Applicable Bank Guarantee Issuer harmless for, the amount of such payment surrendered until the Agents and such Lender (including the Australian Facility Swing Line Lender) and the Issuing Bank and the Applicable Bank Guarantee Issuer shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders or the Issuing Bank or the Applicable Bank Guarantee Issuer in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' (including the Australian Facility Swing Line Lender's) and the Issuing Bank's and the Applicable Bank Guarantee Issuer's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

               13.09 USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate; the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Applicable Borrowers shall pay to the Applicable Facility Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to confirm strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or received any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Applicable Borrowers. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

               13.10 INDEMNIFICATION; LIMITATION OF LIABILITY.

               (a) The Company and each Borrower jointly and severally agrees to indemnify absolutely and unconditionally and hold harmless each Agent and each Lender (including the Australian Facility Swing Line Lender), the Issuing Bank, the Bank Guarantee Issuers and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses, including, without limitation, all claims, damages, losses, liabilities, costs and expenses described in SECTION 6.09 (the foregoing also to include, without limitation, reasonable attorneys' fees (including the allocated cost of internal counsel), settlement costs and disbursements) ("Indemnified Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such Indemnified Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. If and to the extent the foregoing may be unenforceable for any reason, the Company and each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each Indemnified Liability which is permissible under applicable law. In the case of an investigation, litigation or other proceeding to which the indemnity in this SECTION 13.10 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, any Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

               (b) Without limiting the generality of SECTION 13.10(a) above, the Company and the Borrowers hereby jointly and severally agree to defend, indemnify and hold each Indemnified Party harmless from and against any and all Indemnified Liabilities (including, without limitation, assessment and cleanup costs and reasonable attorneys', consultants' and other experts' fees and disbursements, including those arising by reason of any of the aforesaid or an action against the Company or any Subsidiary under this indemnity) arising directly or indirectly from, out of or by reason of (a) the violation or alleged violation of any Environmental Law by the Company or any Subsidiary or with respect to any property owned, operated or leased by the Company or any Subsidiary or (b) the use, generation, handling, storage, transportation, treatment, emission, release, disclaim or disposal of any Hazardous Material by or in respect of the Company or any Subsidiary or on or with respect to property owned or leased or operated by the Company or any Subsidiary.

               (c) The Company and each Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries or Affiliates or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, however, the Company and each Borrower agrees not to assert any claim against any of the Agents, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

               (d) Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of the Company and each Borrower contained in this SECTION 13.10 shall survive the payment in full of the Obligations, termination of each Commitment and the occurrence of the Total Facility Repayment Date.

               13.11 AGREEMENT CONTROLS. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

               13.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

               13.13 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposal, negotiations, representations and other communications between or among the parties, both oral and written, with respect thereto.

               13.14 GOVERNING LAW; WAIVER OF JURY TRIAL.

               (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE LOAN DOCUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

               (b) EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

               (c) EACH BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH BORROWER PROVIDED IN SECTION 13.02, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

               (d) NOTHING CONTAINED IN SUBSECTION (a) OR (b) HEREOF SHALL PRECLUDE ANY AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY BORROWER OR ANY BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

               (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH BORROWER, EACH AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

               13.15 SPECIAL FUNDING OPTION.

               (a) Notwithstanding anything to the contrary contained herein, any Lender (for the purposes of this SECTION 13.15, a "Granting Lender") may grant to a special purpose funding vehicle (for the purposes of this SECTION 13.15, an "SPC") the option to make, on behalf of such Granting Lender, all or a portion of the Advances and Participations which such Granting Lender is obligated to make (a "Funding Obligation") under the applicable Facility, such option to be exercisable in the sole discretion of the SPC; provided, however, that

                             (i) such Granting Lender's obligations under this
               Agreement and the Loan Documents shall remain unchanged, including without limitation the indemnification obligations of the Granting Lender pursuant to SECTION 12.05 hereof;

                             (ii) such Granting Lender shall remain solely
               responsible to the other parties hereto for the performance of all Funding Obligations;

                             (iii) the Applicable Borrowers and the Applicable
               Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender's rights and obligations under this Agreement; the Applicable Facility Agent shall continue to deal directly with the Granting Lender as agent for the SPC with respect to distribution of payment of principal, interest and fees, notices of Conversion and Continuation and all other matters;

                             (iv) such Granting Lender shall retain the sole
               right to enforce the obligations of the Applicable Borrowers relating to its Loans and its Notes and its Participations and to approve any amendment, modification, or waiver of any provision of this Agreement, each of which may, if so agreed in writing between the Granting Lender and the SPC, require the prior consent of any such SPC which has exercised the option to undertake the Funding Obligation in connection with such Granting Lender's Commitments and Participations and Obligations owing thereto before the Granting Lender approves any such amendment, modification or waiver;

                             (v) the granting of such option shall not
               constitute an assignment to or participation of such SPC of or in the Granting Lender's Commitments and Participations and Obligations owing thereto;

                             (vi) such SPC shall not become a Lender hereunder
               as a result of the granting of such option;

                             (vii) such SPC shall not become obligated or
               committed to make Advances as a result of the granting of such option;

                             (viii) if such SPC elects not to exercise such
               option or otherwise fails to make all or any part of an Advance or Participation, the Granting Lender shall retain its Funding Obligation and be obligated to make the entire Advance or Participation or any portion of such Advance or Participation not made by such SPC; and

               (b) Advances and Participations made by an SPC hereunder shall be deemed to satisfy the Funding Obligation and utilize the Applicable Facility Commitment and Applicable Fronting Commitment of the Granting Lender as if, and to the same extent, such Advances were made by such Granting Lender.

               (c) Each party hereto agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Granting Lender would otherwise be liable so long as, and to the extent that, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any State thereof.

               (d) Notwithstanding anything to the contrary contained in this Agreement, an SPC may (i) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interests in any Loans or Participations as they may exist consistent with the terms of this SECTION
13.15 to its Granting Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans or Participations, and (ii) disclose on a confidential basis any nonpublic information relating to Advances made by such SPC hereunder to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC.

               (e) This SECTION 13.15 may not be amended without the prior written consent of the Granting Lender on behalf of which such SPC has made all or any part of its Advances which remain outstanding at the time of such amendment.


                            [Signature pages follow.]

               IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.




                                           AMERICAN GREETINGS CORPORATION


                                           By: /s/ Dale A. Cable
                                              ---------------------------------
                                           Name: Dale A. Cable
                                                -------------------------------
                                           Title: Vice President - Treasurer
                                                 ------------------------------


                                           CARLTON CARDS (FRANCE) S.N.C.

                                           By: /s/ John S.N. Charlton

                                           Name: John S.N. Charlton
                                                -------------------------------
                                           Title: Gerant
                                                 ------------------------------


                                           CARLTON CARDS LIMITED, a UK entity

                                           By:  /s/ Morry Weiss

                                           Name: Morry Weiss
                                                -------------------------------
                                           Title: Executive Director
                                                 ------------------------------


                                           UK GREETINGS LIMITED

                                           By: /s/ Mary Ann Corrigan-Davis

                                           Name: Mary Ann Corrigan-Davis
                                                -------------------------------
                                           Title: Director
                                                 ------------------------------


                                           UKG SPECIALTY PRODUCTS LIMITED

                                           By: /s/ Mary Ann Corrigan-Davis

                                           Name: Mary Ann Corrigan-Davis
                                                -------------------------------
                                           Title: Director
                                                 ------------------------------




                            Signature Page 1 of 23

                                           CARLTON CARDS LIMITED, a Canadian
                                           Company


                                           By:  /s/ Phyllis Alden

                                           Name: Phyllis Alden
                                                -------------------------------
                                           Title: Secretary
                                                 ------------------------------


                                           JOHN SANDS (AUSTRALIA) LTD.

                                           By: /s/ Mary-Ann Corrigan-Davis

                                           Name: Mary-Ann Corrigan-Davis
                                                -------------------------------
                                           Title: President
                                                 ------------------------------


                                           JOHN SANDS (N.Z.) LTD.

                                           By: /s/ Mary-Ann Corrigan-Davis

                                           Name: Mary-Ann Corrigan-Davis
                                                -------------------------------
                                           Title: President
                                                 ------------------------------


                                           JOHN SANDS HOLDING CORP.

                                           By:  /s/ Mary-Ann Corrigan-Davis

                                           Name: Mary-Ann Corrigan-Davis
                                                -------------------------------
                                           Title:  President
                                                 ------------------------------



                            Signature Page 2 of 23

                                          BANK OF AMERICA, N.A., as Global Agent



                                          By: /s/ Gary Flieger
                                             ----------------------------------
                                          Name: Gary Flieger
                                          Title:  Vice President

                                          Wire Transfer Instructions:

                                          Bank of America, N.A.
                                          Dallas, Texas
                                          ABA # 111000012
                                          Account No. 3750836479
                                          Account Name: Credit Services
                                          Ref: American Greetings

                                          Address for Other Notices;

                                          Bank of America, N.A.
                                          1455 Market Street, 12th Floor
                                          San Francisco, California   94103
                                          Attention:      Gary Flieger
                                          Telephone:      (415) 436-3484
                                          Telefacsimile:  (415) 436-3425


                             Signature Page 3 of 23

                                          BANK OF AMERICA, N.A., as US Facility
                                          Lender and Issuing Bank



                                          By: /s/ Gretchen A. Spoo
                                             ----------------------------------
                                          Name:  Gretchen A. Spoo
                                          Title: Principal

                                          Lending Office:

                                          Bank of America, N.A.
                                          Attention: Myrna Lara, Credit Services
                                                       Representative
                                          1850 Gateway Boulevard
                                          Concord, California 94520
                                          Telephone:    (925) 675-8391
                                          Telefacsimile:(925) 969-2819

                                          Wire Transfer Instructions:

                                          Bank of America, N.A.
                                          Dallas, Texas
                                          ABA # 111000012
                                          Account No. 3750836479
                                          Account Name: Credit Services
                                          Ref: American Greetings

                                          Address for Other Notices:

                                          Bank of America, N. A.
                                          Attention:  Gretchen Spoo
                                          231 South LaSalle
                                          Chicago, Illinois 60697
                                          Telephone:      (312) 828-6654
                                          Telefacsimile:  (312) 987-0303




                            Signature Page 4 of 23

                                          BANC OF AMERICA SECURITIES
                                          LIMITED, as U.K. Facility Agent

                                          By: /s/  Graham Radford
                                             -----------------------------------
                                          Name:  Graham Radford
                                          Title:  Assistant Vice President

                                          Agency Office:

                                          Banc of America Securities Limited
                                          Attention: Karen Hall/Loans Agency
                                          1 Alie Street
                                          London E1 8DE
                                          England
                                          Telephone:  011 44 20 8313 2992
                                          Telefacsimile:  011 44 20 8313 2149

                                          Wire Transfer Instructions:

                                          With respect to US Dollars:
                                          Bank of America, N.A., New York
                                          Account Bank of America, N.A., London
                                          A/c no. 37/60564
                                          For further credit to Banc of America
                                          Securities Limited, London
                                          A/c no. 10985218

                                          With respect to British Pounds
                                          Sterling:
                                          Bank of America, N.A., London
                                          CHAPS Code 16-50-50
                                          Account Banc of America Securities
                                          Limited, London
                                          A/c no. 10985010

                                          With respect to French Francs:
                                          Bank of America, N.A., London
                                          Account  Banc of America Securities
                                          Limited, London
                                          A/c no. 10985292

                                          With respect to euro:
                                          Bank of America, N.A., London
                                          Account Banc of America Securities
                                          Limited, London
                                          A/c no. 10985292


                             Signature Page 5 of 23

                                          BANK OF AMERICA, N.A., as UK Facility
                                          Lender

                                          By:  /s/ Gretchen Spoo
                                              ----------------------------------
                                          Name: Gretchen Spoo
                                          Title: Principal

                                          Lending Office:

                                          Patricia A. Chambers, Loan Service
                                          Bank of America, N.A.
                                          26 Elmfield Road
                                          Bromley, BR1 1WA
                                          Tel: 011 44 20 8313 2613
                                          Fax: 011 44 20 8313 2140

                                          Wire Transfer Instructions:

                                          With respect to British Pounds
                                          Sterling:
                                          direct by CHAPS to:
                                          Bank of America, N.A., London
                                          Chaps Code:  16-50-50
                                          Swift Address:  BOFAGB22

                                          With respect to French Francs:
                                          Bank of America, N.A., London
                                          Swift Address:  BOFAGB22

                                          With respect to euro:
                                          Bank of America, N.A., London
                                          Swift Address:  BOFAGB22

                                          Attn.:  Loan Service
                                          Ref.:  American Greetings

                                          Address for Other Notices:
                                          Geraldine Simmons, US Multinationals
                                          Bank of America, N.A., London Branch
                                          1 Alie Street
                                          London, E1 8 DE
                                          Tel.:  011 44 20 7634 4261
                                          Fax:  011 44 20 7634 4707



                             Signature Page 6 of 23

                                        NATIONAL CITY BANK,
                                        as US Facility Agent, US Facility Lender and as UK Facility Lender

                                        By:  /s/ Robert S. Coleman
                                            ----------------------------------
                                        Name:  Robert S. Coleman
                                        Title: Vice President and Senior
                                               Lending Officer

                                        Lending Office:

                                        National City Bank
                                        1900 E. Ninth Street, #01-2077
                                        Cleveland, Ohio 44114
                                        Attention: Robert S. Coleman
                                        Telephone:  (216) 575-9714
                                        Telefacsimile:  (216) 222-0003
                                        E-mail: Robert.Coleman@National-City.com

                                        Wire Transfer Instructions:

                                        National City Bank
                                        Cleveland, Ohio
                                        ABA No.: 041000124
                                        Account No.: 151804
                                        Account Name: Commercial Loan Operations
                                        Attn: Vern Johnson

                                        Operations Contact:

                                        National City Bank
                                        1900 E. Ninth Street, #01-2077
                                        Cleveland, Ohio 44114
                                        Attention: Revette Vickerstaff, Manager
                                        Telephone:  (216) 488-7080
                                        Telefacsimile:(216) 488-7110



                             Signature Page 7 of 23

                                          BANK ONE, NA, AUSTRALIA BRANCH,
                                          as Australian Facility Agent,
                                          Australian Facility Swing Line Lender
                                          and as Australian Facility Lender

                                          By:
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          Lending Office:

                                          Bank One, NA, Australia Branch
                                          90 Collins Street 19th FL
                                          STE-NMELB-1
                                          Melbourne, Australia

                                          Credit Contact in Australia:

                                          Tim Blackmore
                                          Vice President
                                          Telephone:  (613) 9668 2301
                                          Telefacsimile:  (613) 9650 2721

                                          Cassandra Ho
                                          Credit Underwriter
                                          Telephone:  (612) 9250 2128
                                          Telefacsimile:  (612) 9223 1823

                                          Credit Contact in U.S.:

                                          Bank One, Michigan
                                          611 Woodward
                                          MS# 8073
                                          Detroit, MI 48226
                                          Attn:  Wes Sliwinski, Underwriter
                                          Telephone:  (313) 225-1782
                                          Telefacsimile:  (313) 225-1671
                                          E-mail: wieslaw_sliwinski@em.fcnbd.com



                             Signature Page 8 of 23

                                          Wire Transfer Instructions:

                                          Payment is to be made via RTGS
                                          Bank One, NA - Australia
                                          BSB 915 510
                                          BIC Code: FNBCAU2X
                                          Ref: John Sands

                                          For Administrative Matters:

                                                   Barry Chenoweth
                                                   Loan Representative

                                          Phone:  (618) 8228 2244
                                          Fax:  (618) 8223 2948


                             Signature Page 9 of 23

                                       For Funding Transactions:

                                       Josh Whiting
                                       Dealer Trading
                                       Phone:  1-800-682-2244 or (618) 8223 2209
                                       Fax:  (618) 8223 2948





                            Signature Page 10 of 23

                                          BA AUSTRALIA LIMITED, as Australian
                                          Facility Lender

                                          By:  /s/ Tony Dowling
                                              ---------------------------------
                                          Name:  Tony Dowling
                                          Title: Director

                                          By:  /s/ Warren R. Whitley
                                              ---------------------------------
                                          Name:  Warren R. Whitley
                                          Title:  Company Secretary

                                          Lending Office:

                                          BA Australia Limited
                                          Level 63, MLC Centre
                                          19-29 Martin Place
                                          Sydney, New South Wales 2000
                                          Australia
                                          Attention:  Evelyn Kirk
                                          Telephone:  612.9931.4237
                                          Telefacsimile:  612.9221.1023

                                          Wire Transfer Instructions:

                                          Payments in Australian Dollars
                                          Bank of America, NA Sydney branch
                                          Account No.:  11191019
                                          BSB No.:  232001
                                          Deposits to be made through: any
                                          Commonwealth Bank of Australia Branch
                                          for further credit to Bank of America,
                                          NA Sydney

                                          Payments in New Zealand Dollars
                                          Account Name: Bank of America NA
                                          Sydney branch
                                          Bank: Bank of New Zealand, Wellington
                                          Account No.: 5201-30600


                            Signature Page 11 of 23

                                      BANK OF AMERICA CANADA,
                                      as Canadian Facility Lender

                                      By:

                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

                                      Lending Office:

                                      Bank of America Canada
                                      Toronto Corporate Services Office 5651
                                      200 Front Street West, 27th Floor
                                      Toronto, Ontario M5V 312
                                      Canada
                                      Attention:  Medina Sales De Andrade/
                                                  Richard J. Hall
                                      Telephone:  416.349.5433/416.348.4008
                                      Telefacsimile:  416.349.4283/416.349.4283

                                      Wire Transfer Instructions:
                                      Wire payment of funds DIRECT through IIPS to:

                                      Bank of America Canada
                                      200 Front Street West, Toronto, Ontario
                                      TRANSIT #: 241
                                      SWIFT CODE: BOFACATT
                                      Reference: Carlton Cards
                                      Attention: Agency Administration


                           Signature Page 12 of 23

                                 BANK ONE, MICHIGAN,
                                 as US Facility Lender

                                 By:

                                 Name:
                                      ------------------------------------
                                 Title:
                                       -----------------------------------

                                 Lending Office:
                                 611 Woodward Avenue
                                 Detroit, Michigan 48226

                                 Credit Contact:

                                 Bank One, Michigan
                                 611 Woodward Avenue
                                 MS # 8073
                                 Detroit, Michigan 48226
                                 Attention:  Wes Sliwinski, Underwriter
                                 Telephone:  (313) 225-1782
                                 Telefacsimile: (313) 225-1671
                                 E-mail:  wieslaw_sliwinski@em.fcnbd.com

                                 Wire Transfer Instructions:

                                 Bank One, Michigan
                                 Detroit, MI
                                 ABA No.: 072000326
                                 Reference:  American Greetings
                                 Account No.: LS2 Clearing Account 2891000007


                                 Operations Contact:

                                 Bank One, Michigan
                                 611 Woodward Avenue
                                 MS # 8079
                                 Detroit, Michigan 48226
                                 Attention: Karen Graham, Loan Service Associate
                                 Telephone: (313) 225-2911
                                 Telefacsimile:(313) 225-1586


                           Signature Page 13 of 23

                               BANK ONE CANADA, as Canadian Facility Agent and as Canadian Facility Lender

                               By:

                               Name:
                                    ----------------------------------------
                               Title:
                                     ---------------------------------------

                               Lending Office:

                               Bank One Canada
                               161 Bay Street
                               STE 4240
                               Toronto Ontario M5J 2S1
                               Canada

                               Credit Contact in Canada:

                               Steve Voigt
                               First Vice President
                               Telephone:  (313) 225-4161 until August 2000,
                                           then (416) 365-5262
                               Telefacsimile:  (313) 225-1689 until August 2000,
                                               then (416) 363-7574

                               Jeremiah Hynes
                               Credit Officer
                               Telephone: (416) 365-5260
                               Telefacsimile: (416) 363-7574

                               Credit Contact in U.S.:

                               Bank One, Michigan
                               611 Woodward Avenue
                               MS# 8073
                               Detroit, MI 48226
                               Attn: Wes Sliwinski, Underwriter
                               Telephone:  (313) 225-1782
                               Telefacsimile:  (313) 225-1671
                               E-mail:  wieslaw_sliwinski@em.fcnbd.com


                               Wire Transfer Instructions:

           CAD Dollars:        Royal Bank of Canada (swift-ROYCCAT2)
                               Toronto, Ontario
                               Account Number:  07172 000 047 1



                           Signature Page 14 of 23

                               Account:  Bank One Canada
                               Fav:  (Name of Customer)

           USD Dollars:        Bank One, Michigan (swift-NBDDUS33)
                               Detroit, Michigan
                               ABA Number:  072000326
                               Account:  Bank One Canada
                               Fav:  (Name of Customer)


                               For Administrative Matters:

                               Lehong Zhang
                               Operations Analyst
                               Phone:  (416) 365-8262
                               Fax:  (416) 363-7574




                           Signature Page 15 of 23

                               BARCLAYS BANK PLC,
                               as US Facility Lender, Bank Guarantee Issuer and UK Facility Lender
                               By:  /s/ Marlene Wechselblatt
                                   ----------------------------------------
                               Name:  Marlene Wechselblatt
                               Title:  Vice President

                               Lending Office:

                               Barclays Bank PLC
                               222 Broadway
                               8th Floor
                               New York, New York 10038
                               Attn: Marlene Wechselblatt
                               Telephone:  (212) 412-7642
                               Telefacsimile:  (212) 412-7590
                               E-mail: Marlene.Wechselblatt@Barcap.com

                               Wire Transfer Instructions:



                               Barclays Bank PLC
                               New York, NY 10038
                               ABA # 026002574
                               Account No. 050019104
                               Account Name: CLAD CONTROL
                               Attn: Christina Batiz

                               As US Facility Lender, Operations Contact:

                               Barclays Bank PLC
                               222 Broadway
                               11th Floor
                               New York, New York 10038
                               Attn: Christina Batiz
                               Telephone:  (212) 412-3701
                               Telefacsimile:  (212) 412-5306
                               E-mail: Christina.Batiz@Barcap.com


                           Signature Page 16 of 23

                               As UK Facility Lender, Operations Contact:

                               Barclays Bank PLC
                               5 North Colonnade
                               Canary Warf
                               London E144BB
                               England
                               Attn:  Michael Kenny, Executive
                               Telephone:  011 020 7773 6441
                               Telefacsimile:  011 020 7773 6807
                               E-mail: Michael.Kenny@Barclayscapital.com



                           Signature Page 17 of 23

                               KEYBANK NATIONAL ASSOCIATION ,
                               as US Facility Lender and UK Facility Lender

                               By: /s/ Mark A. LoSchiavo
                                  ------------------------------------------
                               Name:  Mark A. LoSchiavo
                               Title: Portfolio Manager

                               Lending Office:

                               KeyBank National Association
                               127 Public Square
                               Cleveland, Ohio 44114
                               Mail Code:  OH-01-27-0606
                               Attention:  Mark LoSchiavo
                               Telephone:  216-689-0598
                               Telefacsimile:  216-689-4981
                               E-mail:  mark_loschiavo@keybank.com

                               Wire Transfer Instructions:

                               KeyBank National Assn.
                               Cleveland, OH
                               ABA # 041001039
                               Account # 3057
                               Account Name:  Commerical Loan Services
                               RE: American Greetings


                               Operations Contact:

                               KeyBank National Association
                               127 Public Square
                               Cleveland, Ohio 44114
                               Mail Code:  OH-01-27-0606
                               Attention:  Kathy Koenig, Loan Administrator
                               Telephone:  216-689-4228
                               Telefacsimile:  216-689-4981
                               E-mail:  kathy_a_koenig@keybank.com



                           Signature Page 18 of 23

                               ROYAL BANK OF CANADA, as US Facility Lender,
                               Canadian Facility lender and Australian Facility Lender

                               By:   /s/ Ritta Lee
                                    ----------------------------------------
                               Name:  Ritta Lee
                               Title: Senior Manager

-------------------------------------------------  -----------------------------------------  --------------------------------------
Lending Office (US Facility)                       Lending Office (Canadian Facility)         Lending Office (Australian Facility
-------------------------------------------------  -----------------------------------------  --------------------------------------

-------------------------------------------------  -----------------------------------------  --------------------------------------
Royal Bank of Canada                               Royal Bank of Canada                       Royal Bank of Canada
New York Branch                                    180 Wellington Street West                 167 Mac Quarie Street, Level 18
One Liberty Plaza, 3rd Floor                       Toronto, Ontario  M5J 1J1                  Sydney NSW 2000 Australia
New York, NY   10006-1404
Attention: Manager,                                For Business and Credit Matters:           For Business and/or Credit Matters:
           Loans Administration
Telephone:  (212) 428-6332                         Royal Bank of Canada                       (USA)
Telefacsimile: (212) 428-2372                      One Liberty Plaza, 3rd Floor               Royal Bank of Canada
                                                   New York, NY   10006-1404                  One Liberty Plaza, 3rd Floor
with a copy to:                                    Attention: Ritta Lee                       New York, NY   10006-1404
Attention:  Ritta Lee                              Telephone:  (212) 428-6448                 Attention: Ritta Lee
Telephone:  (212) 428-6448                         Telefacsimile: (212) 428-6459              Telephone:  (212) 428-6448
Telefacsimile:  (212) 428-6459                                                                Telefacsimile: (212) 428-6459
e-mail:  rlee@royalusa.com

                                                                                              (Australia)
Wire Transfer Instructions:                        For Administrative Matters:                Royal Bank of Canada
                                                                                              167 Mac Quarie Street, Level 18
Royal Bank of Canada via Chase Manhattan Bank      Royal Bank of Canada                       Sydney NSW 2000 Australia
New York, NY                                       180 Wellington Street West, 5th Floor      Attention:  John Secker
ABA No.: 021-000-021                               Toronto, Ontario  M5J 1J1                  Telephone:  612 9373 0880
Account No.: 9201033363 for                        Attention:  Audrey Nelson                  Telefacsimile:  612 9221 2261
             further credit to                     Telephone: (416) 974-0827
             218-599-9, Royal                      Telefacsimile:  (416) 974-8119             For Administrative Matters:
             Bank of Canada, NY                                                               Royal Bank of Canada
Reference:   American Greetings                    Wire Transfer Instructions:                167 Mac Quarie Street
                                                                                              Sydney NSW 2000 Australia
                                                                                              Attention:  Manager Loans Admin.
                                                   Royal Bank of Canada                       Telephone:  612 9233 5500
Operations Contact:                                Account No.:  00002-102-683-0              Telefacsimile:  612 9221 2261
                                                   Reference:  EMCO
Royal Bank of Canada
One Liberty Plaza, 3rd Floor                                                                  Wire Transfer Instructions:
New York, NY  10006-1404
Attention:   Manager,                                                                         Royal Bank of Canada, Sydney
             Loans Administration                                                             ABA No.:  BSB 935 001
Telephone: (212) 428-6332                                                                     Reference:  Swift - ROYCAU2S
Telefacsimile:  (212) 428-2372                                                                Account No.:  Royal Bank of Canada

-------------------------------------------------  -----------------------------------------  --------------------------------------


                            Signature Page 19 of 23

                               MELLON BANK, N.A.,
                                      as US Facility Lender

                               By:  /s/ Mark F. Johnston
                                   ----------------------------------------
                               Name:  Mark F. Johnston
                               Title: Vice President

                               Lending Office:

                               One Mellon Bank Center
                               Room 370
                               Pittsburgh, PA 15258-0001
                               Attention:  Mark F. Johnston
                               Telephone:  (412) 236-2793
                               Telefacsimile:(412) 236-1914
                               E-mail:  johnston.mf@mellon.com


                               Wire Transfer Instructions:
                               Mellon Bank, N.A.
                               Pittsburgh, PA
                               ABA No.: 043000261
                               Account Name: American Greetings Corporation Account No.: 990873800
                               Attn:  Loan Administration

                               Operations Contact:

                               Mellon Bank, N.A.
                               Three Mellon Bank Center
                               Room 1203
                               Pittsburgh, PA 15259-0003
                               Attention:  Peggy Young, Loan Administrator
                               Telephone:  (412) 234-9448
                               Telefacsimile:(412) 209-6138



                            Signature Page 20 of 23

                               MELLON BANK, N.A., CANADA BRANCH,
                                             as Canadian Facility Lender

                               By:
                                   ----------------------------------
                               Name:
                                    ---------------------------------
                               Title:
                                     --------------------------------


                               Lending Office:

                               Mellon Bank, N.A., Canada Branch
                               77 King Street West, Suite 3200
                               Toronto, Ontario M5K 1K2
                               Attention:  Lisa Daley
                               Telephone:    (416) 860-2436
                               Telefacsimile:(416) 860-2439


                               Wire Transfer Instructions:

                               Canadian Imperial Bank of Commerce
                               ABA No.: CIBCCATT
                               Reference:  Carlton Cards Retail
                               Account No.: 65-03810
                               For Credit: Mellon Bank, N.A., Canada Branch, Toronto (MELNCATT)

                               Address for Other Notices:
                               N/A


                            Signature Page 21 of 23

                             PNC BANK, N.A., as US Facility Lender and
                             UK Facility Lender

                             By: /s/ Bruce G. Shearer
                                ---------------------------------------
                             Name:  Bruce G. Shearer
                             Title: Vice President

                             Lending Office:

                             PNC Bank, N.A.
                             Mail Stop P1P0PP051
                             249 Fifth Avenue
                             Pittsburgh, Pennsylvania 15222
                             Attention: David Wheaton
                             Telephone:  (412) 768-7814
                             Telefacsimile:  (412) 762-7353
                             Email:  David.Wheaton@PNCBank.com

                             Wire Transfer Instructions:
                             PNC Bank, N.A.
                             ABA No.: 043-000-096
                             Account No.:  G/L 196030010890
                             Reference:  American Greetings 30443786

                             Address for Other Notices for Administrative
                             Matters:
                             PNC Bank, N.A.
                             Mail Stop P2PTPP035
                             620 Liberty Avenue
                             Pittsburgh, PA 15222
                             Attention:  Peggy Collier
                             Telephone:  (412) 762-7946
                             Telefacsimile:(412) 768-4586
                             E-mail:  HYPERLINK
                             mailto:Peggy.Collier@PNCBank.com
                             Peggy.Collier@PNCBank.com



                            Signature Page 22 of 23

                               BANK ONE, NA, LONDON BRANCH, as Bank Guarantee Issuer

                               By:
                                   ----------------------------------
                               Name:
                                    ---------------------------------
                               Title:
                                     --------------------------------

                               Lending Office:

                               Bank One
                                        -----------

                               --------------------

                               --------------------

                               --------------------


                               Credit Contact in UK:

                               --------------------

                               --------------------
                               Telephone:
                                          ----------------
                               Telefacsimile:
                                             --------------

                               Credit Contact in U.S.:
                               Bank One, Michigan
                               611 Woodward Avenue
                               MS# 8073
                               Detroit, MI 48226
                               Attn: Wes Sliwinski, Underwriter
                               Telephone:  (313) 225-1782
                               Telefacsimile:  (313) 225-1671
                               E-mail:  wieslaw_sliwinski@em.fcnbd.com

                               Wire Transfer Instructions:

                               -----------------------------

                               -----------------------------

                               Account Number:
                                               ------------------
                               Account:  Bank One
                                                  ---------------
                               Fav:  (Name of Customer)

                               For Administrative Matters:
                               [Lehong Zhang
                               Operations Analyst
                               Phone:  (416) 365-8262
                               Fax:  (416) 363-7574]



                            Signature Page 23 of 23